As filed with the Securities and Exchange Commission on October 9, 2012
Registration No. 333-182772

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-effective Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESONANCE EMERGING MARKETS MACRO TRUST

SPONSORED BY RESONANCE ADVISORS LLC
(Exact name of Registrant as specified in its charter)

Delaware	6799	61-6458157
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Resonance Advisors LLC
155 Wooster Street, Suite 8R
New York, NY 10012
Attn: Benjamin Savage
(855) 433-4383
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Ze’-ev D. Eiger, Esq. Anna T. Pinedo, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10104	Heather Wyckoff, Esq. Resonance Advisors LLC 155 Wooster Street, Suite 8R New York, NY 10012

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (2)
Shares	40,000	$25.00	$1,000,000	$114.60

(1)
The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25.00 per Share. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

(2)	All fees have been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 9, 2012

[●] Shares

Resonance Emerging Markets Macro Trust

Resonance Emerging Markets Macro Trust, or the Trust, is a Delaware statutory trust that issues Shares representing fractional undivided beneficial interests in the Trust. The Trust seeks to maximize its absolute returns by investing in exchange-traded futures and foreign currency forward contracts selected by Resonance Advisors LLC, the Trust’s Adviser, following an investment strategy that utilizes a discretionary portfolio construction approach that is designed to provide (1) a long-only exposure to one or more emerging markets equity indices (the “index exposure”), and (2) exposure to an “alpha” portfolio with returns independent of, and uncorrelated to, the index exposure. The Adviser seeks to provide the index exposure by holding long emerging markets equity index futures positions. The Adviser seeks to provide alpha exposure by actively trading and investing a portfolio primarily composed of exchange-traded futures and foreign currency forwards using its discretion to make investment choices based on fundamental analysis of various macroeconomic factors. To construct the alpha portfolio, the Adviser applies both quantitative and qualitative analysis to market and economic data to generate investment ideas, to trade and invest on a discretionary basis, and to manage portfolio risk. As part of its investment process, the Adviser uses quantitative and qualitative analysis to form conclusions regarding future economic conditions and future financial instruments pricing based on its review and analysis of macroeconomic factors. With respect to quantitative analysis, the Adviser applies a range of mathematical and statistical techniques to historical and real-time market and economic data that relates to various macroeconomic factors, as part of an ongoing research process. The Adviser analyzes this historical data in an effort to identify how changes to current conditions and expectations about future conditions will affect the prices of various financial instruments, focusing on the volatility and correlation characteristics of financial instruments, as the Adviser seeks to build a diversified portfolio in the alpha strategy. With respect to qualitative analysis, the Adviser relies on the investment experience and views of its principals, as well as internally-developed frameworks for evaluating and generating investment ideas. The Adviser's qualitative analysis focuses on research relating to the subjective conditions of macroeconomic factors in emerging markets, the perception and expectations of market participants, and the risk characteristics of investment ideas. See “Business of the Trust—Investment Objective” and “—Investment Strategy.” The objective of the Trust is to pursue long-term total returns by seeking to provide both (1) index exposure and (2) “alpha” returns that are additive to, and are not correlated with, the index exposure (measured over rolling 5-year periods), while seeking to control overall downside risk and volatility. In pursuit of this objective, the Trust primarily trades and invests in futures and forwards contracts related to emerging markets.

The Adviser does not intend for the Trust to track a particular index or benchmark or group of indices or benchmarks. The underlying emerging market indices to which the Trust’s portfolio is exposed may change as often as weekly. As a result, Shareholders should actively monitor and manage their investments in the Trust. Emerging markets are generally considered to be nations with social or business activity in the process of rapid growth and industrialization, typically characterized by increasingly liquid and broad capital markets, strengthening civil institutions, improving governance, strengthening infrastructure and increasing quality of life for citizens. Emerging market economies also generally reflect higher coordination costs and transaction friction for buyers and sellers, and emerging markets are considered to be higher risk markets for investment than more advanced or developed economies. Depending on the particular emerging market indices the Trust invests in, the underlying securities of the emerging market indices will be sovereign debt instruments; corporate debt or equity instruments; futures, swaps, options or other derivatives; and currency instruments including forwards.  Typically, emerging market credit indices are composed of sovereign-issued bonds (denominated in either local currency or foreign currency, typically U.S. dollars) and corporate bonds, while emerging market equity indices are composed of corporate equities issued in local markets. See “Business of the Trust—Investment Stratgey—Emerging Markets.” The MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in by holding long MSCI Emerging Markets Index futures contracts. See “Business of the Trust—The MSCI Emerging Markets Index.”

The Shares are expected to be listed for trading on NYSE Arca under the symbol “REMM.”  The Bank of New York Mellon, a New York banking corporation, or the Trustee, is the trustee of the Trust.  The Trust is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, and is operated by its Sponsor, Resonance Advisors LLC, a registered commodity pool operator which also is the Trust’s Adviser and commodity trading advisor.  In its capacity as the Adviser, Resonance Advisors LLC  will at all times be either registered as a commodity trading advisor or properly exempt from such registration under the Commodity Exchange Act.  The Trust is not an investment company registered under the Investment Company Act. Because the Trust will be treated as a partnership for U.S. federal income tax purposes, tax information will be reported to holders of the Shares on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year.

There is a patent pending on certain aspects of the investment strategy that is used by the Adviser.

The Trust is an “emerging growth company” as defined in the JOBS Act and, as such, may elect to comply with certain reduced reporting requirements after this offering.

The Trust has issued to the Initial Authorized Participants at a purchase price of $[●] per Share, [●] Baskets comprising [●] Shares (the “Initial Shares”).

Investing in the Shares involves significant risk.  See “Risk Factors” starting on page 13.

•      Prices of futures and forward contracts are volatile and even a small price movement may result in large losses.
•      The Trust uses leveraged investment techniques in seeking to achieve its investment objectives.  Leverage causes the value of the Shares to be more volatile than if the Trust did not use leverage.
•      The return on the Shares (if any) is not related to any index or other benchmark.
•      The Trust has no mandatory holdings allocation requirements.  Accordingly, at any given time, the Trust may be disproportionately exposed to one or more markets, asset classes or contract counterparties.

•      The Trust is subject to fees and expenses that are payable regardless of profitability.
•      There may be conflicts of interest between you and the Sponsor, the Adviser and their affiliates.
•      Your losses may be exacerbated if there is no liquid market for the Shares at the time you want to sell them.
•      You may lose all or substantially all of your investment in the Shares.
•      Neither the Adviser, nor any of the Adviser’s principals, has been responsible for or has any experience as adviser to or manager of an active commodity fund such as the Trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are not deposits or other obligations of the Trustee or any of its subsidiaries or affiliates or any other bank, are not guaranteed by the Trustee or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  An investment in the Shares is speculative and involves a high degree of risk.

The Trust intends to offer Shares on a continuous basis.  The Trust issues and redeems Shares only in one or more blocks of 100,000 Shares called Baskets.  These transactions take place only with certain broker-dealers with whom the Trust has entered into written arrangements regarding the issuance and redemption of Shares (these broker-dealers are referred to as Authorized Participants), in each case in exchange for consideration per Share equal to the net asset value per Share announced by the Trust on the first Business Day (as defined herein) after the purchase or redemption order is received by the Trust.  See “Business of the Trust—Computation of the Trust’s Net Asset Value.”  Only institutions that enter into an agreement with the Trust to become Authorized Participants may purchase or redeem Baskets.

The Trust is different from most exchange-traded funds in that the Trust may seek leveraged returns. The Trust also is riskier than similarly benchmarked exchange-traded funds that do not use leverage. Accordingly, the Trust may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking leveraged investment results.

The Authorized Participants may offer to the public, from time to time, Shares (including the Initial Shares) from any Baskets they purchase from the Trust.  Shares (including the Initial Shares) offered to the public by the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered to the public at different times may have different offering prices.  Unless otherwise agreed, the Authorized Participants do not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public; however, Authorized Participants may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is [●], 2012.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 55 AND 56 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, STARTING AT PAGE 13.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

RESONANCE EMERGING MARKETS MACRO TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

i

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST.  SEE “PLAN OF DISTRIBUTION.”

ii

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	13
FORWARD-LOOKING STATEMENTS	42
USE OF PROCEEDS	42
BUSINESS OF THE TRUST	43
SELECTED FINANCIAL DATA	57
SUPPLEMENTARY FINANCIAL INFORMATION	58
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60
DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT	62
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY	68
THE SPONSOR	69
THE TRUSTEE	71
THE DELAWARE TRUSTEE	71
THE ADVISER	71
THE FUTURES COMMISSION MERCHANT	72
THE FOREIGN CURRENCY PRIME BROKER	73
CONFLICTS OF INTEREST	74
PAST PERFORMANCE INFORMATION	77
U.S. FEDERAL INCOME TAX CONSEQUENCES	78
ERISA AND RELATED CONSIDERATIONS	91
PLAN OF DISTRIBUTION	93
LEGAL MATTERS	95
EXPERTS	95
WHERE YOU CAN FIND MORE INFORMATION	95
INDEX TO AUDITED FINANCIAL STATEMENTS	F-1
PART 2 STATEMENT OF ADDITIONAL INFORMATION	2-1

You should rely only on the information contained in this prospectus.  None of the Sponsor, the Adviser, the Trustee, the Delaware Trustee or the Trust has authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  None of the Sponsor, the Adviser, the Trustee, the Delaware Trustee or the Trust is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

iii

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in the Shares.  You should carefully read this entire prospectus, including “Risk Factors” beginning on page 13, before making a decision to invest in the Shares.  Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 4 of Part 2 of this prospectus.

Structure of the Trust

Resonance Emerging Markets Macro Trust, or the Trust, is a Delaware statutory trust.  The Trust intends to continuously issue and redeem Shares in transactions with Authorized Participants.  Each Share represents a unit of fractional undivided beneficial interest in the Trust.  The assets of the Trust, called the Portfolio, consist of cash and financial instruments that are used, as needed, to secure the Trust’s trading obligations in respect of exchange-traded futures contracts and foreign currency forward contracts selected by Resonance Advisors LLC, the Trust’s Adviser, utilizing a discretionary portfolio construction approach that is designed to provide (1) the index exposure (as defined below), and (2) exposure to an “alpha” portfolio with returns independent of, and uncorrelated to, the index exposure.  See “—Investment Objective; Strategy” below.  The term of the Trust is perpetual, unless it is dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”  The principal offices of the Trust are located at 155 Wooster Street, Suite 8R, New York, NY 10012, and the Trust’s telephone number is (855) 433-4383.

The Trust is a commodity pool as defined in the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”).  The Trust is operated by its Sponsor, Resonance Advisors LLC, a Delaware limited liability company, that is also the Trust’s Adviser and is registered under the CEA as a commodity pool operator.  The sole member of the Sponsor is Resonance Holdings, Inc., a Delaware corporation.  The Bank of New York Mellon, a New York banking corporation, is the Trustee of the Trust.  The Adviser, Resonance Advisors LLC, is the commodity trading advisor of the Trust and will at all times be either registered as a commodity trading advisor or properly exempt from such registration under the CEA.  The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

The Trust is obligated under the Trust Agreement to pay all of its ordinary and extraordinary expenses, as set forth in “Breakeven Analysis” on page 12. For a description of trust fees and expenses, see “Business of the Trust—Trust Expenses.”

There is a patent pending on certain aspects of the investment strategy that is used by the Adviser.

The material terms of the agreement governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

Breakeven Point Per Unit of Initial Investment

The estimated amount of trading income required to be earned by the Trust in order for an investor to break even on an initial investment of one Share, assuming the initial price per Share of $[●], is [●]% and [●]% assuming the Trust has $50 million and $200 million of investment capital, respectively.  See “Breakeven Analysis” on page 12.

Creations and Redemptions

The Trust issues Shares only in one or more blocks of 100,000 Shares (each, a “Basket”) in exchange for cash in an amount equal to the Basket Amount announced by the Trust on the first Business Day after the purchase order is received by the Trust.  The Trust redeems Shares only in Baskets in exchange for cash in an amount equal to the Basket Amount announced by the Trust on the first Business Day after the redemption order is received by the Trust.  The Trust does not redeem individual Shares or Baskets held by parties who are not Authorized Participants.  See “Risk Factors—Risks Relating to the Trust and Investment in the Shares—Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.”

The Sponsor

The Sponsor is Resonance Advisors LLC, a Delaware limited liability company.  The Sponsor’s primary business function in connection with the Trust is to manage the Trust and to act as commodity pool operator of the Trust.

The Sponsor is registered under the CEA as a commodity pool operator and will be a member of the NFA.  A registration application has been submitted to the CFTC and is currently pending.

The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca.

The Sponsor is entitled to an allocation that accrues daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears.  That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fee.”  For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Computation of the Trust’s Net Asset Value.”

The principal office of the Sponsor is located at 155 Wooster Street, Suite 8R, New York, NY 10012, and its telephone number is (855) 433-4383.

The Adviser

The Adviser is Resonance Advisors LLC, a Delaware limited liability company.  The Adviser is the commodity trading advisor for the Trust, as well as the Trust’s Sponsor, and has discretionary authority to make all Portfolio trading and investment decisions, subject to specified limitations.  The Adviser will at all times be either registered as a commodity trading advisor and a member of the NFA or properly exempt from such registration and membership.  The Adviser does not intend to register as a commodity trading advisor, but may do so in the future if it engages in other activities for which such registration is required.  The Adviser may enter into sub-advisory agreements with certain agents or dealers.

The Adviser and the Trust will enter into an Advisory Agreement that they may each terminate at any time upon 30 days’ prior written notice.

The Trustee

The Trustee of the Trust is The Bank of New York Mellon, a New York banking corporation.  The Shares are not deposits or other obligations of The Bank of New York Mellon or any of its subsidiaries or affiliates or any other bank, are not guaranteed by The Bank of New York Mellon or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  An investment in the Shares is speculative and involves a high degree of risk.

The Sponsor may remove the Trustee in its discretion at any time after the first anniversary of the date of the Trust Agreement and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days.  The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The Trustee’s functions with respect to the Trust are limited to certain ministerial duties, primarily relating to custody of cash and calculation of the net asset value of the Trust and the Shares.

The Delaware Trustee

Wilmington Trust, National Association, a national banking association, is the Delaware Trustee of the Trust.  The Delaware Trustee is not entitled to exercise any of the powers, and does not have any of the duties or responsibilities, of the Trustee.  The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act that at least one trustee of the Trust have its principal place of business in Delaware.

The Trust Administrator and Certain Agents of the Trust

The processing of creation and redemption orders of Baskets is handled by The Bank of New York Mellon (the “Processing Agent” and “Settlement Agent”) on behalf of the Trust.  The valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust and certain other administrative responsibilities is handled by The Bank of New York Mellon (the “Trust Administrator”) on behalf of the Trust.  None of the Processing Agent, the Settlement Agent or the Trust Administrator are affiliated with the Sponsor.  The Trust also will retain [●] (the “Tax Administrator”) to provide tax accounting and tax reporting services for the Trust.  The Trust may terminate the Processing Agent, the Settlement Agent, the Trust Administrator or the Tax Administrator at any time or appoint different agents to act on its behalf.

Investment Objective; Strategy

The objective of the Trust is to pursue long-term total returns by seeking to provide both (1) a long-only exposure to one or more emerging markets equity indices (the “index exposure”) and (2) "alpha" returns that are additive to, and are not correlated with, the index exposure (measured over rolling 5-year periods), while seeking to control overall downside risk and volatility.  There is no assurance that the Trust will achieve its investment objectives.

Strategy

The Adviser pursues the Trust’s investment objective by utilizing a discretionary portfolio construction approach that is designed to provide (1) index exposure and (2) exposure to an “alpha” portfolio with returns independent of, and uncorrelated to, the index exposure. The Adviser seeks to provide the index exposure by holding long emerging markets equity index futures positions. The Adviser seeks to provide alpha exposure by actively trading and investing a portfolio primarily composed of exchange-traded futures and foreign currency forwards using its discretion to make investment choices based on fundamental analysis of various macroeconomic factors. To construct the alpha portfolio, the Adviser applies both quantitative and qualitative analysis to market and economic data to generate investment ideas, to trade and invest on a discretionary basis, and to manage portfolio risk. As part of its investment process, the Adviser uses quantitative and qualitative analysis to form conclusions regarding future economic conditions and future financial instruments pricing based on its review and analysis of macroeconomic factors. With respect to quantitative analysis, the Adviser applies a range of mathematical and statistical techniques to historical and real-time market and economic data that relates to various macroeconomic factors, as part of an ongoing research process. The Adviser analyzes this historical data in an effort to identify how changes to current conditions and expectations about future conditions will affect the prices of various financial instruments, focusing on the volatility and correlation characteristics of financial instruments, as the Adviser seeks to build a diversified portfolio in the alpha strategy. With respect to qualitative analysis, the Adviser relies on the investment experience and views of its principals, as well as internally-developed frameworks for evaluating and generating investment ideas. The Adviser's qualitative analysis focuses on research relating to the subjective conditions of macroeconomic factors in emerging markets, the perception and expectations of market participants, and the risk characteristics of investment ideas.

Emerging Markets

Emerging markets are generally considered to be nations with social or business activity in the process of rapid growth and industrialization, typically characterized by increasingly liquid and broad capital markets, strengthening civil institutions, improving governance, strengthening infrastructure and increasing quality of life for citizens. Emerging market economies also generally reflect higher coordination costs and transaction friction for buyers and sellers, and emerging markets are considered to be higher risk markets for investment than more advanced or developed economies. Depending on the particular emerging market indices the Trust invests in, the underlying securities of the emerging market indices will be sovereign debt instruments; corporate debt or equity instruments; futures, swaps, options or other derivatives; and currency instruments including forwards.  Typically, emerging market credit indices are composed of sovereign-issued bonds (denominated in either local currency or foreign currency, typically U.S. dollars) and corporate bonds, while emerging market equity indices are composed of corporate equities issued in local markets.

See “Business of the Trust—Investment Objective,” “—Investment Strategy” and “—Portfolio Construction.”

Risk Factors

An investment in the Shares is speculative and involves, among others, the following risks:

Risks Relating to Futures and Forward Trading

•	An investment in the Trust involves a high degree of risk. You should not invest in the Shares unless you can afford to lose all of your investment.

•
The Trust’s use of leverage and/or short positions involves certain risks, including potentially high volatility and magnified losses in the underlying assets, and should be considered to be speculative.

•	The Trust is subject to risks associated with U.S. exchange-traded futures contracts.

•
Unlike the securities markets, customers of futures brokers do not have the benefit of any government or industry-backed insurance scheme in the event that funds are stolen or missing; consequently, the failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s foreign currency prime broker may increase losses.

•	Trading on futures exchanges outside the United States is not subject to U.S. regulation.

•	The Adviser, on behalf of the Trust, trades forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower levels of protections to investors.

•	The Trust is subject to counterparty risk.

•	Market illiquidity may result in losses for the Trust.

•	Recent financial markets dislocation and illiquidity may adversely affect the Trust.

•	Market volatility may adversely affect the Trust.

•	There is no intrinsic value to futures and forward contracts.

•	The failure of non-correlation eliminates the benefits of diversification.

•	“Backwardation” or “contango” in the market prices of the futures contracts held by the Trust will affect the Trust’s net asset value, and in turn, the market price of the Shares.

Risks Relating to Regulatory Requirements

•	Changes to the regulatory regime applicable to futures markets may have an adverse effect on the ability of the Trust to pursue its strategy and, therefore, result in a decreasing value of the Shares.

•	Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.

•	Regulatory and exchange position limits and position accountability levels may restrict the creation of Baskets and the operation of the Trust.

•	Daily price fluctuation limits may restrict the operation of the Trust.

Risk Relating to Emerging Markets

•	Investments in emerging markets subject the Trust to a greater risk of loss than investments in a developed market, and thus may adversely affect the value of the Shares.

Risk Relating to Foreign Investments

•	Returns on investments in futures on foreign securities indices are more volatile than investments in U.S. securities indices and such volatility may adversely affect the value of the Shares.

•	The imposition of capital controls by foreign governments may subject the Trust to greater risk of loss, and thus may adversely affect the value of the Shares.

Risks Relating to U.S. Government and Sovereign Debt Markets

•	Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.

•
Investing in futures contracts linked to sovereign debt creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located and the creditworthiness of the sovereign.

•	Investing in non-U.S. sovereign debt instruments creates exposure to non-U.S. interest rate fluctuations.

Risks Relating to Equity Instruments

•	Futures and other financial instruments correlated with the equity markets are volatile and such volatility may adversely affect the value of the Shares.

•	Money market instruments are subject to risk of loss.

Risk Relating to Security Index Futures Markets

•	Investing in security index futures contracts creates exposure to the performance of the underlying index.

Risk Relating to Currency Markets

•	Investments denominated in foreign currencies may subject the Trust to greater risk of loss than investments denominated in U.S. dollars, and thus may adversely affect the value of the Shares.

Risk Relating to Geographic Concentration

•
Investments in particular foreign countries or geographic regions may subject the Trust to greater risk of loss than more geographically diversified investments, and thus may adversely affect the value of the Shares.

Risk Relating to Interest Rate Derivatives Markets

•	Investing in interest rate futures contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.

Risks Relating to the Adviser and its Trading Strategy

•
The lack of experience of the Adviser and its principals in actively managing an entity like the Trust and applying an emerging markets macro investment strategy similar to that used to trade and invest the Portfolio assets may result in substantial trading losses for the Trust and, as a result, you could lose some or all of the value of your Shares.

•	The strategy that is used by the Adviser to identify investment opportunities for the Trust may fail to deliver the desired returns.

•	The Adviser may invest in a concentrated portfolio of financial instruments that may subject the Trust to greater risk of loss than a more diversified investment portfolio.

•
Although the MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in (by holding long MSCI Emerging Markets Index futures contracts), the Adviser may in the future invest in additional or different emerging markets index futures, and the returns of the Portfolio are not intended to track the performance of the MSCI Emerging Markets Index or any other index or benchmark or group of indices or benchmarks.

•	The speculative nature of the Adviser’s investment activities and strategy may result in losses.

•	The Adviser currently consists of a relatively small number of principals.

•	The Adviser’s risk controls may not be adequate.

•	The risk management techniques that may be utilized by the Adviser may not be adequate.

•	There may be possible adverse effects of increasing the assets managed by the Adviser.

•	Various actual and potential conflicts of interest involving the Adviser may be detrimental to Shareholders.

Risks Relating to the Trust and Investment in the Shares

•	The Trust is subject to the risks associated with being newly organized.

•	The Trust has not yet commenced operations, so you may not rely on past performance in deciding whether to buy the Shares.

•	There is no guarantee of profit or against loss with respect to an investment in the Shares.

•	The Shares of the Trust are new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

•
The Trust is subject to the costs and risks associated with being actively managed.  These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.

•	The price you receive upon the sale of your Shares may be less than their NAV.

•	The NAV may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

•	The Trust Administrator’s and the Sponsor’s ability to value the Portfolio may be diminished during periods of reduced market liquidity.

•
Neither the Sponsor nor the Adviser can assure you that it will continue in its respective role.  If Resonance Advisors LLC was no longer to act in either role, the Trust and the value of the Shares may suffer.

•
The Trust may incur additional transactional costs because the Portfolio is actively managed, and actively managed portfolios may have higher turnover rates than portfolios that passively track indices.

•	Fees and expenses that are payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.

•	The Trust does not expect to make any periodic distributions or dividend payments to its Shareholders.

•	The Trust could be liquidated at a time when the disposition of its assets will result in losses to investors in the Shares.

•	The Sponsor has broad discretion to liquidate the Trust at any time.

•	The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance or redemptions of Baskets.

•
Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.

•	As a Shareholder, you will not have the rights normally associated with ownership of common shares.

•	As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

•	As a Shareholder, you will not have the protections of the Investment Advisers Act of 1940 because the Adviser is not registered as an investment adviser thereunder.

•	Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.

•	The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Adviser or if the Trust is required to indemnify the Trustee or the Trustee’s other agents.

•	NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

•	The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Shares less attractive to investors.

•
The Trust will incur significant increased costs as a result of operating as a public company, and the Trust’s Sponsor will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after the Trust is no longer an “emerging growth company.”

Risks Relating to Taxes

•
The Trust’s classification as a publicly traded partnership not taxable as a corporation is not free from doubt, and if the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

•	Shareholders’ tax liability could exceed cash distributions on the Shares.

•	The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

•	Shareholders could become subject to FATCA withholding tax.

•
Because each Shareholder will receive a tax report on IRS Schedule K-1, a Shareholder may incur additional fees and expenses if the Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns.

Conflicts of Interest

There may be conflicts of interest among the Shareholders and the Sponsor and the Adviser (or their affiliates).  These conflicts may arise because the Sponsor is also the Trust’s Adviser.  As a result, the Sponsor has an incentive not to remove itself as the Trust’s Adviser.  Conflicts may also result from the Sponsor’s authority to determine whether to make distributions to Shareholders.  In addition, conflicts may arise in connection with trading activities for the proprietary accounts or customer accounts of the Sponsor, the Adviser or any of their affiliates or other accounts under management in regard to position limits, timing of the taking of positions or other similar conflicts.  For more information regarding these potential conflicts of interest, see “Conflicts of Interest” beginning on page 74.

Certain U.S. Tax Consequences

The Trust has received an opinion from Morrison & Foerster LLP that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, the Trust will not be treated as an association taxable as a corporation or a publicly traded partnership for U.S. federal income tax purposes.  Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.  Instead, you will be taxed as a beneficial owner of an interest in a partnership for U.S. federal income tax purposes, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.  For more information, see “U.S. Federal Income Tax Consequences—Classification of the Trust.”

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an “emerging growth company,” the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirement of Section 404(b) of the Sarbanes-Oxley Act, the accommodation to satisfy the modified executive compensation disclosure requirements under Item 402(m)-(r) of Regulation S-K instead of the requirements under Item 402(a)-(k) and (s) of Regulation S-K, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, the Trust will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which the Trust has total annual gross revenues (assets) of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•
the date on which the Trust is deemed to be a “large accelerated filer” under the Exchange Act (the Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after the Trust has (i) more than $700 million in outstanding equity held by non-affiliates and (ii) been public for at least 12 months; the value of its outstanding equity will be measured each year on the last day of its second fiscal quarter).

The JOBS Act also provides that an “emerging growth company” can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, the Trust is choosing to “opt out” of such extended transition period, and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interests in the Trust.

Use of Proceeds
Proceeds received by the Trust from the issuance and sale of Baskets are invested by the Adviser in short-term United States government securities and other financial instruments that, in compliance with the rules of the futures exchanges and other markets where the Adviser trades on behalf of the Trust, are eligible to secure the Trust’s trading obligations in respect of a portfolio of exchange-traded futures and foreign currency forward contracts selected by the Adviser.  See “—Portfolio” below.

NYSE Arca Symbol	REMM

CUSIP	[●]

Creation and Redemption
The Trust intends to issue and redeem Baskets on a continuous basis.  Baskets are issued and redeemed only in exchange for consideration in cash equal to the Basket Amount announced by the Trust on the first Business Day after the purchase or redemption order is received by the Trust.  Baskets may be created and redeemed only by Authorized Participants, who pay the Settlement Agent a transaction fee of $[●] per creation.  See “—Net Asset Value” below and “Description of the Shares and the Trust Agreement—Creation of Baskets” and “—Redemption of Baskets.”

Authorized Participants
Baskets may be created and redeemed only by Authorized Participants.  Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a DTC Participant, and (3) have entered into an Authorized Participant Agreement with the Trust and the Sponsor.

Suspension of Issuance and Redemptions
The Sponsor may suspend or postpone the issuance of Baskets and, under certain circumstances, the redemption of Baskets; or may reject a particular purchase order or redemption order at any time, if the Processing Agent determines that the purchase order is not in good form or the Sponsor determines that it is advisable to do so for any reason.  See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Portfolio
The Adviser selects for the Portfolio exchange-traded futures and foreign currency forwards pursuant to a discretionary approach designed to provide (1) index exposure, and (2) exposure to an “alpha” portfolio with returns independent of, and uncorrelated to, the index exposure.  See “Business of the Trust—Investment Objective” and “—Investment Strategy.”

The return on assets in the Portfolio, if any, is not intended to passively track the performance of any index or other benchmark or group of indices or benchmarks.

The Trust posts the composition of the Portfolio daily on its website at www.resonancefunds.com or any successor thereto.

Margin Assets
From time to time, the Trust will deposit with the Clearing FCM or other licensed financial or commodities market participant any required margin in the form of cash or other eligible assets (depending on the nature of the position being secured, customary practices in the relevant market and any applicable regulatory or counterparty requirements). Any interest paid on this collateral will be part of the return on the Portfolio.

Net Asset Value
On each Business Day, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 P.M., New York City time), the Trust Administrator must determine the net asset value of the Trust, the net asset value per Share (the “NAV”) and the Basket Amount as of that date.

On each day on which the Trust Administrator must determine the net asset value of the Trust, the NAV and the Basket Amount, the Trust Administrator values all futures and forward trading positions, all Short-Term Securities and other cash and non-cash assets in the Portfolio for use by the Trust Administrator in the determination of the Trust’s net asset value. The Trust Administrator subtracts the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), accrued expenses and other liabilities on that day from the value of the Trust’s assets as of the time of calculation on that Business Day. The result is the Trust’s “Adjusted Net Asset Value.” Fees computed by reference to the value of the Trust or its assets (including the Sponsor’s Fee) are calculated on the Adjusted Net Asset Value. The Trust Administrator subtracts the fees so calculated from the Adjusted Net Asset Value of the Trust to determine the Trust’s net asset value.

The Trust Administrator determines the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made. The Trust Administrator then determines the Basket Amount corresponding to that date by multiplying the NAV by the number of Shares in a Basket (i.e., 100,000).

The NAV for each Business Day is distributed through major market data vendors and published online at www.resonancefunds.com, or any successor thereto. The Trust Administrator updates the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Computation of the Trust’s Net Asset Value.”

You should note that while the NAV is updated on each Business Day, the NAV is calculated by reference to assets that trade on futures exchanges or other markets, including in non-U.S. jurisdictions. Accordingly, the NAV may not always reflect the same-day valuation of assets that trade on markets in non-U.S. jurisdictions if one or more of those jurisdictions are not open for business on any given Business Day.

Voting Rights	Except in limited circumstances, owners of Shares have no voting rights. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions
The Trust is not expected to make any distributions or pay any dividends to its Shareholders except (1) in connection with redemptions of Baskets, (2) as determined by the Sponsor in its absolute discretion, and (3) in connection with the liquidation of the Trust.

Limitation of Liabilities
You cannot lose more than your investment in the Shares.  Under Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Dissolution Events	The Sponsor will dissolve the Trust if:

•         the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•         registered holders of at least 75% of the outstanding Shares notify the Sponsor that they elect to dissolve the Trust;

•         sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•         the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination;

•         the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable.  The Sponsor may, for example (but is not obligated to), decide to liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes result, in the opinion of the Sponsor, in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategy, (2) it becomes impossible or impractical to compute the net asset value of the Trust or to assess the accuracy of such valuations; or (3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost-efficient;

•          the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable;

•          DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;

•        the Sponsor fails to undertake or perform any of the duties which by the terms of the Trust Agreement are required by it to be undertaken or performed, or the Sponsor becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•        the Sponsor's registration as a commodity pool operator under the CEA, or membership with the NFA (if, in either case, such registration is required under the CEA or the rules promulgated thereunder) is suspended, revoked or terminated.

After dissolution of the Trust, the Sponsor will wind-up the Trust  and, after satisfaction of claims and obligations of the Trust as required by law, will deliver cash to the Shareholders upon surrender and cancellation of the Shares.  Ninety days or more after dissolution, the Sponsor may sell any remaining Trust property in a public or private sale.  After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement in a non-interest bearing account for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation.  See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Clearance and Settlement
The Shares are issued only in book-entry form.  Transactions in Shares clear through the facilities of DTC.  Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Breakeven Analysis

The following table indicates the approximate dollar returns and percentages required for the value of an initial $[●] investment in Shares to equal the amount originally invested twelve months after issuance, assuming the Trust has $50 million and $200 million of investment capital, respectively.

	$50 million investment capital	$200 million investment capital
Selling Price per Share(1)	$[●]	$[●]

Expense	($)	($)
Transaction Fee(2)	[●]	[●]
Sponsor’s Fee/Commodity Trading Advisor Fee(3)	[●]	[●]
Syndication and Filing Expenses(4)	[●]	[●]
Trust Operating Expenses(5)	[●]	[●]
Brokerage Commissions and Fees(6)	[●]	[●]
Extraordinary Services(7)	[●]	[●]
Other Costs(8)	[●]	[●]
Less Interest Income(9)	[●]	[●]
12-Month Break Even(10)	[●]	[●]

Percentage of Initial Selling Price per Share	[●]%	[●]%

(1)
Investors will initially purchase Shares at $[●].  After the commencement of trading, Shares will be purchased at their market price. Calculations are based on the initial price per Share price of $[●].

(2)	Per share amounts assume the creation of one Basket (since the $[●] fee is per creation, creations in more than one-Basket increments will result in a lower per-Share transaction fee).

(3)	A monthly fee of [●]% is paid by the Trust to the Sponsor. The Sponsor’s Fee includes the commodity trading advisor fee since the Sponsor also is the Trust’s Adviser.

(4)	Syndication fees include expenditures in connection with the issuance and marketing of Shares.

(5)
The fees and expenses of the Trustee and the Trust’s other agents, and the Trust’s actual accounting, auditing, legal and other ordinary and extraordinary expenses are borne by the Trust.  These expenses are expected to amount to [●]% of the Trust’s NAV.

(6)
Brokerage commissions, including spread on foreign exchange transactions, and other trading fees are estimated to be [●]% of the Trust’s NAV.  The actual amount of brokerage commissions and fees to be incurred will vary based upon the trading frequency of the Trust.

(7)	Costs and expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust.

(8)	The Trust is responsible for all other costs and expenses related to the administration of the Trust not included in the expense categories above.

(9)
The Trust will earn interest on margin deposits with the Clearing FCM.  Interest income is currently estimated to be [●]% of the Trust’s NAV, based on an assumed interest rate of [●]%,the six-month U.S. Treasury rate as of [●], 2012.

(10)
You may pay customary brokerage commissions in connection with purchases of Shares.  Because brokerage commission rates vary from investor to investor, brokerage commissions have not been included in the breakeven table.  Investors should review the terms of their brokerage accounts for details on applicable charges.

Summary Financial Condition

As of the close of business on [●], 2012, the net asset value of the Trust was $[●], and the NAV was $[●].

RISK FACTORS

Investing in the Shares is speculative and involves a high degree of risk.  You could lose all or a substantial portion of your investment in the Shares.  Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risks Relating to Futures and Forward Trading

An investment in the Trust involves a high degree of risk. You should not invest in Shares unless you can afford to lose all of your investment.

An investment in the Trust is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Shares represents an indirect investment in the futures and forward contracts owned by the Trust, the prices of which can be volatile, particularly over short time periods. Investments in individual futures and forward contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Trust could incur significant losses on its investments in those futures and forward contracts. If the Trust experiences in the aggregate more losses than gains during the period you hold Shares, you will experience a loss for the period even if the Trust’s historical performance is positive. Movements in the prices of futures and forward contracts are outside of the control of the Trust, the Sponsor and the Adviser.  Shareholders should actively monitor their investments in the Trust.

The Trust’s use of leverage and/or short positions will involve certain risks, including potentially high volatility and magnified losses in the underlying assets, and should be considered to be speculative.

Futures and forward trading has a high degree of inherent leverage. Leverage may cause the value of the Shares to be more volatile than if the Trust did not invest in inherently-levered financial instruments because the use of leverage both increases gains and magnifies losses, depending on the changes in market value of the Trust’s positions with respect to futures and forward contracts.  Holding futures or forward positions with a notional amount in excess of the Trust’s NAV constitutes a form of leverage. Because the notional value of the Trust’s futures and forward contracts will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than the  leverage ratio between the notional value of the Trust’s portfolio and the Trust’s estimated NAV immediately after rebalancing. As the ratio increases, your losses may increase correspondingly.  For example, with a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, your return on the Trust will be reduced by an amount equal to –4% daily when the Trust earns a return of  –1%.  Similarly, with a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, your return on the Trust will be increased by an amount equal to 4% daily when the Trust earns a return of 1%.  Certain types of leveraging transactions, such as short sales, could theoretically be subject to unlimited losses in cases where the Trust, for any reason, is unable to close out the transaction. Consequently, you could lose all or substantially all of your investment in the Trust. The notional exposure of the overall Portfolio will be limited to no more than 400% of the Trust’s net assets.

The Trust is subject to risks associated with U.S. exchange-traded futures contracts.

The Trust expects to trade futures on U.S. exchanges.  The risks associated with the Trust’s use of U.S. exchange-traded futures contracts include:

•
Due to market conditions there may not always be a liquid secondary market for a futures contract.  As a result, the Trust may be unable to close out its futures contracts at a desired price and at a time which is advantageous.

•	Trading restrictions or limitations may be imposed by an exchange, and government regulations may restrict trading in futures contracts.

Further, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion or other market disruptions.  These actions could require the Trust to limit or forego a desired investment strategy.  This could adversely affect the NAV and the Trust’s performance.

Unlike the securities markets, customers of futures brokers do not have the benefit of any government or industry-backed insurance scheme in the event that funds are stolen or missing; consequently, the failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s foreign currency prime broker may increase losses.

The CEA requires a futures commission merchant, such as the Clearing FCM, to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts from its proprietary assets.  Similarly, the CEA requires each futures commission merchant to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts.  If the Clearing FCM fails to do so, there is a risk that assets deposited by the Trust with the Clearing FCM as margin for the purchase of domestic or foreign futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Clearing FCM.  In addition, if the Clearing FCM fails to segregate the funds received from the Trust with respect to domestic futures contracts, the assets of the Trust might not be fully protected in the event of the Clearing FCM’s bankruptcy, as the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing FCM’s combined domestic customer accounts.

In addition, the Trust depends on the services of one or more foreign currency prime brokers to carry out certain forward transactions.  At any time, a substantial portion, or all, of the Trust’s cash and securities may be held as collateral by the foreign currency prime broker against margin obligations or deposited with the foreign currency prime broker for safekeeping.  Unlike futures commission merchants, prime brokers are not required to segregate all funds received from customers from their proprietary assets.  In addition, prime brokerage agreements generally permit a prime broker to pledge or otherwise hypothecate a customer’s investment securities subject to certain limitations.  As such, in the event of the insolvency of the foreign currency prime broker, the Trust might not be able to recover equivalent assets in full as the Trust may rank among the foreign currency prime broker’s unsecured creditors in relation to assets which the foreign currency prime broker owns, borrows, lends or otherwise uses.

Trading on futures exchanges outside the United States is not subject to U.S. regulation.

The Trust expects to trade futures on non-U.S. exchanges. Such trading is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. U.S. regulatory authorities such as the CFTC may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-U.S. jurisdictions where the Trust trades and invests. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of those contracts.

The non-U.S. exchanges on which the Trust may trade include, but are not limited to, the following: ASX Limited, Dubai Mercantile Exchange Limited, Euronext Amsterdam, NV and the Osaka Securities Exchange Co., Ltd.  You could incur substantial losses from trading on these non-U.S. exchanges to which you would not otherwise have been subject had the Trust’s trading been limited to U.S. markets.

The Adviser, on behalf of the Trust, trades in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower levels of protections to investors.

As a means to achieve its investment objectives, the Trust may from time to time enter into forward contracts.  Forward contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  With respect to these contracts, the Trust and investors in the Shares do not receive the protections of the regulatory and statutory scheme of the CEA.  The forward markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the exchanges or the CFTC on participants in the futures markets.  The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

The Trust is subject to counterparty risk.

The counterparty to an exchange-traded futures contract is generally a clearing organization backed by a group of financial institutions. Each futures exchange has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance so that in the event of a counterparty default, the clearing house assumes the risk of loss. However, the obligations of the clearing house with respect to any open positions do not run to customers. There can be no assurance that the clearing house will satisfy its obligations to the Trust. In addition, in the unlikely event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the funds deposited through the Clearing FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

The Trust also may effect certain foreign currency forward contract transactions in over-the-counter or “interdealer” markets.  Unlike exchange-traded futures contracts, the counterparty to an over-the-counter forward contract is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  Participants in over-the-counter markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets.  To the extent that the Trust engages in over-the-counter transactions, the Trust takes a credit risk with regard to parties with which it trades and also may bear the risk of settlement default.  These risks may differ materially from those involved in exchange-traded futures transactions which generally are characterized by clearing organization guaranties, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.  Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Trust to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem.  This counterparty risk is increased for contracts with longer maturities when events may intervene to prevent settlement.  The ability of the Trust to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Trust.

Further, if a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Trust may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  The Trust may obtain only limited recovery or may obtain no recovery in such circumstances.  In addition, the Trust may enter into agreements with a limited number of counterparties which may increase the Trust’s exposure to counterparty credit risk.  As evidenced by the upheaval of the credit markets leading to and following the 2008 bankruptcy of Lehman Brothers, counterparty credit exposure may surge unexpectedly or as a result of events which may or may not relate to the credit standing of the Trust’s counterparties.

Market illiquidity may result in losses for the Trust.

Futures and forward positions cannot always be liquidated at the desired price.  It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also affect the liquidity of the futures markets thereby making it difficult to liquidate a position.  Periods of illiquidity have occurred from time to time in the past, such as in connection with Russia’s default on its sovereign debt in 1998.  Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Adviser will be able to do so.

There can be no assurance that market illiquidity will not cause losses for the Trust.  The large size of the positions which the Adviser may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.  This risk is exacerbated by the fact that the Adviser may serve in a similar capacity for other clients which may engage in investment and trading in the same markets, which, in turn, may increase the size of its trading accounts.

In addition, the risk of loss due to potentially illiquid markets is more acute in respect of over-the-counter instruments than in respect of exchange-traded instruments because the performance of those contracts is not guaranteed by an exchange or clearinghouse and the Trust will be at risk should the counterparty to the instrument be unable to perform its obligations thereunder.  Because these markets are not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in these markets.

Recent financial markets dislocation and illiquidity may adversely affect the Trust.

Recent developments in the U.S. and global financial markets have illustrated that the current environment is one of extraordinary and possibly unprecedented uncertainty and instability for all market participants.  U.S. and global financial markets and their participants, have already been negatively affected by such market turmoil.  It is unclear what resulting legal, regulatory, reputational and other unforeseen risks market participants will become subject to in the future.  The impact of such risks on the markets in which the Trust, the Sponsor, the Adviser and the Trustee will operate in general cannot be determined with precision but could adversely affect the businesses of the Sponsor, the Adviser and the Trustee and therefore the Trust, restrict the ability of the Adviser to acquire, sell or liquidate futures and forwards at favorable times and/or for favorable prices, restrict the Adviser’s investment and trading activities and impede the Adviser’s, and therefore the Trust’s, ability effectively to achieve its investment objectives.

Market volatility may adversely affect the Trust.

The Trust’s investments are subject to the risks of market volatility, which may be severe.  Such market volatility may be caused by, among other things, unpredictable domestic and international economic and political events that, in turn, may cause sudden and severe reductions in the value of the Trust’s investments.

There is no intrinsic value to futures and forward contracts.

Futures and forward trading is a risk transfer economic activity.  For every gain, there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth.  The Adviser’s trading and investment activities do not involve acquiring any asset with intrinsic value.  Overall stock prices and stock index levels could rise or fall significantly and the economy as a whole prosper or falter without regard to whether the Adviser trades profitably or unprofitably.

The failure of non-correlation eliminates the benefits of diversification.

Historically, the futures and foreign exchange markets generally have been non-correlated to the performance of other asset classes such as stocks and bonds.  Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand.  Non-correlation should not be confused with negative correlation, where the positive performance of one asset class results in negative performance of the other (and vice versa).  The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss.  If the Trust’s Portfolio does not perform in a manner non-correlated with the general financial markets or does not perform successfully, any diversification benefits may be lost and the Adviser may not generate gains to offset losses.

“Backwardation” or “contango” in the market prices of  the futures contracts held by the Trust will affect the Trust’s net asset value, and in turn, the market price of the Shares.

Because the Trust’s index exposure will be provided by futures contracts which have dated expirations, the Trust will need to periodically rebalance or “roll” its exposures by selling near-dated contracts and buying longer-dated contracts to replace them.  For example, a contract purchased and held in August 2012 may specify an October 2012 expiration. If the Trust is long on the contract and as the contract nears expiration, it may be replaced by selling the October 2012 contract and purchasing a contract expiring in December 2012. This process is referred to as “rolling” and the market is in “backwardation” if the prices for futures contracts with shorter-term expirations are higher than for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the October 2012 contract would take place at a price that is higher than the price at which the December 2012 contract is purchased, thereby creating a gain in connection with rolling. While markets for certain futures contracts on foreign securities indices may have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in these markets may ultimately decrease the Trust’s net asset value and, in turn, the market price of the Shares.

Conversely, markets for certain futures contracts on foreign securities indices may have historically exhibited “contango” rather than backwardation. Contango markets are those in which the prices for futures contracts with longer-term expirations are higher than for contracts with shorter-term expirations. Although markets for certain futures contracts on foreign securities indices may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. The existence of contango in certain foreign securities indices may ultimately decrease the Trust’s net asset value and, in turn, the market price of the Shares.

The MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in by holding long MSCI Emerging Markets Index futures contracts.  Since October 2009, the MSCI Emerging Markets Index futures contract has alternated between contango and backwardation, as measured by the difference in price between the first nearby contract and the second nearby contract, spending slightly more time in backwardation.  From the contract's inception in September 2009 through May 2010, the contract was largely contangoed. From June 2010 through November 2010 the contract was largely backwardated.  From November 2010 through April 2011 the contract was largely contangoed. From May 2011 through the present the contract has been largely backwardated. However, the market for MSCI Emerging Markets Index futures contracts may in the future exhibit a trend of either backwardation or contango.  Furthermore, the Adviser may in the future invest in additional or different emerging markets index futures with markets that exhibit characteristics of either backwardation or contango. The historical data referenced above was obtained from Bloomberg L.P. The Trust has not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Risks Relating to Regulatory Requirements

Changes to the regulatory regime applicable to futures markets may have an adverse effect on the ability of the Trust to pursue its strategy and, therefore, result in a decreasing value of the Shares.

The U.S. futures markets are subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which futures contracts are traded.  As with any regulated activity, changes in the relevant regulations may have unexpected results.  For example, changes in the amount or quality of the collateral that traders in futures contracts are required to provide to secure their open positions, or in the limits on the number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Trust to enter into certain transactions that could otherwise present lucrative opportunities.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which provides for substantial changes to the regulation of the futures and over-the-counter derivative markets, was enacted in July 2010.  The Dodd-Frank Act requires regulators, including the CFTC, to adopt regulations in order to implement many of the requirements of the legislation.  While the CFTC has proposed certain of the required regulations and has begun adopting certain final regulations, the ultimate nature and scope of the regulations cannot yet be determined.  Under the Dodd-Frank Act, the CFTC has approved a final rule to impose limits on the size of positions that can be held by market participants in regulated futures and over-the-counter derivatives on physical commodities.  While the precise scope and effect of the final rule is not yet known, these limits will likely restrict the ability of market participants to participate in the commodity, future and  markets for other over-the-counter derivatives on physical commodities to the extent and at the levels that they have in the past by increasing the margin levels required for regulated futures contracts; eliminating or narrowing existing exemptions from speculative position limits; restricting the access of certain classes of investors to futures markets and over-the-counter derivatives markets; and imposing additional reporting requirements on market participants, such as the Trust.

In addition, other regulatory bodies have proposed or may propose in the future legislation similar to the Dodd-Frank Act or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets.  For example, the European Commission recently published a proposal to update the Markets in Financial Instruments Directive (MiFID II) and Markets in Financial Instruments Regulation (MiFIR), which propose regulations to establish position limits (or an alternative equivalent) on trading commodity derivatives, although the scope of any final rules and the degree to which member states will be required or permitted to adopt these regulations or additional regulations remains unclear.

While it is impossible to predict which measures will be adopted or precisely how they will affect the value of your shares, any such measures could increase the costs of the Trust, result in significant direct limitations on the maximum permitted size of the Trust’s futures positions and therefore on the size of the Trust or the number or type of strategies available to the Trust; and could also affect liquidity in the market for the Shares and the correlation between the price of the Shares and the net asset value of the Trust.

Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.

The Trust is required to deposit margin securing its exposure to one or more positions in the Portfolio.  Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the contract being traded.  The exchanges or futures commission merchants, however, may raise the margin requirements at any time at their own discretion, particularly during the periods of perceived market volatility, and the Trust may be required to deposit additional funds in order to satisfy the additional margin requirements with respect to its open futures contract positions.

Forward contracts are very similar to futures contracts, except they are not traded on an exchange.  Forward contracts also typically have no interim partial settlements or margin requirements like futures.  Consequently, the parties do not exchange margin at gain and the entire unrealized gain or loss build up while the contract is open.  However, since forward contracts are traded over-the-counter, they can be customized and may include mark-to-market and daily margining.

If any of the relevant futures exchanges or over-the-counter market participants imposes substantially higher margin requirements, the Trust may be unable to either realize expected returns or to fully implement its trading strategy as a result of substantially greater margin obligations.

Regulatory and exchange position limits and position accountability levels may restrict the creation of Baskets and the operation of the Trust.

The CFTC may impose position limits on the Trust pursuant to the Dodd-Frank Act.  If it does impose such position limits, such limits could restrict the creation of Baskets and the operation of the Trust.

On September 28, 2012, the United States District Court for the District of Columbia (the “Court”) issued a ruling in which it vacated and remanded to the CFTC a final rule in which the CFTC sought to impose position limits on futures and options contracts in physical commodities (including energy) and on economically equivalent over-the-counter derivatives.  The Court ruled that the CFTC had been incorrect in understanding that the Dodd-Frank Act required the CFTC to set position limits.  As a result of the Court’s ruling, the regulations that the CFTC had finalized with respect to position limits will not go into effect as scheduled.  The Court’s decision appears to leave open the possibility that the CFTC may be able to impose position limits at a later date, but it is not possible to state when, if at all, such position limits might go into effect, or what such position limits might be.

The CFTC position limits that the Court vacated applied to 28 physical delivery commodity futures and options contracts traded across various exchanges as well as to swaps  that are economically equivalent to such contracts.  The vacated regulations imposed additional compliance and reporting requirements, including position visibility, reporting requirements upon exceeding position limit levels and filing and reporting requirements in connection with claiming aggregation and bona fide hedging exemptions. The vacated rules also significantly limited the availability of the bona fide hedging exemption to hedging of physical commodity positions or transactions and did not extend to financial hedging or risk management.

In addition to any federal position limits that may be established by the CFTC, many U.S. and foreign futures exchanges impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges.  Under the exchange rules, all accounts owned or managed by a commodity trading advisor, such as the Adviser, its principals and its affiliates may be combined for position limit purposes.

In order to comply with position limits, the Adviser may in the future be required to reduce the size of outstanding positions, not enter into new positions that would otherwise be taken for the Trust or not trade certain markets on behalf of the Trust. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Baskets, or add to existing positions in the desired amount.

In addition, a violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain open positions held on behalf of the Adviser’s accounts in order to ensure compliance with the position limits. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts, including any proprietary accounts, in a proportionate manner or at prices favorable to the Trust. In the event the Adviser chooses to liquidate a disproportionate number of positions held on behalf of any of the Trust at unfavorable prices, the Trust may incur substantial losses and the value of the Shares may be adversely affected.

The CFTC has finalized a rule which would require each registered futures commission merchant, such as the Clearing FCM, to establish risk-based limits in each customer account based on position size, order size, margin requirements or similar factors. As a result, the Trust’s Clearing FCM may be required to reduce its internal limits on the size of the positions it will execute or clear for the Trust, and the Trust may seek to use additional clearing FCMs, which may increase the costs of clearing for the Trust and adversely affect the value of the Shares.

The Trust may apply to the CFTC (if it imposes position limits) or to the relevant exchange for relief from certain position limits, although it currently does not expect to do so. If the Trust applies and is unable to obtain such relief, the Trust’s ability to issue new Baskets, or the Trust’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities would cause the Trust to exceed applicable position limits. Limiting the size of the Trust may affect the correlation between the price of the Shares, as traded on the applicable U.S. futures exchange, and the net asset value of the Trust. Accordingly, the inability to create additional Baskets or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV. See “Risks Relating to the Trust and Investment in the Shares—The NAV may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.”

Daily price fluctuation limits may restrict the operation of the Trust.

Many U.S. futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Once the daily limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Trust to substantial losses.

Risk Relating to Emerging Markets

Investments in emerging markets subject the Trust to a greater risk of loss than investments in a developed market, and thus may adversely affect the value of the Shares.

The Trust primarily trades and invests in emerging markets financial instruments.  Investments in emerging markets subject the Trust to a greater risk of loss than investments in a developed market.  This is due to, among other things, greater market volatility, lower trading volume resulting in potential lack of liquidity and price volatility, political and economic instability, greater risk of expropriation and nationalization, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, less effective government regulation and more governmental limitations on foreign investment policy than those typically found in a developed market.  In addition, the financial stability of issuers (including governments) in emerging market financial instruments may be more precarious than in other countries.  As a result, there tends to be an increased risk of price volatility in the Trust’s investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.  Settlement practices for transactions in foreign markets also may differ from those in U.S. markets.  For these and other reasons, investments in emerging markets are often considered speculative.

Risk Relating to Foreign Investments

Returns on investments in futures on foreign securities indices are more volatile than investments in U.S. securities indices and such volatility may adversely affect the value of the Shares.

Returns on investments in futures on foreign securities indices could be more volatile than, or trail the returns on, investments in financial instruments related to U.S. securities indices.  Investments in futures on indices comprised of the securities of non-U.S. entities pose distinct risks because political and economic events unique to a country or region will affect those markets and their issuers.  Further, such entities and/or the securities indices comprised of their securities may also be affected by capital controls; different accounting, auditing, financial reporting, and legal standards and practices; different practices for clearing and settling trades; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends.  In addition, if a currency relevant to a foreign securities index in which the Trust invests declines in value relative to the U.S. dollar, the value of the Trust’s investment in a financial instrument related to that foreign securities index could be negatively affected.

The imposition of capital controls by foreign governments may subject the Trust to greater risk of loss, and thus may adversely affect the value of the Shares.

Economic conditions, such as volatile currency exchange rates and interest rates, political events and other conditions may, without prior warning, lead to government intervention and the imposition of “capital controls.” Countries use these controls to restrict volatile movements of capital entering (inflows) and exiting (outflows) their country to respond to certain economic conditions. Such controls are mainly applied to short-term capital transactions to counter speculative flows that threaten to undermine the stability of the exchange rate and deplete foreign exchange reserves. Capital controls include the prohibition of, or restrictions on, the ability to transfer currency, securities or other assets. Levies may be placed on profits repatriated by foreign entities (such as the Trust). Capital controls may impact the ability of the Trust to create and redeem Shares, adversely affect the trading market for the Shares, and cause the Trust to trade at prices materially different from its NAV. The Trust may change its creation or redemption procedures in response to the imposition of capital controls. There can be no assurance that a country in which the Trust invests will not impose a form of capital control that may subject the Trust to greater risk of loss, and thus may adversely affect the value of the Shares.

Risks Relating to U.S. Government and Sovereign Debt Markets

Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.

The Trust may invest in U.S. government debt instruments, which are U.S. Treasury bills, notes and bonds of varying maturities that are backed by the full faith and credit of the United States government, in order to collateralize futures contracts.  These U.S. government debt instruments may be subject to credit risk and interest rate risk.  Credit risk refers to the possibility that the issuer of a security will be unable to make interest payments and/or repay the principal on its debt.  Interest rate risk refers to the fluctuations in the value of a fixed-income security resulting from fluctuations in the general level of interest rates.  While the credit risk associated with U.S. government securities was, in the past, generally considered to be minimal, the possibility of a default by the U.S. government on its debt obligations has lately been the subject of speculation as the U.S. Congress has labored to raise the statutory limit on public indebtedness and to address the budget deficit.  Reflecting these concerns, Moody’s has placed a “negative outlook” on its “Aaa” rating of U.S. government securities, Fitch as placed a “negative outlook” on its “AAA” rating of U.S. government securities, and Standard &Poor’s has downgraded the long-term sovereign credit rating on the United States of America to “AA+” but maintained the “A-1+” short-term rating.

In addition, the interest rate risk associated with U.S. government securities can be substantial, and such risks may vary unpredictably over time.  A rise in the general level of interest rates may cause the value of the Portfolio’s U.S. government securities or U.S. government securities-linked futures contracts to fall substantially.  In addition, recent historically high deficit spending by the U.S. government has necessitated additional issuances of U.S. government securities which may result in a significant increase in yields.  A continuing rise in the level of the U.S. government deficit may lead to a further increase in the U.S. government borrowings and could be associated with an increase in the interest rates paid on U.S. government securities.  Any such increase in interest rates would adversely affect the value of U.S. government securities held by the Trust and, therefore, the value of the Shares.

Investing in futures contracts linked to sovereign debt creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located and the creditworthiness of the sovereign.

The Trust may trade and invest in futures contracts involving debt instruments issued or guaranteed by non-U.S. governments and their political subdivisions (such instruments, “sovereign debt” instruments).  Investing in sovereign debt instruments involves special risks and creates exposure to the direct and indirect consequences of political, social or economic changes in the countries in which the issuing governments are located.  During periods of economic uncertainty, the market prices of non-U.S. sovereign debt instruments may be more volatile than prices of U.S. debt instruments or other obligations.

The ability and willingness of non-U.S. issuers of sovereign debt or the non-U.S. governmental authorities that control repayment of their external debt to pay principal and interest on that debt when due may vary unpredictably and may depend on general economic and political conditions within the relevant country.  A non-U.S. issuer of sovereign debt or a non-U.S. governmental authority that controls the repayment of its debt may be unable or unwilling to repay principal or interest when due, and the Trust may have limited recourse in the event of a default.  In the past, certain non-U.S. issuers of sovereign debt have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt.  In some cases, remedies must be pursued in the courts of the defaulting party itself, and the ability of the holder of sovereign debt instruments to obtain recourse may be subject to the political climate in the relevant country and other unpredictable factors, which may adversely affect the value of futures contracts linked to non-U.S. sovereign debt instruments.

Investing in non-U.S. sovereign debt instruments creates exposure to non-U.S. interest rate fluctuations.

Interest rate movements directly affect the price of the Trust’s investments in certain sovereign debt instruments, and also may affect the value of the Portfolio.  As a result, interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability.

Risks Relating to Equity Instruments

Futures and other financial instruments correlated with the equity markets are volatile and such volatility may adversely affect the value of the Shares.

The Trust may trade and invest in futures and other financial instruments correlated with the equity markets (“equity instruments”).  The equity markets are volatile, and the value of equity investments may fluctuate dramatically from day-to-day.  Equity instruments are subject to political, regulatory, market and economic developments, as well as developments that impact specific economic sectors, industries or segments of the market.  Volatility in the equity markets and/or market developments may cause the value of an investment in the Trust to decrease.

Money market instruments are subject to risk of loss.

The Adviser has invested a portion of the Trust’s assets directly in Short-Term Securities which may include money market instruments.  Money market instruments generally are considered to be low risk because by definition they are short-term, highly liquid securities.  Nonetheless, these instruments are subject to risk, including default risk, depreciation risk and liquidity risk.  For example, commercial paper is not backed by collateral.  Issuers of commercial paper are required to have high credit ratings and defaults have been rare but they have nonetheless occurred, most recently with commercial paper issued by Lehman Brothers.  Money market funds are not insured or guaranteed by the Federal Deposit Insurance Corporation and may not be guaranteed by the Exchange Stabilization Fund.  As a result, money market instruments are subject to a risk of loss.

Risk Relating to Security Index Futures Markets

Investing in security index futures contracts creates exposure to the performance of the underlying index.

The Trust may trade in certain stock or bond index futures that are designed to track the value of broader market indices (e.g., the S&P 500).  The value of the stock and bond index futures contracts and the underlying broader market index may vary due to disruptions in the markets for the relevant index assets or other extraordinary circumstances.  Further, some or a significant part of the securities (stocks or bonds) in the underlying index, may in turn be subject to specific risks that may affect the performance of the index and, consequently, the value of the Shares.  In particular, to the extent that some or a significant part of the securities (stocks or bonds) in the index are subject to risks associated with emerging markets (either because their issuers are from, or are located or have extensive operations in emerging market countries), the performance of the index may be subject to the uncertainties that characterize an investment in an emerging market economy (such as political risks, lack of transparency, and different regulatory and legal systems).  These risks may have an adverse effect on the index and the price of the Shares.

Risk Relating to Currency Markets

Investments denominated in foreign currencies may subject the Trust to greater risk of loss than investments denominated in U.S. dollars, and thus may adversely affect the value of the Shares.

The Trust expects to invest in financial instruments denominated in currencies other than the U.S. dollar. Investments denominated in non-U.S. currencies and investments in securities, securities indices or derivatives that provide exposure to such currencies, currency exchange rates or interest rates are subject to non-U.S. currency risk and may expose the Trust to greater risk of loss than investments denominated in U.S. dollars. Changes in currency exchange rates and the relative value of non-U.S. currencies will affect the value of the Trust’s investments and the value of the Shares. Because the Trust’s NAV is determined on the basis of U.S. dollars, the U.S. dollar value of an investment in the Trust may decrease if the value of the local currency of the non-U.S. markets in which the Trust invests depreciates against the U.S. dollar. This is true even if the local currency value of financial instruments held by the Trust increase. Conversely, the U.S. dollar value of an investment in the Trust may increase if the value of the local currency appreciates against the U.S. dollar.

The value of the U.S. dollar against other currencies is influenced by a variety of factors. These factors include national debt levels and trade deficits, changes in balances of payments and trade, domestic and foreign interest and inflation rates, global or regional political, economic or financial events, monetary policies of governments, actual or potential government intervention, and global energy prices. Political instability, the possibility of government intervention and restrictive or opaque business and investment policies may also reduce the value of a country’s currency. Government monetary policies and the buying or selling of currency by a country’s government may also influence exchange rates.

Currencies of emerging or developing market countries may be subject to significantly greater risks than currencies of developed countries. Many developing market countries have experienced steady declines or even sudden devaluations of their currencies relative to the U.S. dollar. Some non-U.S. market currencies may not be traded internationally, may be subject to strict limitations on foreign investment and may be subject to frequent and unannounced government intervention. Government intervention and currency controls can decrease the value and significantly increase the volatility of an investment in non-U.S. currency. Although the currencies of some developing market countries may be convertible into U.S. dollars, the achievable rates may differ from those experienced by domestic investors because of foreign investment restrictions, withholding taxes, lack of liquidity or other reasons.

Risk Relating to Geographic Concentration

Investments in particular foreign countries or geographic regions may subject the Trust to greater risk of loss than more geographically diversified investments, and thus may adversely affect the value of the Shares.

The Trust does not employ a global strategy and does not have fixed diversification requirements with respect to particular countries or geographic regions. As a result, the Trust’s investments may from time to time be more concentrated in certain countries or regions than a more geographically diversified investment vehicle, and may therefore be more volatile. The performance of the Trust is affected by the political, social and economic conditions in those foreign countries and geographic regions and subject to the related risks. For example, if a natural or other disaster occurs in a geographic region in which the Trust’s investments are relatively concentrated, the resulting effects on the economy or particular business operations of companies in such geographic region could adversely impact the Trust to a greater extent than if the Trust had been more diversified by geographic region. The Trust’s investments may from time to time be concentrated in the countries or regions specified below.

Investments in Argentina. Investing in futures on foreign securities indices that include Argentinian companies involves greater risk than investing in U.S. securities indices or securities of issuers in the United States, and such investments are generally considered to be more speculative in nature. The Argentine securities market is substantially smaller, less liquid, more concentrated and can be more volatile than major securities markets in the United States, and is not as highly regulated or supervised as some other markets. The Argentine economy has experienced significant volatility in past decades, including numerous periods of low or negative growth and high and variable levels of inflation and devaluation. Since the most recent crisis of 2001 and 2002, Argentina’s gross domestic product grew at an average annual real rate of approximately 8.5% from 2003 to 2008, although the growth rate decelerated to 0.9% in 2009 as a result of the global financial crisis, but recovered in 2010 and 2011, growing at an annual real rate of approximately 9%, according to preliminary official data. Although Argentina has experienced economic growth and political conditions have shown improvement in the last decade, uncertainty remains as to whether the current growth is sustainable, as well as the Argentine government’s ability to reduce high inflation rates and to improve trade balance and fiscal surplus, since it has depended to a significant extent on favorable exchange rates, high commodity prices, low international interest rates and a period of opening international commercial markets. These and other factors could have a negative impact on the Trust’s performance.

Investments in Brazil. Investing in futures on foreign securities indices that include Brazilian companies involves certain considerations not typically associated with investing in U.S. securities indices or securities of U.S. companies or the U.S. Government. These risks include (1) investment and repatriation controls, which could make it harder for the Trust to track an index and decrease the Trust’s tax efficiency; (2) fluctuations in the rate of exchange between the Brazilian Real and the U.S. dollar; (3) the generally greater price volatility and lesser liquidity that characterize Brazilian securities markets, as compared with U.S. markets; (4) the effect that a trade deficit could have on economic stability and the Brazilian government’s economic policy; (5) high rates of inflation; (6) governmental involvement in and influence on the private sector; (7) Brazilian accounting, auditing and financial standards and requirements, which differ from those in the United States; and (8) political and other considerations, including changes in applicable Brazilian tax laws. These and other factors could have a negative impact on the Trust’s performance.

Investments in Chile. Investing in futures on foreign securities indices that include Chilean companies involves certain considerations not typically associated with investing in U.S. securities indices or securities of U.S. companies or the U.S. government. The Chilean economy is subject to risks of social unrest, high unemployment, governmental control and heavy regulation of the labor industry. Historically, Chile has experienced periods of political instability, and certain sectors and regions of Chile have experienced high unemployment. Any recurrence of these events may cause downturns in the Chilean market and adversely impact investments in the Trust. Heavy regulation of labor and product markets is pervasive in Chile and may stifle Chilean economic growth or contribute to prolonged periods of recession. Chile is located in a part of the world that has historically been prone to natural disasters such as earthquakes and volcanoes and is economically sensitive to environmental events. Any such event could result in a significant adverse impact on the Chilean economy. The Chilean economy is affected by the economies of other Central and South American countries, some of which have experienced high interest rates, economic volatility, inflation, currency devaluations and high unemployment rates. Any adverse economic event in one country can have a significant effect on other countries of this region. In addition, commodities (such as oil, gas and minerals) represent a significant percentage of the region’s exports, and many economies in this region, including Chile’s, are particularly sensitive to fluctuations in commodity prices. These and other factors could have a negative impact on the Trust’s performance.

Investments in China and Hong Kong. Investing in futures on foreign securities indices that include Chinese or Hong Kong companies involves special considerations not typically associated with investing in domestic companies or companies listed and traded in countries with more democratic governments or more established economies or securities markets. Such risks may include: (1) the risk of nationalization or expropriation of assets or confiscatory taxation; (2) greater social, economic and political uncertainty (including the risk of war); (3) dependency on exports and the corresponding importance of international trade; (4) increasing competition from Asia’s other low-cost emerging economies; (5) currency exchange rate fluctuations and the lack of available currency hedging instruments; (6) higher rates of inflation; (7) controls on foreign investment and limitations on repatriation of invested capital and on the Trust’s ability to exchange local currencies for U.S. dollars; (8) greater governmental involvement in and control over the economy; (9) the risk that the Chinese government may decide not to continue to support the economic reform programs implemented since 1978 and could return to the prior, completely centrally planned, economy; (10) the fact that Chinese companies, particularly those located in China, may be smaller, less seasoned and newly organized; (11) the differences in, or lack of, auditing and financial reporting standards which may result in unavailability of material information about issuers, particularly in China; (12) the fact that statistical information regarding the economy of China may be inaccurate or not comparable to statistical information regarding the U.S. or other economies; (13) the less extensive, and still developing, regulation of the securities markets, business entities and commercial transactions; (14) the fact that the settlement period of securities transactions in foreign markets may be longer; (15) the fact that the willingness and ability of the Chinese government to support the Chinese and Hong Kong economies and markets is uncertain; (16) the risk that it may be more difficult, or impossible, to obtain and/or enforce a judgment than in other countries; (17) the rapid and erratic nature of growth, particularly in China, resulting in inefficiencies and dislocations; (18) the risk that, because of the degree of interconnectivity between the economies and financial markets of China and Hong Kong, any sizable reduction in the demand for goods from China, or an economic downturn in China, could negatively affect the economy and financial market of Hong Kong as well; and (19) the risk that certain Chinese or Hong Kong companies may have dealings with countries subject to sanctions or embargoes imposed by the U.S. Government or identified as state sponsors of terrorism.

Investments in Hong Kong are also subject to certain political risks not associated with other investments. Following the establishment of the People’s Republic of China by the Communist Party in 1949, the Chinese government renounced various debt obligations incurred by China’s predecessor governments, which obligations remain in default, and expropriated assets without compensation. There can be no assurance that the Chinese government will not take similar action in the future. Investments in China and Hong Kong involve risk of a total loss due to government action or inaction. China has committed by treaty to preserve Hong Kong’s autonomy and its economic, political and social freedoms for 50 years from the July 1, 1997 transfer of sovereignty from Great Britain to China. However, if China would exert its authority so as to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance. These and other factors could have a negative impact on the Trust’s performance.

Investments in Colombia. The Colombian economy is subject to risks of social unrest, high unemployment, governmental control and heavy regulation of the labor industry. Historically, Colombia has experienced periods of political instability, and certain sectors and regions of Colombia have experienced high unemployment. Any recurrence of these events may cause downturns in the Colombian market and adversely impact investments in the Trust. Heavy regulation of labor and product markets is pervasive in Colombia and may stifle Colombian economic growth or contribute to prolonged periods of recession. Colombia is located in a part of the world that has historically been prone to natural disasters such as earthquakes and volcanoes and is economically sensitive to environmental events. Any such event could result in a significant adverse impact on the Colombian economy. The Colombian economy is affected by the economies of other Central and South American countries, some of which have experienced high interest rates, economic volatility, inflation, currency devaluations and high unemployment rates. Any adverse economic event in one country can have a significant effect on other countries of this region. In addition, commodities (such as oil, gas and minerals) represent a significant percentage of the region’s exports and many economies in this region, including Colombia’s, are particularly sensitive to fluctuations in commodity prices. These and other factors could have a negative impact on the Trust’s performance.

Investments in Czech Republic. Investing in futures on foreign securities indices that include Czech Republic companies involves certain considerations not typically associated with investing in securities of U.S. companies or the U.S. government. The Czech Republic may experience effects of declining exports, especially to EU countries, inflation and increasing taxes. A significant portion of the workforce in Eastern Europe is unionized and certain regions and sectors of these countries have experienced very high unemployment rates and periods of labor and social unrest. Despite significant recent reform and privatization, Eastern European governments continue to control a large share of economic activity in the region. Government spending in these countries remains high compared to that of other European countries. These and other factors could have a negative impact on the Trust’s performance.

Investments in Hungary. Hungary is subject to a considerable degree of economic, political and social instability, which could adversely affect investments in the Trust. Hungary has experienced currency devaluations, substantial rates of inflation, defaults on debt, widespread corruption or economic recessions, causing a negative effect on the economies and securities markets of the country. A significant portion of the workforce in Eastern Europe is unionized, and certain regions and sectors of these countries have experienced very high unemployment rates and periods of labor and social unrest. Despite significant recent reform and privatization, Eastern European governments continue to control a large share of economic activity in the region. Government spending in these countries remains high compared to that of other European countries. In addition, investment in Hungary is subject to government licensing in security-sensitive areas and regulations are not applied consistently. These and other factors could have a negative impact on the Trust’s performance.

Investments in India.  Investments in futures on foreign securities indices that include companies listed and traded in India may be more volatile and less liquid and may offer higher potential for gains and losses than investments in more developed markets. Economic and political structures in India may lack the stability of those of more developed nations. Unanticipated political or social developments in India and surrounding regions may affect the value of the Trust’s investments and the value of the Shares. Although the government has recently begun to institute economic reform policies, there can be no assurance that it will continue to pursue such policies or, if it does, that such policies will succeed. Monsoons and other natural disasters in India and surrounding regions also can affect the value of the Trust’s investments. The laws relating to limited liability of corporate shareholders, fiduciary duties of officers and directors, and the bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. In the past year there have been several significant proposals to tax regulations that could significantly increase the level of taxes on investment. It may be more difficult to obtain a judgment in Indian courts than it is in the United States.

The market for securities in India may be less liquid and transparent than the markets in more developed countries. In addition, strict restrictions on foreign investment may decrease the liquidity of the Trust’s portfolio or inhibit the Trust’s ability to achieve its investment objective. The Trust may be unable to buy or sell securities or receive full value for such securities. Settlement of securities transactions in the Indian subcontinent are subject to risk of loss, may be delayed and are generally less efficient than in the United States. In addition, disruptions due to work stoppages and trading improprieties in these securities markets have caused such markets to close. Each of these events could have a negative impact on the liquidity and value of the Trust’s investments. To mitigate these risks, the Trust may maintain a higher cash position than it otherwise would, or the Trust may have to sell more liquid securities which it would not otherwise choose to sell, possibly diluting its return. In recent years, exchange-listed companies in the technology sector and related sectors (such as software) have grown so as to represent a significant portion of the total capitalization of the Indian market. The value of these companies will generally fluctuate in response to technological and regulatory developments. The stock markets in the region are undergoing a period of growth and change, which may result in trading or price volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying the relevant laws and regulations. The securities industry in India is comparatively underdeveloped, and stockbrokers and other intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. In some cases, physical delivery of securities in small lots has been required in India and a shortage of vault capacity and trained personnel has existed among qualified custodial Indian banks. These and other factors could have a negative impact on the Trust’s performance.

Investments in Indonesia. Southeast Asia is heavily dependent on exports and is thus particularly vulnerable to any weakening in global demand for these products. As the current global economic crisis intensifies, the economies of Southeast Asian countries could be severely impacted once the effects of this crisis fully unfold. Indonesia has restored financial stability and pursued sober fiscal policies since the 1997-1998 Asian financial crisis, but many economic development problems remain, including high unemployment, a fragile banking sector, endemic corruption, inadequate infrastructure, a poor investment climate, and unequal resource distribution among regions. These problems may limit Indonesia’s ability to contain the increasingly severe and negative impact of the current global economic crisis on its economy. Economic growth of Indonesia has slowed as a result of the current global economic crisis and could be more severely impacted once the full effects of the crisis fully unfold. Keys to future growth remain internal reform, peaceful resolution of internal conflicts, building up the confidence of international and domestic investors, and strong global economic growth. These and other factors could have a negative impact on the Trust’s performance.

Investments in Israel. Investing in futures on foreign securities indices that include Israeli companies involves certain considerations not typically associated with investing in securities of U.S. companies or the U.S. government. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. Although Israel has entered into various agreements with Egypt, Jordan and the Palestinian Authority, there have been times over the past decade when Israel has experienced an increase in unrest and terrorist activity. In addition to the foregoing, since the end of 2010, numerous acts of protest and civil unrest have taken place in several countries in the Middle East and North Africa, many of which involved significant violence. The ultimate effect of these developments on the political and security situation in the Middle East and on Israel's position within the region is not clear at this time. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could adversely affect the Trust’s performance. Several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies. Increasing occurrences of terrorist violence, ongoing and revived hostilities or other Israeli political or economic factors could also present challenges to Israel’s continued development. These and other factors could have a negative impact on the Trust’s performance.

 Investments in Kenya. Kenya’s stability is constrained by the country's low level of economic development, history of ethnic violence, relatively high government debt, susceptibility to balance of payments pressures, and intermittent high inflation. Kenya is currently experiencing fairly robust growth, a diversified economy, and a large and growing domestic debt market. A new constitution, which came into force in 2010, provides clearer political checks and balances, improved oversight, and greater transparency. In early 2008, Kenya experienced severe post-electoral violence, highlighting an underlying risk that tribal rivalries and long-standing land grievances in the Rift Valley are still potential flashpoints. Kenya's growth rates and development levels have been impeded by years of underinvestment and poor management prior to 2002, but are now improving. These and other factors could have a negative impact on the Trust’s performance.

Investments in Korea. Investing in futures on foreign securities indices that include Korean companies involves certain considerations not typically associated with investing in securities of U.S. companies or the U.S. government. The economic indicators in Korea in recent years have shown mixed signs of growth and uncertainty, and future growth of the economy is subject to many factors. In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy. Since the second half of 2008, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely. Furthermore, as a result of adverse global and Korean economic conditions, there has been significant volatility in the stock prices of Korean companies. Relations between Korea and North Korea have been tense throughout Korea's modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea's nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea's actions, particularly in light of the recent leadership change, and possible responses from the international community. There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. These and other factors could have a negative impact on the Trust’s performance.

Investments in Malaysia. The Malaysian economy is dependent on the economies of Southeast Asia and the United States as key trading partners. Reduction in spending by these countries on Malaysian products and services or negative changes in any of these economies may cause an adverse impact in the Malaysian economy. Certain Asian economies experience over-extension of credit, currency devaluations and restrictions, rising unemployment, high inflation, decreased exports and economic recessions. Economic events in any one country can have a significant effect on the entire Asian region as well as on major trading partners outside Asia and any adverse event in the Asian markets may have a significant adverse effect on the Malaysian economy. The United States is a significant trading and investment partner of Malaysia. A decrease in U.S. imports, new trade regulations, changes in the U.S. dollar exchange rates or a recession in the United States may have an adverse impact on the Malaysian economy. These and other factors could have a negative impact on the Trust’s performance.

Investments in Mexico. Investing in futures on foreign securities indices that include Mexican companies involves certain considerations not typically associated with investing in U.S. securities indices or securities of U.S. companies or the U.S. government. The Mexican economy may be significantly affected by the economies of other Central and South American countries. High interest, inflation, and unemployment rates characterize the economies in some Central and South American countries. Currency devaluations in any Central and South American country can have a significant effect on the entire region. Because commodities such as oil and gas, minerals, and metals represent a significant percentage of the region’s exports, the economies of Central and South American countries are particularly sensitive to fluctuations in commodity prices. As a result, the economies in many Central and South American countries can experience significant volatility. The United States is Mexico’s largest trade and investment partner and the Mexican economy is significantly affected by developments in the U.S. economy. Since the implementation of the North American Free Trade Agreement (“NAFTA”) in 1994 among Canada, the United States and Mexico, total two-way merchandise trade between the United States and Mexico has increased. To further this relationship, the three NAFTA countries entered into The Security and Prosperity Partnership of North America in March 2005, which may further affect Mexico’s dependency on the U.S. economy. Any downturn in U.S. or Canadian economic activity is likely to have an adverse impact on the Mexican economy. Mexico has begun a process of privatization of certain entities and industries. Historically, investors in some newly privatized entities have suffered losses due to the inability of the newly privatized companies to adjust quickly to a competitive environment or to changing regulatory and legal standards. There is no assurance that such losses will not recur. Mexico has historically experienced acts of violence, terrorism, significant criminal activity and strained international relations related to border disputes, historical animosities, the drug trade and other defense concerns. These situations may cause uncertainty in the Mexican market and adversely affect the performance of the Mexican economy.

Certain political and currency instability risks have contributed to a high level of price volatility in the Mexican equity and currency markets and could adversely affect investments in the Trust. Mexico has been destabilized by local insurrections and social upheavals in certain regions, particularly the State of Chiapas. Recurrence of these conditions may adversely impact the Mexican economy. Some of the government’s challenges include the upgrade of infrastructure, the modernization of the tax system and labor laws, and the reduction of income inequality. In addition, Mexico has had one political party dominating government until the elections of 2000. Recently, Mexican elections have been contentious and have been very closely decided. Changes in political parties or other Mexican political events may affect the economy and cause instability. Mexico has, in recent history, experienced substantial economic instability resulting from, among other things, periods of very high inflation and significant devaluations of the Mexican currency, the peso. These and other factors could have a negative impact on the Trust’s performance.

Investments in the Middle East.  Countries in the Middle East, including Egypt, Jordan, Lebanon, Qatar and the United Arab Emirates, may be affected by political instability, war or the threat of war, regional instability, terrorist activities and religious, ethnic and/or socioeconomic unrest. Markets in the Middle East generally have lower trading volumes and greater potential for illiquidity and price volatility than more developed markets. These markets also have a smaller number of issuers and participants and therefore may also be affected to a greater extent by the actions of a small number of issuers and investors. A significant change in cash flows investing in these markets could have a substantial effect on local stock prices. Some Middle Eastern countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Trust. For example, certain countries may require governmental approval prior to investment by foreign persons or limit the amount of investment by foreign persons in a particular issuer. Certain countries also may limit the investment by foreign persons to only a specific class of securities of an issuer that may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. The manner in which foreign investors may invest in companies in certain Middle Eastern countries, as well as limitations on those investments, may have an adverse impact on the performance of the Trust. The legal systems in certain Middle Eastern countries may have an adverse impact on the Trust. For example, the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder’s investment. However, the notion of limited liability is less clear in certain Middle Eastern countries. The Trust therefore may be liable in certain Middle Eastern countries for the acts of a corporation in which it invests for an amount greater than the Trust’s actual investment in that corporation. Similarly, the rights of investors in Middle Eastern issuers may be more limited than those of shareholders of a U.S. corporation. It may be difficult or impossible to obtain and/or enforce a judgment in a Middle Eastern country. These and other factors could have a negative impact on the Trust’s performance.

Investments in Morocco. Investing in futures on foreign securities indices that include Moroccan companies involves greater risk than investing in U.S. securities indices or securities of issuers in the United States, and such investments are generally considered to be more speculative in nature. As a developing nation, Morocco's economy is more volatile than those of developed Western industrial economies. Key sectors of the economy include agriculture, tourism, phosphates, textiles, apparel, and subcomponents. In 2006, Morocco entered into a bilateral Free Trade Agreement with the United States; it remains the only African country to have one. In 2008, Morocco entered into an Advanced Status agreement with the European Union (the “EU”). Despite Morocco's economic progress, the country suffers from high unemployment and poverty. In 2011, high food and fuel prices strained the government's budget and widened the country's current account deficit. Key economic challenges for Morocco include fighting corruption, reducing government spending, reforming the education system and judiciary, addressing socioeconomic disparities, and building more diverse, higher value-added industries. Morocco has recently experienced political and social disturbances that could affect its legal and administrative institutions. A change in U.S. foreign policy or the policies of other countries regarding Western Sahara could also adversely affect Morocco’s economy. These and other factors could have a negative impact on the Trust’s performance.

Investments in Nigeria. The Nigerian economy is less stable than prevailing economic conditions in more developed countries. In the past, economic growth in Nigeria has been negatively affected by political instability, corruption and lower foreign direct investment. The Nigerian government has exercised and continues to exercise substantial influence over many aspects of the Nigerian economy, and has changed monetary, fiscal, taxation, labor and other policies over time to influence the performance of the Nigerian economy. The Trust has no control over the extent and timing of government intervention and policies. If the perception of improved overall security in Nigeria changes or if foreign direct investment declines, the Nigerian economy may face a downturn which could negatively affect the Trust’s financial condition and results of operation. These and other factors could have a negative impact on the Trust’s performance.

Investments in Peru. The Peruvian economy is subject to risks of social unrest, high unemployment, governmental control and heavy regulation of the labor industry. Historically, Peru has experienced periods of political instability and certain sectors and regions of Peru have experienced high unemployment. Any recurrence of these events may cause downturns in the Peruvian market and adversely impact investments in the Trust. Heavy regulation of labor and product markets is pervasive in Peru and may stifle Peruvian economic growth or contribute to prolonged periods of recession. The Peruvian economy is affected by the economies of other Central and South American countries, some of which have experienced high interest rates, economic volatility, inflation, currency devaluations and high unemployment rates. Any adverse economic event in one country can have a significant effect on other countries of this region. In addition, commodities (such as oil, gas and minerals) represent a significant percentage of the region’s exports, and many economies in this region, including Peru’s, are particularly sensitive to fluctuations in commodity prices. Peru’s main exports are copper, gold, zinc, textiles, and fish meal; its major trade partners are the United States, China, Brazil, and Chile. These and other factors could have a negative impact on the Trust’s performance.

Investments in the Philippines. The Philippines’ economy is heavily dependent on exports and subject to high interest rates, economic volatility, inflation, currency devaluations, high unemployment rates and high level of debt and public spending. As an emerging country, the Philippines’ economy is susceptible to economic, political and social instability; unanticipated economic, political or social developments could impact economic growth. The Philippines is subject to natural disaster risk. These and other factors could have a negative impact on the Trust’s performance.

Investments in Poland. Poland is considered to have one of the healthiest economies of the post-communist countries and is currently one of the fastest growing countries within the European Union (the “EU”). Since the fall of the communist government, Poland has steadfastly pursued a policy of liberalizing the economy and today stands out as a successful example of the transition from a centrally planned economy to a primarily capitalistic market economy. Poland is the only member of the EU to have avoided a decline in GDP during the late 2000s recession. In 2009, Poland had the greatest GDP growth in the EU. As of November 2009, the Polish economy had not entered the global recession of the late 2000s nor had it even contracted. Investment in securities of Polish issuers involves risks not typically associated with investments in securities of issuers in developed countries. Such heightened risks include, among others, a relatively short history of democracy, expropriation and/or nationalization of assets, confiscatory taxation, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. In addition, Poland faces many economic development problems, including high unemployment, inadequate infrastructure, endemic corruption, poverty, and intensifying global competition from neighboring countries.

The securities market of Poland is considered an emerging market characterized by a small number of listed companies and a relatively illiquid secondary trading market, particularly for corporate bonds. These factors, coupled with restrictions on foreign investment and other factors, limit the supply of securities available for inclusion in foreign securities indices. The government in Poland may also restrict or control to varying degrees the ability of foreign investors to invest in securities of issuers located or operating in Poland. Moreover, governmental approval or special licenses prior to investments by foreign investors may be required and may limit the amount of investments by foreign investors in a particular industry and/or issuer.

The Polish government may exercise substantial influence over many aspects of the private sector and may own or control many companies. Future government actions could have a significant effect on the economic conditions in Poland, which could have a negative impact on private sector companies. There is also the possibility of diplomatic developments that could adversely affect investments in Poland. The market for Polish securities is directly influenced by the flow of international capital and economic and market conditions of certain countries, especially emerging market countries in Eastern Europe. Adverse economic conditions or developments in other emerging market countries have at times significantly affected the availability of credit in the Polish economy and resulted in considerable outflows of funds and declines in the amount of foreign currency invested in Poland. These and other factors could have a negative impact on the Trust’s performance.

Investments in Russia. Investments in futures on foreign securities indices that include Russian companies involve special considerations not typically associated with investing in countries with more established economies or currency markets. On an ongoing basis, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered as the proceeds of the International Monetary Fund and other economic assistance have been squandered or stolen. Instability, geopolitical tensions, poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. Compared to most national stock markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets, which, among other things, may make obtaining accurate prices on portfolio securities more difficult than in more developed markets. Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products. As the current global economic crisis causes the commodity prices, especially the price of oil, to tumble, many sectors in the Russian economy have fallen into turmoil, threatening to push the whole economy into significant slowdown and even recession. Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. There is the risk the government may impose capital controls on foreign portfolio investments in the event of extreme financial or political crisis. Such capital controls would prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital. Such risks have led to heightened scrutiny of Russian liquidity conditions, which in turn creates a heightened risk of the repatriation of ruble assets by nervous foreign investors. The current economic turmoil in Russia and the effects of the current global economic crisis on the Russian economy can cause flight from the Russian ruble into United States dollars and other currencies and can force the Russian central bank to spend reserves to maintain the value of the ruble. If the Russian central bank falters in its defense of the ruble, there could be additional pressure on Russia’s banks and its currency. These and other factors could have a negative impact on the Trust’s performance.

Investments in Singapore. The economy of Singapore is heavily dependent on international trade and export. Conditions that weaken demand for such products worldwide or in the Asian region could have a negative and significant impact on the economy of Singapore as a whole. In addition, the economy of Singapore may be particularly vulnerable to external market changes because of its smaller size. These and other factors could have a negative impact on the Trust’s performance.

Investments in South Africa. Investments in futures on foreign securities indices that include South African companies involve special considerations not typically associated with investing in countries with more established economies or currency markets. Although South Africa is a developing country with a solid economic infrastructure (in some regards rivaling other developed countries), certain issues, such as unemployment, access to health care, limited economic opportunity, and other financial constraints, continue to present obstacles to full economic development. Disparities of wealth, the pace and success of democratization and capital market development and religious and racial disaffection have also led to social and political unrest. South Africa’s currency has recently fluctuated significantly and may be vulnerable to significant devaluation. There can be no assurance that initiatives by the government to address these issues will achieve the desired results. These and other factors could have a negative impact on the Trust’s performance.

Investments in Taiwan. Certain Asian economies have experienced over-extension of credit, currency devaluations and restrictions, high unemployment, high inflation, decreased exports and economic recessions. Economic events in any one country can have a significant economic effect on the entire Asian region as well as on major trading partners outside Asia, and any adverse event in the Asian markets may have a significant adverse effect on the economy in Taiwan. These and other factors could have a negative impact on the Trust’s performance.

Investments in Thailand. The Thai economy is dependent on commodity prices and trade with the economies of Asia, Europe and the United States. Reduction in spending by these economies on Thai products and services or negative changes in any of these economies may cause an adverse impact on the Thai economy. Certain Asian economies have experienced over-extension of credit, currency devaluations and restrictions, high unemployment, high inflation, decreased exports and economic recessions. Economic events in any one country can have a significant economic effect on the entire Asian region as well as on major trading partners outside Asia, and any adverse event in the Asian markets may have a significant adverse effect on the Thai economy. The United States is Thailand’s largest export market and third largest supplier, after Japan and China. Decreasing U.S. imports, new trade regulations, changes in the U.S. dollar exchange rates or a recession in the United States may have an adverse impact on the Thai economy. Thailand has historically experienced acts of terrorism and strained international relations related to border disputes, historical animosities and other defense concerns. These situations may cause uncertainty in the Thai market and adversely affect the Thai economy. Economic and political instability have contributed to high price volatility in the Thai equity and currency markets, which could affect investments in the Trust.

The Thai economy has experienced periods of substantial inflation, currency devaluations and economic recessions, any of which may have a negative effect on the Thai economy and securities markets. Thailand has at times been destabilized by frequent government turnover and significant political changes, including military coups. Recurrence of these conditions, unanticipated or sudden changes in the political structure or other Thai political events may result in sudden and significant investment losses. These and other factors could have a negative impact on the Trust’s performance.

Investments in Turkey. The Turkish economy is dependent on trade with certain key trading partners. Reduction in spending by these economies on Turkish products and services or negative changes in any of these economies may cause an adverse impact on the Turkish economy. These and other factors could have a negative impact on the Trust’s performance.

Investments in Ukraine. Investments in futures on foreign securities indices that include Ukrainian companies involve special considerations not typically associated with investing in countries with more established economies or currency markets. Since obtaining independence in 1991, Ukraine has undergone a substantial political transformation from a constituent republic of the former Union of Soviet Socialist Republics to an independent sovereign democratic state. Governmental instability and corruption has been a feature of the Ukrainian political scene and, as a result, Ukraine has experienced fifteen changes of Prime Minister during this period, with various actions and decisions being taken based primarily on political considerations. Historically, a lack of political consensus in the Ukrainian Parliament has consistently made it difficult for the Ukrainian government to secure the necessary parliamentary support to implement a variety of policies intended to foster economic reform and financial stability. The physical infrastructure in Ukraine dates back to Soviet times and has not been adequately funded and maintained over the past two decades. Global financial or economic crises or even financial turmoil may adversely affect prices in Ukraine’s equity markets as investors move their money to more stable, developed markets. Beginning in the second half of 2008, the Ukrainian equity markets have been highly volatile, principally due to the impact of the global financial and economic crisis on the Ukrainian economy. These and other factors could have a negative impact on the Trust’s performance.

Investments in Vietnam. The Vietnamese government has been reforming its economic system. Vietnam’s economy has historically been nationalistic and planned, meaning it has functioned and produced according to governmental plans and pre-set targets or quotas. However, in recent years, the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although the changes adopted by the Vietnamese government have had a positive effect on the economic development of the country, additional changes are still needed to be made. A substantial portion of productive assets in Vietnam are still owned by the government. Additionally, the government continues to play a significant role in regulating industrial development. A recent positive economic change has been Vietnam’s entry into the World Trade Organization (the “WTO”), the sole global international organization dealing with the rules of trade between nations. It is believed that Vietnam’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, Vietnam has not fully complied with all of its WTO obligations to date, including fully opening its markets to U.S. goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on Vietnam’s economy. These and other factors could have a negative impact on the Trust’s performance.

Risk Relating to Interest Rate Derivatives Markets

Investing in interest rate futures contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.

Interest rate movements directly affect the price of the interest rate futures positions held by the Trust and indirectly affect the value of its security index futures and currency forward positions.  Interest rate movements in one country as well as relative interest rate movements between countries could materially impact the Trust’s profitability.  Because interest rates move up and down, interest rate futures contracts held by the Trust may trade at a premium some of the time and at a discount at other times.

Risks Relating to the Adviser and its Trading Strategy

The lack of experience of the Adviser and its principals in actively managing an entity like the Trust and applying an emerging markets macro investment strategy similar to that used to trade and invest the Portfolio assets may result in substantial trading losses for the Trust and, as a result, you could lose some or all of the value of your Shares.

The Adviser is newly formed and has no operating or performance history.  The success of the Trust is dependent on the success of the Adviser in actively managing the Trust and pursuing the Trust’s investment objective.  As explained elsewhere in this prospectus, the Adviser is responsible for the discretionary trading and investment of the Trust’s assets and for all determinations regarding which Trust positions are held to maturity and which positions are liquidated early (either in response to market conditions or in order to meet the liquidity needs of the Trust).  However, the Adviser has not previously actively managed a commodity pool.

In addition, neither of the principals who are responsible for Portfolio management decisions with respect to the Trust, has previously managed a commodity pool or applied the investment strategy that is used by the Trust.  Accordingly, they may not be relied upon to compensate for the Adviser’s institutional lack of experience with investment vehicles like the Trust.

If the Adviser, and the principals of the Adviser, make investment decisions that result in losses to the Trust, the value of your Shares will be adversely affected.

The strategy that is used by the Adviser to identify investment opportunities for the Trust may fail to deliver the desired returns.

The Adviser utilizes a discretionary, fundamentals-based, emerging markets macro strategy intended, among other things, to achieve the Trust’s performance while seeking to control downside risk and volatility levels.  There can be no assurance that the Adviser will succeed in achieving any goal related to these practices.  The Adviser may be unable to achieve these goals.  Consequently, you could lose all or substantially all of your investment in the Shares.

The Adviser may invest in a concentrated portfolio of financial instruments that may subject the Trust to greater risk of loss than a more diversified investment portfolio.

The Adviser is not subject to any formal portfolio guidelines regarding diversification and may from time to time invest in a portfolio of financial instruments that is relatively concentrated in one or more market sectors.  The result of such concentration is that poor sector performance may have a more negative effect than would be the case in a more diversified investment portfolio.

Although the MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in (by holding long MSCI Emerging Markets Index futures contracts), the Adviser may in the future invest in additional or different emerging markets index futures, and the returns of the Portfolio are not intended to track the performance of the MSCI Emerging Markets Index or any other index or benchmark or group of indices or benchmarks.

The MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in (by holding long MSCI Emerging Markets Index futures contracts as the index itself is not investable). However, the Adviser may in the future invest in additional or different emerging markets index futures or, if possible, attempt to achieve such exposure through forward contracts. The Adviser will actively manage the Portfolio, thus the Portfolio will not passively track an index or benchmark, and the returns of the Portfolio are not intended to track the performance of the MSCI Emerging Markets Index or any other index or benchmark or group of indices or benchmarks. An investment in the Shares is not appropriate for investors seeking returns that are correlated with the MSCI Emerging Markets Index or any other index or benchmark or group of indices or benchmarks.

The speculative nature of the Adviser’s investment activities and strategy may result in losses.

The investment activities and strategy of the Adviser are speculative and carry a high degree of risk.  As a result, the NAV of the Trust may be volatile.

The Adviser currently consists of a relatively small number of principals.

The Adviser currently consists of a relatively small number of principals.  If any of those individuals for any reason ceases to provide services to the Adviser, the Trust might sustain substantial losses.

The Adviser’s risk controls may not be adequate.

Events during the past years, including the bankruptcy and other adverse financial results of major financial institutions, have focused attention upon the necessity for firms to maintain adequate risk controls and compliance procedures.  There is no assurance that the Adviser’s risk controls and procedures are adequate.

The risk management techniques that may be utilized by the Adviser may not be adequate.

The risk management techniques that may be utilized by the Adviser cannot provide any assurance that the Trust is not exposed to risks of significant trading losses.

There may be possible adverse effects of increasing the assets managed by the Adviser.

The Adviser may be limited in the amount of assets it can manage successfully by both the difficulty of executing substantially larger trades in order to reflect larger equity under management and the restrictive effects of speculative position limits and possible market illiquidity.  The rates of return recognized on the trading of a limited amount of assets may have little relationship to those the Adviser reasonably can expect to achieve trading larger amounts of funds.  The Adviser is not required to agree to limit the amount of additional equity it may manage.  There can be no assurance that the Adviser’s strategy is not adversely affected by additional assets under management.

Various actual and potential conflicts of interest involving the Adviser may be detrimental to Shareholders.

The Trust is subject to actual and potential conflicts of interest involving the Sponsor and the Adviser which are described under “Conflicts of Interest.”  Because the Sponsor also is the Trust’s Adviser, the Sponsor may have a disincentive to replace itself as the Adviser, regardless of its performance.

A conflict of interest may also arise where the Adviser finds that futures positions established for the benefit of the Trust, when aggregated with the Adviser’s positions in other accounts of the Adviser (or the proprietary or other positions of its principals or affiliates), approach or exceed the position limits or position accountability levels set by the CFTC or the relevant futures exchange in a particular contract (whether single-month, spot month or all-months-combined).  All futures contracts managed by the Adviser and its affiliates in respect of a particular futures contract may be combined for position limit purposes and/or accountability level purposes.  It is possible that the Adviser approaches or reaches position limits or position accountability levels and, if so, has a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available.  The Trust may be forced to forego certain opportunities as a result of those limitations.  In addition, if in the opinion of the CFTC or other regulating body, exchange or board of trade the Adviser (or its principals or affiliates) exceed position limits, the Adviser may be forced to liquidate certain positions in order to comply with the aggregate applicable position limit requirements or to reduce its position below the exchange accountability level.  If the Adviser exceeds a position accountability level, the Adviser may be asked to reduce the Trust’s position, to refrain from increasing the size of the Trust’s position, or to respond to exchange inquiries regarding positions held by the Trust and other accounts managed by the Adviser and its affiliates.  If the Adviser liquidates positions held on behalf of its accounts, it may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management.  The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits.  See “Conflicts of Interest.”

In addition, the Sponsor and the Adviser may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other commodity pools and accounts.  The Adviser may be effecting trades for its own accounts and for others (including other commodity pools in competition with the Trust) on a discretionary basis.  It is possible that positions taken by the Adviser for other accounts may be taken ahead of or opposite positions taken on behalf of the Trust.  In addition, the Adviser and certain of its affiliates may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the exposures and/or strategy targeted by the Trust, or which may compete or conflict with the Trust’s activities.  Further, a conflict of interest may also arise where the Adviser receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, and may choose to devote greater resources and allocate more investment opportunities to those accounts.  The Adviser may also devote greater resources and allocate more investment opportunities to accounts with higher asset-based fees, lower expenses or greater total assets under management.  In the event that the Sponsor, the Adviser or any of their principals trades for its own account, they will not make those trading records and any related written trading policies available for inspection by Shareholders.  The result to the Trust would be, among others, a reduction in the potential for profit should the entry of positions be at unfavorable prices by virtue of entry of other trades in front of the Trust’s trades.

The Sponsor has not established any formal procedure to resolve conflicts of interest.  Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Sponsor attempts to monitor these conflicts, the Sponsor cannot guarantee that these conflicts will be resolved or will not result in adverse consequences to the Shareholders.

Risks Relating to the Trust and Investment in the Shares

The Trust is subject to the risks associated with being newly organized.

The Trust is newly organized.  The success of the Trust depends on a number of conditions that are beyond its control.  These conditions include the level of acceptance by the investor community of an investment vehicle such as the Trust, which has not been offered to retail investors before, the Trust’s ability to raise sufficient funds to be able to efficiently engage in futures and forward trading and the Adviser’s ability to identify profitable trading opportunities for the Trust.  There is a substantial risk that the investment objectives of the Trust are not met.  Neither the Sponsor nor the Adviser previously has been responsible for an actively managed, publicly offered commodity fund.  If the experience of the Sponsor and the Adviser and their principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations of the Trust may be adversely affected.

The Trust has not yet commenced operations, so you may not rely on past performance in deciding whether to buy the Shares.

The Trust has not commenced operations; consequently, there is no performance history you can use to evaluate your investment in the Trust.  Although past performance is not necessarily indicative of future results, if the Trust had a meaningful performance history, that history might provide you with more information on which to evaluate an investment in the Trust.  As the Trust has not commenced trading or developed any performance history, you will have to make your decision to invest in the Trust based upon other factors.

There is no guarantee of profit or against loss with respect to an investment in the Shares.

There is no assurance that an investment in the Shares will provide an acceptable return to investors or will not incur substantial losses.

The Shares of the Trust are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products.  Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares.  In addition, because the Trust is actively managed, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s or the Adviser’s qualifications may not be suitable for solving these problems or issues.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are expected to be listed for trading on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained.  If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

The Trust is subject to the costs and risks associated with being actively managed.  These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.

There is limited market history for actively-managed statutory trusts, and it is not known how well the Trust will perform in the marketplace.  Until recently, most statutory trusts have attempted to replicate or track an index.  There is no index that the Trust attempts to passively replicate or track.  Instead, the Adviser has discretion to select the Trust’s investments, and the ability of the Trust to meet its investment objectives is directly related to the Adviser’s portfolio allocation of the Trust’s assets.  The Adviser’s judgments, based on its investment strategy, about the attractiveness and potential appreciation of the particular investments in which the Trust invests may prove to be incorrect and the value of your Shares may be adversely affected.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV.  The NAV fluctuates with changes in the market value of the Trust’s assets.  The trading prices of Shares are expected to fluctuate in accordance with changes in the NAV, intraday changes in the value of the investment portfolio held by the Trust and market supply and demand.  The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, on which the Shares trade, and markets for the instruments, or the assets underlying the instruments, held by the Trust.  While the Shares trade on NYSE Arca until 4:00 P.M., New York City time, liquidity in the markets for the Portfolio’s financial instruments, or the assets underlying such instruments, and trading on certain other exchanges or trading facilities during different time frames may be reduced after the close of the principal markets for those instruments or underlying assets.  Consequently, liquidity in the financial instruments held by the Trust may be reduced at the close of trading at the applicable underlying market.  As a result, trading spreads, and the resulting premium or discount on Shares, may widen during the time when NYSE Arca is open and certain other applicable markets are closed.

The NAV may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

The NAV of the Shares of the Trust changes as fluctuations occur in the market value of its Portfolio.  You should be aware that the public trading price of a number of Shares of the Trust otherwise amounting to a Basket may be different from the NAV of an actual Basket (i.e., 100,000 individual Shares may trade at a premium over, or a discount to, the net asset value of a Basket) and similarly the public trading price per Share of the Trust may be different from the NAV per Share of the Trust.  Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share of the Trust.  This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of the Trust are closely related, but not identical, to the same forces influencing the price of an underlying financial instrument at any point in time.  You also should note that the size of the Trust in terms of total assets and positions held may change substantially over time and from time to time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares of the Trust.  To the extent that Authorized Participants and their clients and customers may be able to exploit such arbitrage opportunities, the public trading price of the Shares should track the NAV over time.  Market participants that are not Authorized Participants may not be able to exploit any such arbitrage opportunity to the same degree, if at all.

The Trust Administrator’s and the Sponsor’s ability to value the Portfolio may be diminished during periods of reduced market liquidity.

During periods of reduced market liquidity or in the absence of readily available market quotations for particular futures or forward contracts in the Portfolio, the ability of the Trust Administrator and the Sponsor to assign an accurate daily value to these investments may be diminished.  As a result, the Trust Administrator and the Sponsor may be required to value these investments at prices other than market prices, which may adversely affect the value of the Shares.

Neither the Sponsor nor the Adviser can assure you that it will continue in its respective role.  If Resonance Advisors LLC was no longer to act in either role, the Trust and the value of the Shares may suffer.

Neither the Sponsor nor the Adviser can assure you that it will be willing or able to continue to service the Trust for any length of time.  If Resonance Advisors LLC discontinues its activities on behalf of the Trust in either capacity, the Trust may be adversely affected.  For example, following the resignation of the Sponsor or the Adviser, the Trust may not be able to secure the services of a substitute sponsor or adviser on terms as favorable (including in respect of compensation) as those in effect with the departing party, or on any terms at all.  If the Trust is unable to secure the services of a new sponsor or adviser, it may be forced to terminate its activities at a time that is disadvantageous for its Shareholders.  If the Sponsor’s registration as a commodity pool operator under the CEA or membership in the NFA is revoked or suspended, it would no longer be able to provide services to the Trust.

The Trust may incur additional transactional costs because the Portfolio is actively managed, and actively managed portfolios may have higher turnover rates than portfolios that passively track indices.

The Trust may engage in investment activity without regard to the effect on portfolio turnover.  Portfolio turnover refers to the rate at which the instruments held by the Trust are replaced.  The higher the rate, the higher the transactional and brokerage costs associated with the turnover, which may adversely affect the Trust’s net asset value and, in turn, the value of your Shares.  The Trust’s annual turnover may vary and could be higher under certain market conditions or due to other factors including the term of a relevant futures contract.  Transaction costs that are incurred by the Trust include commissions, futures exchange, futures regulatory and futures clearing fees, transaction fees of the foreign currency prime broker and other fees or costs associated with trading.  These costs have been estimated in the break-even table that appears on page 12.  Actively managed portfolios (like the Trust) may have higher transaction costs or fees than products that are passive, or products that do not transact based on events and factors that influence market prices.  For example, an active manager may trade more often during periods of high market volatility in an attempt to take advantage of price movements.

Several variables, and expectations or announcements related to such variables, may lead to increased trading by the Trust, which in turn increases transaction costs.  These variables potentially include changes in interest rates, changes in supply and demand for the futures or forwards that will be traded by the Trust, and macro economic factors, such as economic performance, inflation and growth.  More frequent reallocation of investments pursuant to the Trust’s strategy also may increase both Portfolio turnover and transaction costs for the Trust.

Fees and expenses that are payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.

The Trust is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability.  These fees and expenses include an allocation to the Sponsor (known as the “Sponsor’s Fee”) that accrues daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value (as defined under “Business of the Trust—Computation of the Trust’s Net Asset Value” below) of the Trust and is payable by the Trust monthly in arrears, as well as the other ordinary and extraordinary expenses described herein.  Although the Trust expects to earn interest income, such interest income is not expected to be equal to or greater than the fees and expenses payable by the Trust.  Therefore, the Trust needs to have positive performance in order to break even net of fees and expenses.  Consequently, the expenses of the Trust could, over time, result in losses to your investment therein.  You may never achieve any gains, significant or otherwise, on your investment in the Shares.  See “Business of the Trust—Trust Expenses.”

The Trust does not expect to make any periodic distributions or dividend payments to its Shareholders.

Other than in connection with the redemption of Baskets or with the liquidation of the Trust, or as determined by the Sponsor in its absolute discretion, the Trust does not expect to make any distributions or pay any dividends to its Shareholders.  Consequently, any gain from an investment in the Shares would result from an increase in the price of the Shares realized upon the sale of Shares by the Shareholder.

The Trust could be liquidated at a time when the disposition of its assets will result in losses to investors in the Shares.

Under certain circumstances, the Sponsor or the Shareholders could dissolve the Trust.  For a description of how a dissolution would occur, see “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”  Upon dissolution, the Trust would liquidate its holdings and use the proceeds to pay all expenses of liquidation and any outstanding liabilities.  Any remaining cash will be distributed among investors surrendering Shares.  Any Trust property remaining in the possession of the Trust after 90 days or more may be sold by the Sponsor and the proceeds held uninvested and in a non-interest bearing account until claimed by any remaining Shareholders.  Sales of financial instruments in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in the Shares.

The Sponsor has broad discretion to liquidate the Trust at any time.

The Trust Agreement provides the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation is advisable.  It cannot be predicted when or under what circumstances, if any, the Sponsor would exercise its discretion to liquidate the Trust.  A liquidation could cause you to suffer a loss on your investment in the Shares.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance or redemptions of Baskets.

If one or more Authorized Participants withdraw from participation, creating or redeeming Baskets may become more difficult, which may reduce the liquidity of the Shares.  If creating or redeeming Baskets becomes more difficult, the correlation between the price of the Shares and the NAV may be affected, which may adversely affect the trading market for the Shares.  Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the financial instruments held by the Trust and the Shares, which may affect the trading market and liquidity of the Shares.

The Sponsor may suspend or postpone the issuance of Baskets and, under certain circumstances, the redemption of Baskets; or may reject a particular purchase order or redemption order at any time, if the Processing Agent determines that the purchase order is not in good form or the Sponsor determines that it is advisable to do so for any reason.  If any of these events were to occur, the liquidity of the Shares may be adversely affected.

Creation and redemption of Baskets may be delayed when one or more of the exchanges where the Trust may need to trade, either to establish new positions or to liquidate existing ones, are scheduled to be closed, and may be subject to postponement, suspension or rejection under certain circumstances, all of which may reduce the liquidity of the Shares.

Generally, upon the receipt of a request for the creation of one or more Baskets, the Trust has to establish one or more new positions for its Portfolio.  Similarly, upon the receipt of a request for the redemption of one or more Baskets, the Trust usually has to liquidate one or more of its existing positions to raise the funds required to pay the amounts due to the redeeming Authorized Participant in respect of that redemption.

Because creation and redemption orders can be placed at any time before 4:00 P.M. (New York City time), it is possible that, by the time a creation or redemption order is received by the Trust, one or more of the futures exchanges on which the Trust would need to trade to establish new or to liquidate one or more existing positions may be closed or about to close and that the Trust may need to wait until the following trading day.  For this reason, if a creation or redemption order is communicated to the Trust on a Business Day that precedes two consecutive days when there is no scheduled trading session in one or more of the futures exchanges that the Trust may need to trade on to establish new or liquidate existing positions, that creation or redemption order is not considered “received” by the Trust (and, therefore, the time to deliver the Shares or to pay the redemption price to the Authorized Participant placing the order does not begin to run) until the first Eligible Business Day thereafter.  This may result in the Trust settling creation or redemption orders later than an Authorized Participant might have expected, and this delay may reduce the liquidity of the Shares.  The Portfolio is expected to hold numerous futures contracts from time to time, potentially including those that trade on exchanges that are members of the Intermarket Surveillance Group (“ISG”), as well as those that trade on the Kansas City Board of Trade and the London Metal Exchange.  A list of the members of ISG is available at www.isgportal.com.  These exchanges’ holiday schedules limit the ability to create and redeem Shares.

The Sponsor may suspend the creation of Baskets, or postpone the issuance date, for as long as it considers necessary for any reason.  The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca or any exchange on which the Trust’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.  In addition, the Sponsor has the absolute right to reject any creation order or redemption order, including, but not limited to, (1) orders determined by the Processing Agent not to be in proper form, (2) orders received during any period in which circumstances make transactions in, or delivery of, Shares or any of the futures or forward contracts in the Trust’s portfolio impossible or impractical, and (3) if the acceptance of the creation or redemption order would, in the opinion of counsel to the Sponsor, result in a violation of law.  See “Description of the Shares and the Trust Agreement—Creation of Baskets” and “—Redemption of Baskets.”

Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant.  For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay or may make the creation of Baskets more expensive if the NAV increases during the delay.  Under each Authorized Participant Agreement, the Trust will have disclaimed any liability that may result from any suspension, postponement or rejection.

As a Shareholder, you will not have the rights normally associated with ownership of common shares.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation.  By acquiring Shares, you are not acquiring the right to elect the management of the Trust, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares.  You have only the limited rights described under “Description of the Shares and the Trust Agreement.”

As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company.  Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act.  For example, the provisions of the Investment Company Act that limit leverage and transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads do not apply to the Trust.

As a Shareholder, you will not have the protections of the Investment Advisers Act of 1940 because the Adviser is not registered as an investment adviser thereunder.

The Adviser is not currently registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and consequently, Shareholders will not have the regulatory protections provided to investors under that act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.

There is a patent pending on certain aspects of the investment strategy that is used by the Adviser.  While the Sponsor and the Adviser believe that they have all the intellectual property rights needed to operate the Trust and make investments for the Portfolio in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust or to any computer models, processes or methodologies that may be used by the Adviser for the selection of assets for the Portfolio.  If any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust and the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Adviser or if the Trust is required to indemnify the Trustee or the Trust’s other agents.

Under the Trust Agreement, the Sponsor has the right to be indemnified by the Trust for any liability or expense the Sponsor incurs without gross negligence, bad faith, violation of the implied covenant of good faith and fair dealing or willful misconduct on its part and each of the Trustee, the Processing Agent, the Settlement Agent and the Trust Administrator, have the right to be indemnified by the Trust for any losses they incur that are not the result of the Trustee’s or other such agents', gross negligence, bad faith, violation of the implied covenant of good faith and fair dealing or material breach of the Trust Agreement. Similarly, under the Advisory Agreement the Adviser will be entitled to indemnification from the Trust in certain events. As such, the assets of the Trust may have to be sold in order to cover losses or liability suffered by the Sponsor or the Adviser for which the Trust is responsible, which would reduce the net asset value of the Trust and the value of the Shares.

NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are expected to be listed for trading on NYSE Arca under the symbol “REMM.”  Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the value of the Shares and the NAV is not made available as required by NYSE Arca.  In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.  There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which includes, among other things:

•	exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act;

•
the accommodation to satisfy the modified executive compensation disclosure requirements under Item 402(m)-(r) of Regulation S-K instead of the requirements under Item 402(a)-(k) and (s) of Regulation S-K;

•	exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and

•
exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the SEC otherwise determines, any future audit rules that may be adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (i) the last day of the fiscal year in which it has annual gross revenue (assets) of $1 billion or more, (ii) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (iii) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (i) more than $700 million in outstanding equity held by non-affiliates and (ii) been public for at least 12 months. The value of the Trust’s outstanding equity will be measured each year on the last day of its second fiscal quarter.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. The Trust has made an irrevocable decision to opt out of this extended transition period for complying with new or revised accounting standards.

The Trust cannot predict if investors will find its Shares less attractive if it relies on these exemptions. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the Trust’s stock price may be more volatile.

The Trust will incur significant increased costs as a result of operating as a public company, and the Trust’s Sponsor will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after the Trust is no longer an “emerging growth company.”

The Trust has not commenced operations and has never operated as a public company. As a public company, particularly after the Trust ceases to qualify as an emerging growth company, the Trust will incur significant legal, accounting and other expenses that it would not have incurred if it were a private company, including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE Arca. The Trust’s Sponsor will need to devote a substantial amount of time to these compliance initiatives and the Trust’s legal and accounting compliance costs will increase. It is likely, particularly after the Trust ceases to qualify as an emerging growth company, that the Sponsor will need to hire additional staff in the areas of investor relations, legal and accounting in order for the Trust to operate as a public company. The Trust also expects that these new rules and regulations may make it more difficult and expensive for the Sponsor to obtain director and officer liability insurance, and the Sponsor may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Sponsor to attract and retain qualified individuals to serve on its board of directors or as executive officers. The Trust is currently evaluating and monitoring developments with respect to these rules, and it cannot predict or estimate the amount of additional costs it may incur or the timing of such costs.

For example, the Sarbanes-Oxley Act requires, among other things, that the Trust maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, the Trust will be required to perform system and process evaluations and testing of its internal control over financial reporting to allow the Sponsor and the Trust’s independent registered public accounting firm to report on the effectiveness of the Trust’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As described above, as an emerging growth company, the Trust will not need to comply with the auditor attestation provisions of Section 404 for several years. The Trust’s testing, or the subsequent testing by the Trust’s independent registered public accounting firm, may reveal deficiencies in the Trust’s internal control over financial reporting that are deemed to be material weaknesses. The Trust’s compliance with Section 404 will require that the Trust incur substantial accounting expense and the Sponsor incur substantial management time on compliance-related issues. Moreover, if the Trust is not able to comply with the requirements of Section 404 in a timely manner, or if the Trust or its independent registered public accounting firm identify deficiencies in the Trust’s internal control over financial reporting that are deemed to be material weaknesses, the Trust could lose investor confidence in the accuracy and completeness of its financial reports, which could cause its stock price to decline.

When the available exemptions under the JOBS Act, as described above, cease to apply, the Trust expects to incur additional expenses and have the Sponsor devote increased management effort toward ensuring compliance with them. The Trust cannot predict or estimate the amount of additional costs it may incur as a result of becoming a public company or the timing of such costs.

Risks Relating to Taxes

Please refer to “U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

The Trust’s classification as a publicly traded partnership not taxable as a corporation is not free from doubt, and if the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes.  So long as the Trust qualifies as a partnership, it will be able to pass through its income, and deductions to the Shareholders.  The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority.  In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code, the “Code”) it will be treated as a corporation for U.S. federal income tax purposes.  It is expected that the Trust will be treated as a publicly traded partnership.  A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act.  This exception is referred to as the “qualifying income exception.”  Qualifying income generally includes interest (other than certain contingent interest), dividends, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Trust) a principal activity of which is the buying and selling of commodities or options, futures or forwards with respect to commodities, income or gains from such commodities or such options, futures, or forwards.  In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities are not treated as qualifying income.  The Trust takes the position that for purposes of determining whether the Trust is engaged in a financial business, portfolio investing activities that the Trust engages in do not and will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities.

If less than 90% of the Trust’s gross income constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation.  The Trust would be required to pay income tax at corporate rates on any portion of its net income that did not constitute tax-exempt income.  Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero; the payment of these distributions would not be deductible by the Trust.  These consequences would have a material adverse effect on the Trust, its Shareholders and the value of the Shares.

Shareholders’ tax liability could exceed cash distributions on the Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares.  There is no obligation to make distributions on the Shares and no such distribution is anticipated.  Accordingly, you may not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. tax rules that apply to partnerships are complex and their application is not always clear.  Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships.  The Trust applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable U.S. Treasury regulations.  It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the U.S. Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

Shareholders could become subject to FATCA withholding tax.

Starting in 2014, U.S. withholding tax may be imposed on allocations of income to and distributions received by you with respect to your Shares and starting in 2015, U.S. withholding tax may be imposed on disposition proceeds allocated or distributed by the Trust to you and disposition proceeds received by you upon a sale of your Shares.  Prospective Shareholders should consult their own tax advisors about this new regime, which is commonly referred to as FATCA.  See “U.S. Federal Income Tax Consequences—Foreign Account Tax Compliance Act.”

Because each Shareholder will receive a tax report on IRS Schedule K-1, a Shareholder may incur additional fees and expenses if the Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns.

Because the Trust will be treated as a partnership for U.S. federal income tax purposes, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year. Each IRS Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares. If a Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns because of the IRS Schedule K-1, the Shareholder will incur additional fees and expenses.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance.  In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable phrases.  All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in market conditions (for the Trust’s assets and the Shares), the Trust’s operations, the Sponsor’s plans, the Adviser’s plans and investment strategy and references to the Trust’s future success and other similar matters, are forward-looking statements.  These statements are only predictions.  Actual events or results may differ materially.  These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances.  Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments.  Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares.  None of the Trust, the Sponsor, the Adviser, the Trustee or the Delaware Trustee is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

The Adviser, on behalf of the Trust, invests the proceeds received by the Trust from the issuance and sale of Baskets in short-term United States government securities and other financial instruments that, in compliance with the rules of the futures exchanges and other markets where the Trust trades, are eligible to secure the Trust’s trading obligations.  After reserves for the payment of ongoing Trust expenses:

•
Approximately 85% to 95% of the proceeds received by the Trust will be maintained in a segregated trading account at the Trust’s Clearing FCM for the purposes of initial margining of futures transactions, and will be held in cash or invested in U.S. Treasury bills or other financial instruments in which collateral for futures trading may be invested in accordance with CFTC rules; and

•
The balance of the proceeds received by the Trust will be invested in short-term U.S. government securities or other cash equivalents or deposited in money market accounts and other interest-bearing accounts for the purpose of paying expenses, meeting cash needs and earning interest, and will be available, if needed, to margin futures transactions as described above.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for cash, (2) paying out of Trust assets any Trust expenses and liabilities not assumed by the Sponsor, (3) delivering proceeds consisting of cash in exchange for Baskets surrendered for redemption, (4) depositing any required margin in the form of cash or other eligible assets with domestic futures commission merchants, foreign futures brokers or other financial intermediaries or dealers, and (5) investing its cash, at the direction of the Adviser, in a portfolio of futures and forward contracts. The Trust’s Sponsor is registered under the CEA as a commodity pool operator and will be a member of the NFA.

Investment Objective

The Trust pursues long-term total returns by seeking to provide both (i) a long-only exposure to emerging markets equity indices (the “index exposure”) and (ii) “alpha” returns that are additive to, and are not correlated with, the index exposure (measured over rolling 5-year periods), while seeking to control overall downside risk and volatility. Total return refers to the combined income and capital appreciation generated by a portfolio.  In pursuit of this objective, the Trust primarily trades and invests in futures and forwards related to emerging markets.

The Adviser believes that:

•
emerging markets financial instruments as an asset class are often underrepresented in the investment portfolios of individuals, and that maintaining exposure to this asset class is a way for investors to seek significant diversification benefits to a portfolio that otherwise may be exposed primarily to U.S. equity and debt securities;

•
actively managed portfolios can enable investors to seek “alpha” returns (i.e., positive returns that are uncorrelated with the returns accessible by passively investing in indices that track the market);

•	separately pursuing the alpha strategy and the index exposure in a single investment vehicle is a good way for an investor to build a more capital-efficient portfolio; and

•	the futures and forward markets provide the Adviser with a capital-efficient way to use Portfolio assets to pursue the Trust’s investment objective.

Investment Strategy

The Adviser pursues the Trust’s investment objective by utilizing a discretionary portfolio construction approach that is designed to provide (i) the index exposure, and (ii) exposure to an “alpha” portfolio with returns independent of, and uncorrelated to, the index exposure. The Adviser seeks to provide the index exposure by holding long emerging markets equity index futures positions. The Adviser seeks to provide the alpha exposure by actively trading and investing a portfolio primarily composed of exchange-traded futures and foreign currency forwards related to emerging markets using its discretion to make investment choices based on fundamental analysis of various macroeconomic factors.

Alpha Strategy

The alpha strategy seeks to provide returns that are independent of, and uncorrelated to, the index exposure, by trading and investing primarily in futures and forwards relating to emerging markets.  The Adviser pursues a strategy based on fundamental analysis and makes investment decisions based on its view of the fundamental value of various financial instruments relative to market prices and expectations.  To construct the alpha portfolio, the Adviser applies both quantitative and qualitative analysis to market and economic data to generate investment ideas, to trade and invest on a discretionary basis, and to manage portfolio risk.

The Adviser’s investment process reflects its belief that macroeconomic factors drive investment returns over the medium and long term. These macroeconomic factors include fundamental economic and fundamental market factors.  Examples of fundamental economic factors include monetary and fiscal policy, growth conditions, inflation, and the quality and stability of governmental and civic institutions.   Examples of fundamental market factors include matters such as valuation and pricing metrics, interest rates, momentum, liquidity, and ease of capital formation.

The Adviser forms conclusions regarding future economic conditions and future financial instruments pricing based on its review and analysis of macroeconomic factors.  The Adviser’s investment process is driven by its understanding of the underlying relationships between asset class pricing and macroeconomic forces.  The Adviser evaluates markets based on both the current state of various macroeconomic factors (i.e., current conditions) as well as anticipated changes to those conditions, and seeks to understand what expectations regarding those changes are embedded in current market pricing.  From time to time, the Adviser will form thematic, macroeconomic-based “alpha views” regarding its desired exposures to investment themes.

The Adviser utilizes both quantitative and qualitative analysis in its investment process.  With respect to quantitative analysis, the Adviser applies a range of mathematical and statistical techniques to historical and real-time market and economic data that relates to the various macroeconomic factors, as part of an ongoing research process.  The Adviser analyzes this historical data in an effort to identify how changes to current conditions and expectations about future conditions will affect the prices of various financial instruments.  The quantitative analysis used by the Adviser particularly focuses on the volatility and correlation characteristics of financial instruments, as the Adviser seeks to build a diversified portfolio in the alpha strategy.  The Adviser seeks to develop predictive models based on its quantitative analysis to generate and evaluate investment ideas.  However, the Trust will trade purely on a discretionary basis and the Adviser engages in a qualitative analysis of any investment ideas generated utilizing quantitative analysis.

The Adviser also utilizes qualitative analysis which relies on the investment experience and views of its principals, as well as internally-developed frameworks for evaluating and generating investment ideas. The Adviser's qualitative analysis focuses on research relating to the subjective conditions of macroeconomic factors in emerging markets, the perception and expectations of market participants, and the risk characteristics of investment ideas.

Emerging Markets

Emerging markets are generally considered to be nations with social or business activity in the process of rapid growth and industrialization, typically characterized by increasingly liquid and broad capital markets, strengthening civil institutions, improving governance, strengthening infrastructure and increasing quality of life for citizens. Emerging markets are also often marked by increasingly educated and competitive labor forces and rapid growth in industrialization, combined with relatively lower consumption per capita than in more developed economies. These countries are often engaged in a transition from an underdeveloped economy into a well-capitalized, developed economy similar to those of the advanced industrialized countries like the United States, Japan or much of Western Europe.

Generally, emerging market economies reflect higher coordination costs and transaction friction for buyers and sellers, often as a function of their having less-developed institutions supporting their capital and product markets. Emerging market economies also are typically undergoing a process of increasing openness and internationalization, frequently in connection with higher stability of inflation, currency and interest rates.

Emerging markets are considered to be higher risk markets for investment than more advanced or developed economies.  None of the transition paths emerging market nations are undertaking are guaranteed to yield favorable results. Emerging markets are typically less stable and prone to more types of investment risks than more developed markets.  Emerging markets are transitional in nature and unpredictable; whether economic, political, demographic or social, emerging markets are undergoing substantial changes that create additional risks for investors.

The Adviser looks at a variety of factors to determine whether a country is an “emerging market.”  Currently, the Adviser views countries as “emerging markets” if they are considered to be developing, emerging or frontier by sources such as MSCI, the International Monetary Fund, the World Bank, the International Finance Corporation, the United Nations, The Economist magazine, Standard & Poor’s and Dow Jones, or if they are countries with a stock market capitalization of less than 5% of the MSCI World Index.

Emerging market countries typically are located in the following regions:

•	Asia‑Pacific;

•	Eastern Europe;

•	the Middle East;

•	Central and South America; and

•	Africa.

Within these regions, the Trust is likely to invest in financial instruments relating to countries such as:

Argentina	Hong Kong	Lebanon	Poland	Thailand

Brazil	Hungary	Malaysia	Qatar	Turkey

Chile	India	Mexico	Russia	UAE

China	Indonesia	Morocco	Singapore	Ukraine

Colombia	Israel	Nigeria	South Africa	Vietnam

Czech Republic	Jordan	Peru	South Korea

Egypt	Kenya	Philippines	Taiwan

This list will change from time to time based on market developments.  The percentage of Trust assets invested in a specific region or country will change from time to time.  The Trust will not be subject to any limitations on the percentage of its assets that may be exposed to a single region or country.

Depending on the particular emerging market indices the Trust invests in, the underlying securities of the emerging market indices will be sovereign debt instruments; corporate debt or equity instruments; futures, swaps, options or other derivatives; and currency instruments including forwards.  Typically, emerging market credit indices are composed of sovereign-issued bonds (denominated in either local currency or foreign currency, typically U.S. dollars) and corporate bonds, while emerging market equity indices are composed of corporate equities issued in local markets.

Portfolio Construction

To construct the Portfolio, the Adviser expects to devote a portion of the Trust proceeds to establishing the emerging markets index exposure (generally expected to be maintained at a level equal to 100% of the Trust’s net assets) and substantially all of the remainder to seek the alpha exposure (generally not to exceed a level equal to 300% of the Trust’s net assets).  The portion of Trust assets required to maintain these exposures will fluctuate from time to time, in particular as the margin requirements to maintain the Trust’s futures contract positions fluctuate.

Futures and forwards have an inherent degree of leverage due to the relatively small amounts of capital required to be deposited as margin for such financial instrument positions (generally 2% to 5% of the value of the contract). The Trust may at times trade with a significant degree of leverage, and the Trust’s use of leverage can be expected to vary from time to time. The notional exposure of the overall Portfolio will be limited to no more than 400% of the Trust’s net assets.

Index Exposure Portfolio Construction

The Trust seeks to maintain constant exposure to one or more emerging markets equity indices by holding long positions in emerging markets index futures contracts. Generally, the Adviser seeks to maintain an emerging markets index exposure to equal 100% of the Trust’s net assets, although this may vary from time to time depending on market conditions.  The Adviser expects the volatility for the Trust’s index portfolio to track the volatility of major emerging markets indices (based on historical volatility, 20% to 25%, determined by annualizing the standard deviation of monthly charges to the MSCI Emerging Markets Index level since 1988).

The MSCI Emerging Markets Index is the initial emerging market index that the Trust will invest in (by holding long MSCI Emerging Markets Index futures contracts as the index itself is not investable) to achieve its index exposure.  The Adviser may in the future invest in additional or different emerging markets index futures or, if possible, attempt to achieve such exposure via foreign currency forwards.

NYSE Liffe U.S. and the Bclear platform of NYSE Liffe U.S. have been licensed to create futures contracts on this index, and the Adviser expects to obtain its emerging markets index exposure by holding long positions in these futures.

Because the Trust's index exposure is provided by futures contracts which have dated expirations, the Trust needs to periodically rebalance or “roll” its exposures by selling near-dated futures contracts and buying longer-dated futures contracts to replace them. The Adviser rebalances the Trust’s exposures on a discretionary, rather than systematic basis, and seeks to roll its index positions in a way that minimizes the Trust’s transaction costs. The Adviser also seeks to avoid rolling futures extremely close to expiry, and generally refrains from holding contracts through to expiration and settlement, as described in more detail under “Rebalancing” below.

Alpha Portfolio Construction

The Adviser constructs a portfolio of instruments for the Trust to hold by determining the optimal way to express its alpha views in light of pragmatic considerations associated with trading in financial instruments. The Adviser assesses trading and investment risks in selecting both which alpha views to express and in constructing an optimal portfolio accordingly. The Adviser seeks to minimize both transaction costs and exogenous trading risks such as liquidity or counterparty risks while maximizing the clarity of expression of the Adviser's alpha views. Some of the criteria included in this analysis for each instrument or market are: liquidity or trading volume, margin requirements, commission rates, bid-ask spreads and futures curve shape.

With respect to the alpha portfolio, the Adviser takes directional positions where it believes prices will move favorably over the medium- to long-term (i.e., over the next three months or more) as a result of the anticipated gap between its perceptions and the market.  Because the alpha portfolio seeks to capture price movements resulting from certain changes in markets resulting from changing expectations about certain market fundamentals, the alpha strategy is directional and an investment in Shares should not be considered market-neutral.  The Adviser does not expect, however, that the alpha portfolio will over time favor any particular market with either a long bias or a short bias.

The alpha portfolio primarily will be composed of futures and forwards relating to emerging markets, as described in more detail below.  The Trust may invest in futures and forwards of varying duration, from shorter-term contracts of one to three months  to longer-term contracts of up to three years or more.  The Trust will not use any particular index or benchmark to construct the alpha portfolio.  Except as otherwise described herein, there are no limitations on the commodity interests that the Trust may trade to seek its alpha exposure.

The Adviser generally will seek to maintain an annualized volatility ranging from 6% to 8% for the Trust’s alpha portfolio. Annualized portfolio return volatility is a quantitative measure used to assess a portfolio’s deviation above or below its average returns over a one year period. As part of the Adviser's portfolio construction process for the alpha portfolio, the Adviser develops forward-looking estimates of the volatility of each position in the alpha portfolio based on historical data, current and expected market conditions, and other factors, including its judgment and experience. Those position-level estimates are then combined to create a forward-looking estimate of volatility for the alpha portfolio as a whole.  To combine the position-level estimates, the Adviser will use both qualitative and quantitative analyses, including correlation and covariance modeling, macroeconomic factor analysis, anticipated holding periods and market sentiment, and its own general judgment and expertise.

Futures Contracts

The Adviser expects that 75% to 90% of the Portfolio’s alpha exposure will be obtained via futures contracts, which can vary from time to time in the sole discretion of the Adviser.  The Trust expects to take long or short positions in a wide variety of commodity futures contracts and financial futures contracts, as discussed in more detail below.

•	Commodity Futures Contracts. The Trust expects to trade in commodity futures contracts, including metals, agriculturals, energies, and softs.

•
Financial Futures contracts.   The Trust expects to trade in a wide variety of financial futures contracts, including interest rates, currencies and currency indices, U.S. and non-U.S. equity indices and government bond futures.  With respect to emerging market index futures, the alpha portfolio may be exposed to stock index futures, currency index futures, and other indices composed of corporate equities issued in local markets.

If the Trust purchases or sells a listed commodity or currency futures contract, it will agree to purchase or sell, respectively, the specified commodity or currency at a specified future date.  The price at which the purchase and sale takes place is fixed when the Trust enters the contract.  Margin deposits are posted as performance bonds with the Trust’s clearing broker and then ultimately with the exchange clearing corporation who ultimately serves as the counterparty for the listed contract (thus limiting counterparty credit risk to the exchange itself).

An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount multiplied by the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck.  No physical delivery of the securities comprising the index will be made, rather, the contract is settled in cash at the termination of the contract.  The settlement is equal to the difference between the contract price and the actual level of the stock index at the expiration of the contract.  The Trust expects to settle contracts prior to their expiration date and does not intend to accept physical delivery.

Forward Contracts

The Trust may enter into foreign currency forward contracts, which the Adviser expects may comprise 10% to 25% of the Portfolio’s alpha exposure (although this will fluctuate from time to time in the discretion of the Adviser).  In particular, the Trust may trade foreign currency forwards (a) to gain exposure to currencies that are not easily or efficiently traded in futures contracts or (b) if the Adviser believes that a relevant forward has more favorable terms than an available futures contract, such as more favorable liquidity.  The Adviser does not currently expect to engage in any transactions that would be considered “retail forex” transactions for purposes of the CEA.

A currency forward contract is a privately negotiated contract to purchase or sell a specific currency at a future date (usually less than one year) at a price set at the time of the contract.  The Trust may enter into currency forward contracts to “lock in” the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract.

The Trust will not enter into deliverable forward contracts, in which there is physical delivery of a specified amount of currency equivalent to the market value of the contract. The Trust will invest in non-deliverable forward contracts where there is no physical delivery of the currency at the maturity of the contract. Instead, one party will agree to make periodic payments to its counterparty based on the change in market value or level of a specified currency. In return, the counterparty will make periodic payments to the first party based on the return of a different specified currency. Generally, these non-deliverable forward contracts will be entered into on a net basis, whereby the Trust will receive or pay only the net amount of the two payments, representing the excess, if any, of the Trust’s obligations over its entitlements with respect to each non-deliverable forward contract. These net amounts will be accrued on a daily basis and an amount of cash or highly liquid securities having an aggregate value at least equal to the accrued excess will be maintained in an account at the Trust’s custodian. The risk of loss with respect to non-deliverable forward contracts generally will be limited to the net amount of payments that the Trust is contractually obligated to make or receive. The Trust may invest in a combination of currency forward contracts and U.S. dollar-denominated money market securities in an attempt to obtain synthetic exposure to a foreign currency-denominated instrument.

The counterparties to the Trust’s forward contracts are expected to be brokers, dealers and other financial institutions.  The Adviser will seek to diversify the Trust’s counterparty exposure, but will not be subject to any formal requirements and may from time to time have concentrated exposure to one or more counterparties.  The Adviser will not undertake any formal evaluation process with respect to the creditworthiness of its forward contract counterparties.

Rebalancing

The Adviser will rebalance the Portfolio on a discretionary basis, as described in more detail below.

Rebalancing of the Alpha Portfolio

The Adviser will determine whether to maintain particular exposures, close out positions, or resize positions, in its discretion and in accordance with its investment strategy and analysis of market conditions.  The Adviser will seek to make any such adjustments to the Portfolio in a manner that minimizes transaction costs and Portfolio exposure to variations in price that do not reflect the Adviser’s intended investment exposure.  To do so, the Adviser will analyze transaction costs, liquidity and margin concerns, and financial instrument pricing.  The Adviser does not expect, under normal market conditions, to settle any futures contracts.

Rebalancing of the Index Portfolio

With respect to the index exposure, the Adviser will seek to invest in longer-dated contracts to maintain constant exposure and minimize transaction costs. The Adviser will “roll” (i.e., regularly purchase and subsequently sell) its contract positions throughout the year.  As a particular futures contract nears its expiration date (or earlier), the Adviser will roll the position into a new contract.  The Adviser will actively manage the implementation of this roll process.  As a result, the roll dates, terms and contract prices selected by the Adviser may vary based upon factors such as contract liquidity and duration, pricing and market risk.  This active management of the roll process is intended to minimize the Trust’s exposure to costs associated with market or trading inefficiencies.

Costs Associated with Rebalancing

If futures contracts are trading at a lower or higher price than their expected spot price, and it is time for the Trust to roll its exposure by reinvesting the proceeds of a maturing contract in a new contract, the Trust may do so at higher or lower futures prices, or it may determine not to reinvest such proceeds.  When longer-dated contracts are priced lower than nearer-dated contracts and spot prices, the market is in “backwardation,” and positive roll yield may be generated when higher priced nearer-dated contracts are sold to buy and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than nearer-dated contracts and spot prices, the market is in “contango,” and negative roll yields may result from the sale of lower priced nearer-dated contract to buy and hold higher priced longer-dated contracts.  If the Trust invests at a higher price than the spot price, the Trust will bear the associated “roll cost” or negative roll yield in addition to the brokerage transaction costs, such as commissions and clearing charges, to effect such roll transactions.  To the extent that the Adviser determines to rebalance more frequently, the Portfolio will incur more substantial transaction charges and possible roll costs, depending on market conditions.

Risk Management

Risk Management of the Index Exposure

The Adviser has the discretion to adjust the index exposure above or below 100%, and may do so from time to time based on market conditions. The Adviser also may determine to allocate Portfolio assets to additional or different emerging market indices. The Adviser does not generally expect to hedge the index exposure.

Risk Management of the Alpha Portfolio

The Adviser constructs the alpha portfolio using a "risk budget" whereby the desired alpha views are framed as desired quantities of risk units. The portfolio construction process then translates these desired risk unit quantities into specific financial instruments for the Trust to hold. The Portfolio is assessed on at least a weekly basis to determine whether market movements have caused the Trust’s actual risk exposures to drift from its desired risk exposures. If there is a sizeable drift that exceeds thresholds where it is efficient for the Adviser to rebalance the alpha portfolio (taking into account transaction costs and other trading frictions) then the Adviser rebalances the alpha portfolio to move closer to the desired risk budget. However, if there is a drift that exceeds thresholds but it is not efficient for the Adviser to rebalance the alpha portfolio, then the Adviser may choose not to rebalance the alpha portfolio. Once purchased, instruments held by the Trust may from time to time be subject to stop-losses or other contingent trading orders in an attempt to hedge certain risks, including event or liquidity risks.

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is intended to measure equity market performance in the global emerging markets. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial value of 100. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MSCI Emerging Markets Index spans large, mid and small cap securities and currently consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, and Turkey. As of September 28, 2012, the five largest country weights were China (17.36%), South Korea (15.57%), Brazil (12.61%), Taiwan (11.12%), and South Africa (7.85%), and the five largest sector weights were Financials (24.91%), Information Technology (13.95%), Energy (13.07%), Materials (11.99%), and Consumer Staples (8.45%). The MSCI Emerging Markets Index is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices.

MSCI provides global equity indices intended to measure equity performance in international markets and the MSCI International Equity Indices are designed to serve as global equity performance benchmarks. In constructing these indices, MSCI applies its index construction and maintenance methodology across developed, emerging, and frontier markets.

MSCI enhanced the methodology used in its MSCI International Equity Indices. The MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the global investable market indices methodology described below. The transition was completed at the end of May 2008. The Enhanced MSCI Standard Indices are composed of the MSCI Large Cap and Mid Cap Indices. The MSCI Global Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology and contains no overlap with constituents of the transitioned MSCI Standard Indices. Together, the relevant MSCI Large Cap, Mid Cap, and Small Cap Indices will make up the MSCI investable market index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices.  MSCI undertakes an index construction process, which involves:

•	defining the equity universe;

•	determining the market investable equity universe for each market;

•	determining market capitalization size segments for each market;

•	applying index continuity rules for the MSCI Standard Index;

•	creating style segments within each size segment within each market; and

•	classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe.  The equity universe is defined by:

•
Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

•	Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country.

Determining the Market Investable Equity Universes.  A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The investability screens used to determine the investable equity universe in each market are as follows:

•
Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

•
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

•
DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of an EM.

•
Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

•
Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the MSCI Standard Index outside of a Quarterly or Semi-Annual Index Review (as defined below).

Defining Market Capitalization Size Segments for Each Market.  Once a market investable equity universe is defined, it is segmented into the following size−based indices:

•	Investable Market Index (Large + Mid + Small);

•	Standard Index (Large + Mid);

•	Large Cap Index;

•	Mid Cap Index; or

•	Small Cap Index.

Creating the size segment indices in each market involves the following steps:

•	defining the market coverage target range for each size segment;

•	determining the global minimum size range for each size segment;

•	determining the market size-segment cutoffs and associated segment number of companies;

•	assigning companies to the size segments; and

•	applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices.  In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment.  All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. Under the GICS, each company is assigned to one sub−industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI global investable market indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability, and low index turnover. In particular, index maintenance involves:

(i)     Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	updating the indices on the basis of a fully refreshed equity universe;

•	taking buffer rules into consideration for migration of securities across size and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

(ii)    Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

(iii)  Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

None of the Trust, the Sponsor, the Adviser, the Authorized Participants or any of their respective affiliates accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the MSCI Emerging Markets Index or any successor to this index. MSCI does not guarantee the accuracy or the completeness of the MSCI Emerging Markets Index or any data included in this index. MSCI assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the MSCI Emerging Markets Index. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the MSCI Emerging Markets Index.

Historical Perfomance

The following graph shows the monthly historical performance of the MSCI Emerging Markets Index in the period from January 2007 through September 2012.  The Trust has obtained this historical data from Bloomberg L.P.  The Trust has not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On October 8, 2012, the closing level of the MSCI Emerging Markets Index was 997.93.

This historical data on the MSCI Emerging Markets Index is not necessarily indicative of the future performance of the MSCI Emerging Markets Index or what the value of the Shares may be. Any historical upward or downward trend in the level of the MSCI Emerging Markets Index during any period set forth above is not an indication that the level of the MSCI Emerging Markets Index is more or less likely to increase or decrease at any time.

Before investing in the Shares, you should consult publicly available sources for the levels and trading pattern of the MSCI Emerging Markets Index.

Contango/Backwardation

The MSCI Emerging Markets Index is the initial emerging markets index that the Trust will invest in by holding long MSCI Emerging Markets Index futures contracts. Since October 2009, the MSCI Emerging Markets Index futures contract has alternated between contango and backwardation, as measured by the difference in price between the first nearby contract and the second nearby contract, spending slightly more time in backwardation. From the contract's inception in September 2009 through May 2010, the contract was largely contangoed. From June 2010 through November 2010 the contract was largely backwardated. From November 2010 through April 2011 the contract was largely contangoed. From May 2011 through the present the contract has been largely backwardated. However, the market for MSCI Emerging Markets Index futures contracts may in the future exhibit a trend of either backwardation or contango. Furthermore, the Adviser may in the future invest in additional or different emerging markets index futures with markets that exhibit characteristics of either backwardation or contango.

All disclosures contained in this prospectus regarding the MSCI Emerging Markets Index, including, without limitation, its makeup, method of calculation, changes in its components and its historical performance, have been derived from publicly available sources.

Secondary Market Trading

While it is anticipated that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV.  The NAV will fluctuate with changes in the market value of the Portfolio.  The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the Portfolio, market supply and demand and other factors.  The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca, on which the Shares trade, and the principal markets on which the futures and forward contracts in the Portfolio trade.  For example, while the Shares trade on NYSE Arca until 4:00 P.M., New York City time, liquidity in the markets for the Portfolio’s financial instruments or the assets underlying the instruments may be reduced after the close of the principal markets for these instruments or underlying assets.  As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during this “gap” in market trading hours.

Computation of the Trust’s Net Asset Value

On each Business Day, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 P.M., New York City time), the Trust Administrator determines the net asset value of the Trust, the NAV and the Basket Amount as of that date. The NAV is the net asset value of the Trust divided by the number of outstanding Shares. The Basket Amount is the NAV multiplied by the number of Shares comprising a Basket.

Net asset value of the Trust means the total assets of the Trust including all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of United States generally accepted accounting principles (“U.S. GAAP”), consistently applied under the accrual method of accounting.  In particular, net asset value of the Trust includes any unrealized profit or loss on open forward contracts and futures contracts, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

On each day on which the Trust Administrator must determine the net asset value of the Trust, the NAV and the Basket Amount, the Trust Administrator values all futures and forward trading positions, all Short-Term Securities and other cash and non-cash assets in the Portfolio for use by the Trust Administrator in the determination of the Trust’s net asset value.

The current market value of all open futures contracts, whether traded on a United States exchange or a non-United States exchange, is determined by the Trust Administrator based upon the settlement price for that particular futures contract traded on the applicable exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules, procedures or actions of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated may be the basis for determining the market value of the position for that day.

The current market value of all open forward contracts is based upon the prices determined by the Trust Administrator utilizing data from an internationally recognized valuation service for those types of assets.

The Sponsor will provide the Trust Administrator with the value, or the source for value, of all Trust Property not specified above and of any Trust Property specified above whose value cannot be determined pursuant to the valuation methodology described below or as to which the Sponsor has determined such methodology to be inappropriate as a basis for valuation. In such event the Sponsor may in its discretion (and, under extraordinary circumstances, will) value any asset of the Trust pursuant to other principles that it deems fair and equitable so long as those principles are consistent with industry standards and are in compliance with all applicable regulatory requirements.  In this context, “extraordinary circumstances” includes, for example, periods during which a valuation price for a forward contract or a settlement price of a futures contract is not available due to force majeure-type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance or due to a trading or other restriction imposed by an exchange on which the forward contract or futures contract is traded.

On each Business Day, the Trust Administrator subtracts the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), accrued expenses and other liabilities on that day from the value of the Trust’s assets as of the time of calculation on that Business Day.  The difference is the Trust’s “Adjusted Net Asset Value.”  Fees computed by reference to the value of the Trust or its assets (including the Sponsor’s Fee) are calculated based on the Adjusted Net Asset Value.  The Trust Administrator subtracts the fees of the Trust calculated on an Adjusted Net Asset Value basis to determine the Trust’s net asset value.

One of the reasons that the Sponsor may replace the Trust Administrator is if, in the judgment of the Sponsor, it ceases to provide regular or accurate valuations.

The NAV for each Business Day is distributed through major market data vendors and published online at www.resonancefunds.com, or any successor thereto.  The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated.

You should note that while the NAV is updated on each Business Day, the NAV is calculated by reference to assets that trade on futures exchanges or other markets, including in non-U.S. jurisdictions.  Accordingly, the NAV may not always reflect the same-day valuation of assets that trade on markets in non-U.S. jurisdictions if one or more of those markets are not open for business on any given Business Day.

Trust Expenses

The Trust is obligated under the Trust Agreement to pay all of its ordinary and extraordinary expenses, including:

Sponsor’s Fee: An allocation to be paid by the Trust to the Sponsor monthly in arrears and accrues daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value of the Trust. The Sponsor’s Fee is paid in consideration of the Sponsor’s management and advisory services, and includes compensation relating to its services as Adviser. For a description of how the NAV of the Trust is calculated, see “—Computation of the Trust’s Net Asset Value” above.

Syndication and Filing Expenses: Expenses incurred in connection with organizing the Trust and up to the initial offering of the Shares upon commencement of its trading operations are paid by the Trust. Organization and initial offering expenses relating to the Trust that are paid by the Trust means those expenses incurred in connection with its formation, the qualification, the listing on NYSE Arca, registration and the anticipated offering of the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust prior to commencing trading operations (which occurred contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which occurred contemporaneously with the commencement of the offering of the Shares) and thereafter, the Trust bears the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Trust expects that the continuous offering fees and expenses of the Trust will be approximately [●]% per annum of the Trust’s NAV, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Trust Operating Expenses: The Trust pays all of the routine operational, administrative and other ordinary and extraordinary fees and expenses, including, but not limited to, (i) the fees and expenses of the Trustee, the Adviser, the Delaware Trustee, the Trust Administrator, the Processing Agent, the Settlement Agent, the Registrar and the Custodian, (ii) the Exchange listing fees, (iii) printing, mailing and duplication costs, (iv) the audit and accounting fees and expenses, (v) the fees for registration of the Shares with the SEC, (vi) all expenses and application fees incurred in connection with any filing with, and clearance of any offering of Shares by, FINRA, (vii) the qualification of the Shares under state securities laws, if applicable, (viii) tax preparation expenses and tax reporting costs, (ix) legal expenses, (x) any indemnification of the Sponsor, the Adviser, the Trustee, the Processing Agent, the Settlement Agent, the Custodian, the Trust Administrator, the Tax Administrator and the Delaware Trustee, (xi) all taxes and governmental charges and (xii) all marketing expenses of the Trust. The Trust expects that all of the routine operational, administrative and other ordinary fees and expenses of the Trust will be approximately [●]% per annum of the Trust’s NAV.

Brokerage Commissions and Fees:  The Trust pays all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities or liquidation of Trust property. On average, total charges paid to commodity brokers are expected to be approximately $[●] per round-turn trade, although the commodity brokers’ brokerage commissions and trading fees are determined on a contract-by-contract basis. The Trust expects that the brokerage commissions and fees to be approximately [●]% of the NAV of the Trust in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Extraordinary Services: The Trust pays all costs and expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or actions taken by the Trustee or the Sponsor to protect the Trust or the interests of registered owners or beneficial owners.

Other Costs: The Trust pays all other costs and expenses related to the administration of the Trust not mentioned above.

The Sponsor and the Trustee may amend or terminate the Trust’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

The Trustee also is entitled to charge the Trust for all expenses and disbursements incurred by the Trustee, with the consent of the Sponsor, in connection with actions it deems necessary or desirable to protect the Trust or the rights and interests of holders of the Shares, including fees and disbursements of its legal counsel, and the Trustee will be entitled to be reimbursed for those expenses by the Trust.

The Sponsor or its delegate will sell or liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay.  The Sponsor will have no responsibility for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Tax Administrator

The Trust will retain [●] as Tax Administrator to provide tax accounting and tax reporting services.  The Trust may terminate the Tax Administrator at any time.

SELECTED FINANCIAL DATA

The following tables set forth selected financial data for the Trust.  The selected financial data as of [●], 2012 and for the period from [●], 2012 (commencement of operations) through [●], 2012 have been derived from the audited financial statements included elsewhere in this prospectus.  The selected financial data presented herein should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, including the notes thereto, and other historical financial information included elsewhere in this prospectus.

As of [●], 2012 or for the Period from [●], 2012 through [●], 2012
(Dollar amounts in $000’s, except for per Share amounts)
Total assets	$
Total gain (loss) on sales of short-term investments and currency forward and futures contracts	$
Net gain (loss)	$
Weighted-average Shares outstanding
Net gain (loss) per Share	$
Net cash flows	$

SUPPLEMENTARY FINANCIAL INFORMATION

Quarterly Income Statements*
(Dollar amounts in $000’s, except for per Share amounts)

Resonance Emerging Markets Macro Trust

	Three Months Ended (Unaudited)				Year Ended [●]
	[●]	[●]	[●]	[●]
Investment Income
Interest	$	$	$	$	$
Total investment income
Expenses
Sponsor’s fees
Brokerage commissions and fees
Total expenses
Net investment loss
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Short-term investments
Currency forward contracts
Futures contracts
Net change in unrealized appreciation/depreciation on:
Foreign currency translations
Currency forward contracts
Futures contracts
Net realized and unrealized gain (loss)
Net gain (loss)	$	$	$	$	$
Net gain (loss) per Share	$	$	$	$	$
Weighted-average Shares outstanding

	Three Months Ended (Unaudited)				Year Ended [●]
	[●]	[●]	[●]	[●]
Investment Income
Interest	$	$	$	$	$
Total investment income
Expenses
Sponsor’s fees
Brokerage commissions and fees
Total expenses
Net investment loss
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Short-term investments
Currency forward contracts
Futures contracts
Net change in unrealized appreciation/depreciation on:
Foreign currency translations
Currency forward contracts
Futures contracts
Net realized and unrealized gain
Net gain (loss)	$	$	$	$	$
Net gain (loss) per Share	$	$	$	$	$
Weighted-average Shares outstanding

*	Certain totals may not sum due to rounding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

The Trust is a newly formed entity and, at the time of effectiveness of the registration statement of which this prospectus is a part, does not have any operating results.

Liquidity and Capital Resources

A significant portion of the assets of the Trust are held in cash, U.S. Treasury bills and other Short-Term Securities which are used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and forward contracts as described elsewhere in this prospectus.  The percentage that cash, U.S. Treasury bills and Short-Term Securities given as collateral bears to the total assets of the Trust varies from day to day, depending on the changes in the market values of the contracts held in the Portfolio.

The Trust’s liquidity needs arise in connection with payment of (1) mark-to-market and termination costs of futures and forward contracts with respect to which the Trust is “out of the money,” (2) margin securing the Trust’s exposure to one or more positions in the Portfolio, (3) redemption of Baskets, (4) the Sponsor’s Fee, (5) trading fees and commissions, and (6) administrative, operational and marketing expenses.

The Trust is expected to generate liquidity from (1) mark-to-market and termination payments received with respect to futures and forward contracts with respect to which the Trust is “in the money,” (2) the sale of Baskets, (3) any interest earned on its cash and other instruments (including, when and to the extent they become available to the Trust, securities held as collateral for the Trust’s trading obligations), and (4) the disposition of its assets.

The Trust’s futures contracts may from time to time be subject to periods of illiquidity due to market conditions, regulatory limits or other reasons.  Futures exchanges limit the fluctuations during a single day of prices of the contracts traded on such exchanges by regulations known as “daily limits.”  Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract cannot be taken or liquidated unless the parties are willing to affect the trade at a price equal to or within the daily limit.

The Trust’s Portfolio or one or more of its futures or forward contract positions may prove to be illiquid.  Such illiquidity could cause or exacerbate losses to the Trust.

Because the Portfolio may include a variety of trading positions, the Trust’s capital is at risk due to changes in the value of such positions or other assets (market risk) or the inability of counterparties to perform (credit risk).

Market Risk

The Portfolio consists of positions in certain futures and forward contracts and cash and other financial instruments which may be used, as needed, to secure the Trust’s trading obligations with respect to those trading positions.  Depending upon the level of diversification of the Portfolio at any given time, fluctuations in the value of one or more trading positions of the Trust may have a significant impact on the value of the Shares.  The value of any futures and forward contracts in the Portfolio at any time is expected to reflect the market value of the underlying asset, although this correlation may not be exact.  The market risk associated with the trading positions in the Portfolio could, potentially, be the entire Portfolio.  The Trust’s exposure to market risk is also influenced by a number of factors, including the liquidity of the assets in the Portfolio, market conditions in U.S. and non-U.S. markets, including foreign currency markets and foreign currency exchange rates, market volatility and activities of other market participants.

Credit Risk

In respect of each over-the-counter trading position in the Portfolio, the Trust is exposed to the credit risk of a default by the relevant counterparty.  In the case of such a default, the Trust could be unable to recover amounts due to it on its trading positions and assets posted as margin.  The Portfolio is also exposed to the credit risk of the obligors of any Short-Term Securities posted as margin.

Off-Balance Sheet Arrangements and Contractual Obligations

The Trust does not use and is not expected to use special purpose entities to facilitate off-balance sheet financing arrangements.  The Trust does not have and is not expected to have loan guarantee arrangements or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the interest of the Trust.  While the Trust’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust’s financial position.  The Trust is contractually obligated to maintain margin with the Clearing FCM and its foreign currency prime broker.  Under extreme circumstances, such contractual obligations could demand substantially all of the assets of the Trust.

Critical Accounting Policies

The financial statements of the Trust and accompanying notes are prepared in accordance with U.S. GAAP.  The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s financial positions and results of operations.  These estimates and assumptions may affect the Trust’s application of accounting policies.  Please refer to Note [●] to the financial statements of the Trust for a further discussion of the Trust’s accounting policies.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware.  The Trust intends to issue and redeem Shares on a continuous basis.  The required consideration for the Trust’s issuance of Shares is cash.  The Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee governs the Trust and sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee.  Delaware law governs the Trust Agreement, the Trust and the Shares.  The following summary of material provisions of the Trust Agreement is qualified by reference to the entire Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Share represents a unit of fractional undivided beneficial interest in the Trust.  Substantially all of the assets of the Trust consist of the Portfolio held by the Trustee on behalf of the Trust.  The Trust may hold cash necessary to cover its ordinary and extraordinary expenses.  Any cash held by the Trustee on behalf of the Trust would be held in a non-interest-bearing account.  The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

There is a patent pending on certain aspects of the investment strategy that is used by the Adviser.

The processing of orders for the creation and redemption of Baskets will be handled by the Processing Agent on behalf of the Trust.  Copies of certain books and records of the Trust showing the names and addresses of all participants in the Trust will be maintained at the offices of the Processing Agent at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217.  The Processing Agent will not be an affiliate of the Sponsor.  The Trust may terminate the Processing Agent at any time.

Creation of Baskets

The Trust intends to offer Baskets on a continuous basis to Authorized Participants.  To order the issuance of a new Basket, an Authorized Participant must submit a purchase order to the Processing Agent prior to 4:00 P.M. (New York City time) on a day that is an Eligible Business Day.  Purchase orders received after 4:00 P.M. (New York City time) on an Eligible Business Day, or on a day that is not an Eligible Business Day will be treated as received on the next following Eligible Business Day.  A purchase order received on an Eligible Business Day that immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day is referred to as a “Special Purchase Order.”

After submitting a purchase order or Special Purchase Order on an Eligible Business Day, the purchasing Authorized Participant must deposit with the Settlement Agent, by 6:00 P.M. (New York City time) on the same day, an amount equal to 105% in the case of a purchase order (110% in the case of a Special Purchase Order) of the Basket Amount announced by the Trust on the immediately preceding Business Day (the “Deposit Amount”).  If the Settlement Agent does not receive the deposit, the purchase order or Special Purchase Order is automatically cancelled.

To receive the Shares comprising a new Basket, the purchasing Authorized Participant must pay to the Settlement Agent the sum of (i) the Basket Amount announced by the Trust on the first Business Day immediately following the day when the purchase order or Special Purchase Order was received by the Processing Agent, as purchase price of such new Shares, plus (ii) a transaction fee to the Processing Agent at the time of placing the order of $[●] per purchase order or Special Purchase Order, plus (iii) in the case of a Special Purchase Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Special Purchase Order (such sum, which will be greater than the Basket Amount, the “Purchase Order Execution Price”).

If the Deposit Amount received from the purchasing Authorized Participant is equal to, or greater than, the Purchase Order Execution Price, the Trust issues the new Basket on the second Business Day (the third Business Day, in the case of a Special Purchase Order) following the day when the purchase order or Special Purchase Order was received by the Processing Agent and returns to the purchasing Authorized Participant the excess (if any) of the Deposit Amount over the Purchase Order Execution Price (without any interest thereon).  In all other cases, the Trust only issues the new Shares when the purchasing Authorized Participant has deposited with the Settlement Agent immediately available funds in an amount equal to the difference between (i) the Purchase Order Execution Price and (ii) the Deposit Amount.

Only Authorized Participants are able to transfer the required consideration and receive Baskets in exchange.  Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.  An Authorized Participant has no obligation to create or redeem Baskets for itself or on behalf of other persons.  An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients.  The Sponsor and the Trustee maintain a current list of Authorized Participants.  As of the date of this prospectus, [●], [●], and [●] are the only Authorized Participants.

The Sponsor will have the absolute right to reject any creation order, including, without limitation, (1) creation orders that the Processing Agent determines are not in proper form, (2) creation orders that the Sponsor determines would have adverse tax or other consequences to the Trust, (3) creation orders the acceptance of which would, in the opinion of counsel to the Sponsor, result in a violation of law, (4) creation orders in respect of which the Settlement Agent has not received the corresponding Deposit Amount by 6:00 P.M. (New York City time) on the date the creation order was received, or (5) during any period in which circumstances make transactions in, or settlement or delivery of, Shares or components of the Portfolio impossible or impractical.  None of the Sponsor, the Processing Agent, the Settlement Agent, the Trust Administrator, the Trust or any of their agents are liable to any person for the Sponsor’s rejection of a creation order.

The Sponsor may suspend the creation of Baskets, or postpone the issuance date, for as long as it considers necessary for any reason.  None of the Sponsor, the Processing Agent, the Settlement Agent or the Trustee, the Trust or any of their agents are liable to any person for such suspension or postponement.

Redemption of Baskets

The Trust intends to redeem Baskets on a continuous basis from Authorized Participants.  To redeem a Basket, an Authorized Participant must submit its redemption order to the Processing Agent prior to 4:00 P.M. (New York City time) on a day that is an Eligible Business Day.  Redemption orders received after 4:00 P.M. (New York City time) on an Eligible Business Day, or on a day that is not an Eligible Business Day will be treated as received on the next following Eligible Business Day.  A redemption order received on an Eligible Business Day that immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day is referred to as a “Special Redemption Order.”

After submitting a redemption order or Special Redemption Order on an Eligible Business Day, the redeeming Authorized Participant must, not later than 6:00 P.M. (New York City time) on the same day, either

(i) confirm in writing to the Settlement Agent that the Shares comprising the Baskets to be redeemed have been transferred by the redeeming Authorized Participant from its account at DTC to the Settlement Agent’s account at DTC, or

(ii) deposit with the Settlement Agent an amount per Basket to be redeemed equal to 105% (110% in the case of a Special Redemption Order) of the Basket Amount announced by the Trust on the immediately preceding Business Day (the “Deposit Amount”).

If such confirmation or deposit is not received, the redemption order or Special Redemption Order is automatically cancelled.

The amount of cash that a redeeming Authorized Participant will be entitled to receive from the Settlement Agent in exchange for a Basket surrendered to the Settlement Agent for redemption is an amount equal to (i) the Basket Amount announced by the Trust on the first Business Day immediately following the day when the redemption order or Special Redemption Order was received by the Processing Agent, minus (ii) in the case of a Special Redemption Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Special Redemption Order (such amount, the “Redemption Order Execution Price”).

Once the redeeming Authorized Participant has transferred to the Settlement Agent’s account at DTC the total number of Shares comprising the Baskets to be redeemed, the Settlement Agent will credit the redeeming Authorized Participant’s account at DTC with an amount equal to the sum of (i) the Redemption Order Execution Price and (ii) the Deposit Amount (if any) deposited by the redeeming Authorized Participant; the payment to the redeeming Authorized Participant will take place not earlier than on the second Business Day (the third Business Day, in the case of a Special Redemption Order), and (in the discretion of the Trust) not later than the fourth Business Day, following the date when the redemption order or Special Redemption Order was received by the Processing Agent.

The Sponsor will have the absolute right to reject any redemption order or Special Redemption Order, including, without limitation, (1) redemption orders or Special Redemption Orders that the Processing Agent has determined are not in proper form, (2) redemption orders or Special Redemption Orders the acceptance of which would, in the opinion of counsel to the Sponsor, result in a violation of law, (3) redemption orders or Special Redemption Orders in respect of which the redeeming Authorized Participant has not by 6:00 P.M. (New York City time) on the date the redemption order or Special Redemption Order was received either confirmed in writing to the Settlement Agent that the Shares comprising the Baskets to be redeemed have been transferred by the redeeming Authorized Participant from its DTC account to the Settlement Agent’s DTC account, or deposited with the Settlement Agent the corresponding Deposit Amount, or (4) during any period in which circumstances make transactions in, or settlement or delivery of, Shares or components of the Portfolio impossible or impractical.  None of the Sponsor, the Processing Agent, the Settlement Agent, the Trust Administrator, the Trust or any of their agents are liable to any person for the Processing Agent’s rejection of a redemption order or Special Redemption Order.

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca or any exchange on which the Trust’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.  None of the Sponsor, the Processing Agent, the Settlement Agent, the Trust Administrator, the Trustee or any of their agents are liable to any person for such suspension or postponement.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust.  DTC has accepted the Shares for settlement through its book-entry settlement system.  So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares, registered in the name of a nominee of DTC.  Investors are able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC.  No investor is entitled to receive a separate certificate evidencing Shares.  Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section.  Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Limitation of Liabilities

You cannot lose more than your investment in the Shares.  Under Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Cash and Other Distributions

If the Sponsor determines, in its absolute discretion, that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders.  The Trust has no obligation and is not expected to make periodic distributions to Shareholders.

If the Trust receives any property in respect of Trust property other than cash, the Trustee, at the direction of the Sponsor, may distribute that property to the Shareholders by any means lawful, equitable or feasible.  If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, may adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned.  Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid.  It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent.  Neither the Sponsor nor the Trustee will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or reclassification or combination (including to effectuate what is commonly referred to as a “reverse split”) in the number of Shares outstanding.  The Trustee will not be required to distribute any fraction of a Share in connection with a split or reclassification or combination of the Shares.  As directed by the Sponsor, the Trustee will sell the aggregated fractions of Shares that would otherwise be distributed in a split or reclassification or combination of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

The Shares do not have any voting rights.  However, registered holders of at least 25% of the Shares have the right to require the Sponsor to remove the Trustee if the Trustee fails to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “—Amendment and Dissolution.”

Taxes and Other Charges in Connection with Creations and Redemptions

Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets are obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions to the Shareholders.  It may also sell Trust assets, by public or private sale, to pay any taxes owed.  Registered holders of Shares remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust—Computation of the Trust’s Net Asset Value.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations of the Sponsor, the Trustee and the Trust’s other agents.  It also limits the liability of such persons.  The Sponsor and the Trustee:

•
are obligated to take only the actions specifically set forth in the Trust Agreement without gross negligence, bad faith violation of the implied covenant of good faith and fair dealing or willful misconduct;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement without gross negligence or willful misconduct; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, the Sponsor, the Trustee and the Trust’s other agents are entitled to be indemnified by the Trust for any liability or expense they incur without gross negligence, bad faith violation of the implied covenant of good faith and fair dealing or willful misconduct on their part.

Derivative Actions

No holder of a Share may maintain a derivative action on behalf of the Trust unless holders of at least 10% of the outstanding Shares join in the bringing of such action.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.  If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or alters or changes the powers, preferences or special rights of the Shares, so as to affect them adversely, it will not become effective until 30 days after the Trustee notifies the registered holders of the amendment.  At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.  However, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for U.S. federal income tax purposes unless 100% of Shareholders consent.

The Sponsor will dissolve the Trust if:

•	the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Sponsor that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•
the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination;

•
the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable.  Such circumstances might occur, by way of illustration and not of limitation, if (1) legal, regulatory or market changes result in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategy; (2) it becomes impossible to compute the net asset value of the Portfolio or to assess accuracy of such valuations; or(3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost effective;

•
the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

•
the Sponsor fails to undertake or perform any of the duties which by the terms of the Trust Agreement are required by it to be undertaken or performed, or the Sponsor becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•
the Sponsor's registration as a commodity pool operator under the CEA, or membership with the NFA (if, in either case, such registration is required under the CEA or the rules promulgated thereunder) is suspended, revoked or terminated.

The Trustee will notify DTC at least 30 days before the date for dissolution of the Trust.  After dissolution, the Sponsor and its agents will do the following under the Trust Agreement but nothing else:  (1) collect distributions pertaining to Trust property, (2) pay, or make reasonable provision for payment, the Trust’s claims and obligations and sell assets as necessary to meet those claims and obligations and (3) deliver Trust property upon surrender and cancellation of Shares.  Ninety days or more after dissolution, the Sponsor may sell any remaining Trust property in a public or private sale.  After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares.  The Trustee will not invest the money and will have no liability for interest.

Requirements for Trustee Actions

Before the Trustee registers a transfer of Shares, makes a distribution on Shares, or permits the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trust may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Sponsor to the Trust Administrator or Agent

The Sponsor may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Trustee, the Delaware Trustee, any Authorized Participant or any Shareholders.  The Sponsor may terminate any Trust Administrator or agent at any time and is not required to appoint a new Trust Administrator or agent.

Custody of Certain Trust Assets

The creation and redemption of Baskets is effected through cash transactions, which involve contemporaneous transfers.  To the extent the Trust has property that requires a custodian, the Sponsor will appoint an agent qualified to maintain the property of the Trust.

Replacement of the Trustee

The Trustee may resign at any time and its resignation will take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion at any time after the first anniversary of the date of the Trust Agreement.

If at any time the Trustee ceases to be a Qualified Bank or is in material breach of its obligations under the Trust Agreement and the Trustee fails to cure such breach within thirty (30) days after receipt of written notice from the Sponsor, or registered holders of at least 25% of the outstanding Shares, specifying such default and requiring the Trustee to cure such default, the Sponsor may remove the Trustee and the removal will take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

If the Trustee resigns or is removed, the Sponsor will use its reasonable efforts to appoint a successor Trustee, which must be a Qualified Bank.  Every successor Trustee will be required to execute and deliver to its predecessor and to the Sponsor an instrument in writing accepting its appointment.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes.  This eliminates the need for physical movement of securities certificates.  DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.  DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates are not issued for the Shares.  Instead, a global certificate is signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC.  The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The Trustee and the DTC Participants  designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants.  Owners of beneficial interests in the Shares are shown on, and the transfers of ownership are effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants.  Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares.  Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor.  Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee is entitled to treat DTC as the holder of the Shares for all purposes.

THE SPONSOR

The Sponsor

The Sponsor is Resonance Advisors LLC, a Delaware limited liability company.  The Sponsor’s primary business function with respect to the Trust is to direct the management of the Trust and to act as commodity pool operator of the Trust.  The Sponsor was formed as a Delaware limited liability company on July 11, 2012.  The Sponsor also is the Trust’s Adviser.

Resonance Holdings, Inc., a Delaware corporation formed on August 8, 2011, is the sole member of the Sponsor.  The Sponsor is managed by a Board of Managers comprised of Benjamin Savage and James Waldinger.

The Sponsor is registered under the CEA as a commodity pool operator and will be a member of the NFA.

The Sponsor’s principal office is located at 155 Wooster Street, Suite 8R, New York, NY 10012.

The Sponsor maintains at its principal office all of the books and records of the Trust.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca.  The Sponsor is entitled to receive from the Trust as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears.  For a description of how the net asset value of the Trust will be calculated, see “Business of the Trust—Computation of the Trust’s Net Asset Value.”

Except as described below, neither the Sponsor nor any of its principals are expected to hold any beneficial interest in the Trust (other than the Sponsor’s nominal investment in Shares in connection with its role as Tax Matters Partner of the Trust).  The Sponsor and its principals are permitted to trade commodity interests for their own accounts.  The Sponsor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals of the Sponsor

Benjamin Savage is the Co-Chief Executive Officer and Chief Financial Officer of the Sponsor and James Waldinger is the Co-Chief Executive Officer of the Sponsor. Heather Wyckoff is the Chief Operating Officer and General Counsel of the Sponsor.

Benjamin Savage.  Mr. Savage began working on the formation of Resonance Holdings, Inc., the sole member of the Sponsor, in December 2009 and generally is responsible for overseeing all aspects of the Sponsor’s business.  Prior to that, from September 2007 until November 2009, Mr. Savage was a Senior Investment Associate at Bridgewater Associates, a large asset manager.  From June 2006 until September 2006, Mr. Savage was a Summer Analyst at Capital Research & Management, a large mutual fund and separate account manager, where he was responsible for covering advertising agency equities.  From January 2001 until December 2005, Mr. Savage was an Analyst (from January 2001 until June 2001), an Associate (from June 2001 until December 2003), a Vice President (from December 2003 until May 2005), and later a Consultant (from May 2005 until December 2005) for Wasserstein & Co., a privately-held merchant banking firm.  From August 1999 until December 2000, Mr. Savage was an Analyst at Wasserstein Perella & Co. (the predecessor to Wasserstein & Co.), a boutique investment and merchant banking firm.  Mr. Savage earned an MBA from Stanford Graduate School of Business in May 2007 and a BA in Philosophy from Yale University in May 1999.

James Waldinger.  Mr. Waldinger began working on the formation of Resonance Holdings, Inc., the sole member of the Sponsor, in December 2009 and generally is responsible for overseeing all aspects of the Sponsor’s business.  Prior to that, from June 2009 to October 2009, Mr. Waldinger was a business development consultant to Rypple (later acquired by Salesforce), an early-stage technology company focused on professional performance feedback.  From August 2007 until April 2009, Mr. Waldinger was a Research and Trading Associate for Clarium Capital Management LLC, a hedge fund adviser that pursued global macro strategies.  Mr. Waldinger also was a Venture Associate at Clarium from June 2004 until January 2005.  From July 2006 until September 2006, Mr. Waldinger was the Chief Executive Officer of Sardonyx, Ltd., a Nevada-based start-up in the hospitality industry.  From July 2002 until April 2003, Mr. Waldinger was a Public Relations Account Executive in the Corporate Affairs Department of Edelman, a global public relations firm.   Mr. Waldinger earned a B.A. in History from Yale University in May 2001.  He attended Stanford Law School and Stanford Graduate School of Business, when he earned a JD and an MBA, respectively, in June 2007.

Heather Wyckoff.  Ms. Wyckoff joined Resonance Holdings, Inc. in February 2012 and is responsible for overseeing the Sponsor’s legal matters and various aspects of its back office operations.  Prior to that, from September 2011 until February 2012, she was an Associate in the Investment Management group at Seward & Kissel LLP.  From September 2005 through August 2011, Ms. Wyckoff was an Associate in the Financial Services group in the New York office of Katten Muchin Rosenman LLP.  Ms. Wyckoff earned a J.D. from Fordham University Law School in May 2005 and an A.B. in Government from Dartmouth College in June 2002.

THE TRUSTEE

The Trustee of the Trust is The Bank of New York Mellon, a New York banking corporation.  The Trustee’s principal office is located at One Wall Street, New York, NY 10286.  The Trustee has the authority to delegate certain of its responsibilities under the Trust Agreement to a Trust Administrator or agent.

The Bank of New York Mellon will also serve as the Processing Agent, the Settlement Agent and the Trust Administrator.  The Bank of New York Mellon’s principal office is located at One Wall Street, New York, NY 10286.  The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.  Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500.  A copy of the Trust Agreement will be available for inspection at the Trustee’s offices located at 2 Hanson Place, 12th Floor, Brooklyn, NY 11217.  Books and records of the Trust are maintained at the principal office of the Sponsor located at 155 Wooster Street, Suite 8R, New York, NY 10012.

The Sponsor has delegated the valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust to the Trust Administrator.  The Sponsor may terminate the Trust Administrator at any time or appoint different agents to act on its behalf.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor may remove the Trustee in its discretion at any time after the first anniversary of the date of the Trust Agreement and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days.  The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

THE DELAWARE TRUSTEE

Wilmington Trust, National Association, a national banking association, is the Delaware Trustee of the Trust.  The Delaware Trustee is not entitled to exercise any of the powers, and does not have any of the duties or responsibilities, of the Trustee.  The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act that at least one trustee of the Trust have its principal place of business in Delaware.

THE ADVISER

The Adviser is Resonance Advisors LLC, a Delaware limited liability company.  The Adviser serves as the commodity trading advisor for the Portfolio, as well as the Trust’s Sponsor.  The Adviser is the commodity trading advisor of the Trust and will at all times be either registered as a commodity trading advisor and a member of the NFA or properly exempt from such registration and membership.  The Trust has entered into the Advisory Agreement with the Adviser, which provides the Adviser with discretionary authority to make all trading and investment decisions with respect to the Portfolio’s assets, subject to specified limitations which seek to ensure that:  (i) the Trust does not become an investment company subject to the registration requirements of the Investment Company Act, (ii) the Adviser is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended and (iii) the Trust meets the requirements of the Code and regulations thereunder to be treated as a partnership for federal income tax purposes.  The Adviser may enter into sub-advisory agreements with certain agents or dealers.  For more information regarding the principals of the Adviser, see “The Sponsor.”

THE FUTURES COMMISSION MERCHANT

The Trust will enter into a futures customer account agreement with a futures commission merchant (the “Clearing FCM”) that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions.  [●] will be the initial Clearing FCM of the Trust.  The Trust may employ other futures commission merchants or foreign brokers for the execution of futures transactions.

[●] is a registered securities broker-dealer and futures commission merchant.  [●] is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business.  [●]’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on [●]’s financial condition.

THE FOREIGN CURRENCY PRIME BROKER

The Trust will enter into an agreement with [●] for the provision of foreign currency prime brokerage services to the Trust.  This agreement will not be exclusive and, accordingly, the Trust may from time to time use foreign currency prime brokerage services from other sources.  See “Risk Factors—Risks Relating to Futures and Forward Trading—The Trust is subject to counterparty risk” and “—Unlike the securities markets, customers of futures brokers do not have the benefit of any government or industry-backed insurance scheme in the event that funds are stolen or missing; consequently, the failure of the Clearing FCM to segregate assets or the insolvency of the Trust’s foreign currency prime broker may increase losses.”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor and the Adviser intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor and the Adviser to the Shareholders.

There are certain entities with which the Sponsor or the Adviser may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest.  These entities include the following:  affiliates of the Adviser and the Sponsor (including Resonance Holdings, Inc.) and each of their respective affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)).

The activities of the Sponsor, the Adviser and the Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders.  The Sponsor, the Adviser or one or more Affiliates may in the future engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same types of assets as the Trust.  The trading activities of the Sponsor, the Adviser and the Affiliates are carried out without reference to positions held directly or indirectly by the Trust and may result in the Sponsor, the Adviser, the Trustee or an Affiliate having positions that are adverse to those of the Trust. The Sponsor, the Adviser or one or more of the Affiliates may in the future be involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust.  The Sponsor, the Adviser or one or more Affiliates may act as an investor, investment banker, research provider, investment manager, financier, underwriter, adviser, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.

Thus, the Trust may have multiple business relationships with and may invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which the Sponsor, the Adviser or an Affiliate performs or seeks to perform investment management or other services.

No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust.  As a result, an Affiliate may compete with the Trust for appropriate investment opportunities.  As a result of this and several other factors, the results of the Trust’s investment activities may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Trust could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts.  The opposite result is also possible.

The Trust may, from time to time, enter into transactions in which other clients of the Sponsor, the Adviser or an Affiliate have an adverse interest.  Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Trust.  Transactions by one or more Affiliate-advised clients or the Sponsor, the Adviser or the Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategy of the Trust.

The Trust’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions.  An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Trust or who engage in transactions with or for the Trust, and may receive compensation for such services.

The activities of the Sponsor, the Adviser, the Trustee or the Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its shareholders.

The Sponsor

The Sponsor is also the Trust’s Adviser; therefore, the Sponsor has a conflict of interest with respect to its selection of itself as the Trust’s Adviser over other third-party advisers and may have a conflict of interest with respect to its obligation to oversee its activities as the Adviser.  In particular, the Sponsor, which has the authority in its discretion to remove itself as the Adviser, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so.

In addition, the Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes different duties.  The professional staff of the Sponsor also may service other affiliates of the Sponsor and their respective clients.  Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Trust consistent with its or their respective duties to the Trust and others.

As described elsewhere in this prospectus, the Sponsor is entitled to receive from the Trust as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value of the Trust and is payable monthly in arrears.  See “Business of the Trust—Computation of the Trust’s Net Asset Value.”  This allocation may be higher than the amount the Trust would negotiate with an unaffiliated third party on an arm’s-length basis.

The Adviser

The Adviser may, from time to time, have conflicting demands in respect of its obligations to the Trust.  The Adviser and its affiliates may engage in trading activities relating to financial instruments that are not for the account of, or on behalf of, the Trust or the Shareholders (e.g., other client accounts and proprietary accounts).

A conflict of interest may also arise where the Adviser finds that futures positions established for the benefit of the Trust, when aggregated with the Adviser’s positions in other accounts of the Adviser (or the proprietary or other positions of its principals or affiliates), approach or exceed the position limits or position accountability levels set by the CFTC or the relevant futures exchange in a particular contract (whether single-month, spot month or all-months-combined).  All futures contracts managed by the Adviser and its affiliates in respect of a particular futures contract are combined for position limit purposes and/or accountability level purposes.  It is possible that the Adviser may approach or reach such position limits or position accountability levels and, if so, will have a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available.  In addition, if the position limits are exceeded by the Adviser (or its principals or affiliates) in the opinion of the CFTC or other regulatory body, exchange, or board of trade, the Adviser may be forced to liquidate certain positions in order to comply with the applicable position limit requirements or to reduce its position below the exchange accountability level.  If the Adviser exceeds a position accountability level, the Adviser may be asked to reduce the Trust’s position, to refrain from increasing the size of the Trust’s position, or to respond to Exchange inquiries regarding positions held by the Trust and other accounts managed by the Adviser and its affiliates.  If the Adviser liquidates positions held on behalf of its accounts, it may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management.  The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits.

Certain affiliates of the Adviser may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the strategies and/or exposures targeted by the Trust, or which may compete or conflict with the Trust’s activities.  Further, a conflict of interest may also arise where the Adviser receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, under its management.  Unlike the asset-based fee arrangement established between the Adviser and the Trust, an account with an incentive-based fee arrangement would pay the Adviser a portion of that account’s gains or provide additional compensation if the Adviser meets or exceeds specified performance targets.  It is possible that the Adviser may devote greater resources and allocate more investment opportunities to the accounts that have incentive-based fee arrangements, relative to other accounts under the Adviser’s management, including the Trust, in order to earn higher compensation.  The Adviser may also devote greater resources and allocate more investment opportunities to accounts with higher asset-based fees, lower expenses or greater total assets under management.  Although the Adviser intends to allocate resources and opportunities equitably among accounts under its management regardless of the existing fee arrangements, the Adviser may choose not to do so.  The result would be a reduction in the potential opportunities for profit and adverse effect on the price of the Shares.

The Clearing FCM

The Clearing FCM may act from time to time as a futures commission merchant for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest.  The compensation received by the Clearing FCM from such accounts may be more or less than the compensation received for brokerage services provided to the Trust.  In addition, various accounts traded through the Clearing FCM (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or may compete with the Trust for the same positions.  The Clearing FCM may have a conflict of interest in its execution of trades for the Trust and for other customers.  However, the Sponsor will not retain any futures commission merchant for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Clearing FCM will benefit from executing orders for other customers, whereas the Trust may be harmed to the extent that the Clearing FCM has fewer resources to allocate to the Trust’s accounts due to the existence of such other customers.  Certain officers or employees of the Clearing FCM may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations.  In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust.  If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders.  The Trust has no obligation to make, and does not expect to make, periodic distributions to Shareholders.  The Sponsor receives greater Sponsor’s Fees as the value of the Portfolio’s net assets increase. The Sponsor faces a potential conflict of interest in determining whether to make periodic distributions because such distributions would decrease the net assets of the Portfolio and result in a decrease of the Sponsor’s Fee, which is determined on the basis of such net assets.

PAST PERFOMANCE INFORMATION

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.  NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of the Shares.  Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”).  This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, tax-exempt organizations, (ii) persons that hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the U.S. dollar, (iv) persons liable for alternative minimum tax, or (v) persons that do not hold Shares as capital assets.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Department (“U.S. Treasury”) regulations, Internal Revenue Service (“IRS”) rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations.  As the law is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.  The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares.  Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust

Morrison & Foerster LLP has acted as counsel to the Trust in connection with this offering.  The Trust has received an opinion from Morrison & Foerster LLP that, although the matter is not free from doubt due to the lack of IRS guidance and direct legal authority such as a court case, the Trust will not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation.  This opinion is based on certain assumptions and upon representations made by the Trust. Given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the Trust’s activities and the possibility of future changes in its circumstances, that result cannot be assured. As explained in more detail below, if for any reason the Trust were taxable as a corporation for U.S. federal income tax purposes, among other things, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders, the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation and the Trust would be required to pay income tax at corporate rates on its net income.

You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.  It must be emphasized that the opinion of Morrison & Foerster LLP is based on various assumptions relating to the Trust’s organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants made by the Trust, and the Sponsor regarding the Trust’s organization, operation, assets, activities, and conduct of the Trust’s operations, and assumes that such representations and covenants are accurate and complete.  Such representations include, as discussed further below, representations to the effect that the Trust will meet the “qualifying income exception” described below and will not be engaged in a financial business, although there is no clear guidance on what constitutes a financial business under the tax laws.

While it is expected that the Trust will operate so that the Trust will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Trust is undertaking and the possibility of future changes in its circumstances, it is possible that the Trust will not so qualify for any particular year.  Morrison & Foerster LLP has no obligation to advise the Trust or the Trust’s Shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law.  The Trust’s taxation as a partnership will depend on the Trust’s ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Morrison & Foerster LLP.  Accordingly, no assurance can be given that the actual results of the Trust’s operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes.  A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof.  It is expected that initially or in the future the Trust will be treated as a publicly traded partnership.  If 90% or more of the gross income of a publicly traded partnership during each taxable year consists of “qualifying income,” as defined in Section 7704(d) of the Code, and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”).  Qualifying income generally includes interest (other than certain contingent interest), dividends, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Trust) a principal activity of which is the buying and selling of commodities or options, futures or forwards with respect to commodities, income or gains from such commodities or such options, futures, or forwards.  In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities are not treated as qualifying income.  The Trust is expected to take the position that for purposes of determining whether it will be engaged in a financial business, portfolio investing activities that it will engage in will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities.  While it is expected that the Trust will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge the Trust’s compliance with the qualifying income requirements and assert that the Trust is a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any reason the Trust becomes taxable as a corporation for U.S. federal income tax purposes, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation.  The Trust would be required to pay income tax at corporate rates on its net income.  Distributions by the Trust to the Shareholders would constitute dividend income taxable to such Shareholders, to the extent of the Trust’s earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero; the payment of these distributions would not be deductible by the Trust.  These consequences would have a material adverse effect on the Trust, the Trust’s Shareholders and the value of the Shares.

If, at the end of any taxable year the Trust fails to meet the qualifying income exception, the Trust may still be treated as continuing to meet the qualifying income exception if the Trust is entitled to relief under the Code for an inadvertent termination of partnership status.  This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Trust agrees to make such adjustments or to pay such amounts as are determined by the IRS.  It is not possible to state whether the Trust would be entitled to this relief in any or all circumstances.  It also is not clear under the Code whether this relief is available for the Trust’s first taxable year as a publicly traded partnership.  If this relief provision is not applicable to a particular set of circumstances involving the Trust, it will not qualify as a partnership for U.S. federal income tax purposes.  Even if this relief provision applies and the Trust retains its partnership qualification, the Trust or its Shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that the Trust will qualify to be taxed as a partnership for U.S. federal income tax purposes.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares.  Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. The amount realized will include your share of the Trust’s liabilities, as well as any proceeds from the sale, exchange or other taxable disposition of Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (i) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and (ii) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you.  For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments” below.

Creation and Redemption of Baskets

Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket.  If the Trust disposes of an asset in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you.  An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the asset that is allocated to you.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that:  (i) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (ii) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (iii) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (iv) a noncorporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such noncorporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Holder’s adjusted gross income.  To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares.

You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months.  The Trust has not yet determined whether it will make such an election.  A noncorporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions.  Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be equal to your proportionate interest in the items allocated by the Trust and will be determined by the Trust Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.”  Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the Trust Agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear.  Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships.  The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to holders of Shares in a manner that reflects the holders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable U.S. Treasury regulations.  It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the U.S. Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month.  By investing in the Shares, a Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month.  As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis.  It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions.  In that event, the Trust’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Portfolio.  This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”).  The intended effect of these allocations is to allocate any built-in gain or loss in the Portfolio at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse Section 704(c) allocations.  More specifically, the Trust will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”).  As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition.  Furthermore, the applicable U.S. Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable U.S. Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment.  The Code and regulations do not contemplate monthly allocation or revaluation conventions.  If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares.  If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders.  The Trustee and the Sponsor are authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code.  Such an election is irrevocable without the consent of the IRS.  This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Portfolio and will require the Trust to make a corresponding adjustment to its share of the tax basis in the Portfolio that will be segregated and allocated to the purchaser of the Shares.  These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Portfolio assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in the Portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of Portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships.  To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments.  It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the U.S. Treasury regulations and will require different basis adjustments to be made.  If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares.  The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares.  Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust assets.

Constructive Termination

The Trust will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period.  Such a constructive termination results in the closing of the Trust’s taxable year for all holders of Shares.  In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination.  The Trust would be required to make new tax elections after a termination, including a new election under Section 754.  A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.

Securities Lending Transactions Involving Shares

Shareholders whose shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares.  If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition.  In addition, during the period of the loan, (i) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (ii) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income.  Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from lending your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

The Trust will file a partnership return rather than a trust return.  Generally, the amount and allocation of your share of the Trust’s items of income, gain, loss, deduction, expense and credit for U.S. federal income tax purposes, and the time when you receive your tax reporting information, should generally be the same as if the Trust were to file a trust return.  However, the manner in which tax reporting information is provided to investors will be affected.

Because the Trust will file a partnership return, tax information will be reported to Shareholders on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year.  Each IRS Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.  If a Shareholder engages a tax expert to assist in the preparation of the Shareholder’s tax returns because of the IRS Schedule K-1, the Shareholder will incur additional fees and expenses.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “—Partnership Allocations and Adjustments” and “—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations.  These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Trust.  If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors.  If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors.  The Trustee and the Sponsor are authorized to revise the Trust’s allocation method to comply with applicable law.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder.  The Sponsor will represent the Trust as the Trust’s “Tax Matters Partner” during any audit and in any dispute with the IRS. A partnership ordinarily designates a “Tax Matters Partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS. Each Shareholder will be informed of the commencement of an audit of the Trust.  In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the Shareholders.

Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of his return.  Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Tax Matters Partner will make some elections on the Trust’s behalf and on behalf of the Trust’s Shareholders.  In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against Shareholders for items in the Trust’s returns.  The Tax Matters Partner may bind a Shareholder with less than a 1% profits interest in the Trust to a settlement with the IRS unless that Shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner.  The Tax Matters Partner may seek judicial review, by which all the Shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Shareholder having at least a 1% interest in profits or by any group of Shareholders having in the aggregate at least a 5% interest in profits.  However, only one action for judicial review will go forward, and each Shareholder with an interest in the outcome may participate.

Treatment of Trust Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Trust’s income, gain, loss, deduction and other items for the Trust’s taxable year ending with or within its taxable year. In computing a Shareholder’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the Trust. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Trust generates taxable income but does not make cash distributions. The Trust’s taxable year will end on December 31 unless otherwise required by law. The Trust will use the accrual method of accounting.

The character and timing of income that the Trust earns from the positions in its investment strategy will depend on the particular U.S. federal income tax treatment of each such position.  The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress may change the manner in which certain transactions are taxed.  The IRS has released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities.  The Notice asks for comments about, among other questions, when an investor in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions.  It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect.  However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Trust’s investments, possibly with retroactive effect.  As the Trust passes its items of income, gain and loss to Shareholders, any change in the manner in which the Trust accounts for these items could have an adverse impact on the Shareholders of the Trust.

Interest Income from U.S. Treasury Bills

Shareholders will take into account their share of ordinary income realized by the Trust from accruals of interest on U.S. Treasury Bills (“T-Bills”) held by the Trust.  The Trust may hold T-Bills with “original issue discount,” in which case Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year.  The Trust may also acquire T-Bills with “market discount.”  Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Trust.

Section 1256 Futures and Forward Contracts

Many of the commodity futures contracts, foreign currency futures contracts and foreign currency forward contracts held by the Trust are expected to be “Section 1256 Contracts” (as such term is defined in Section 1256(b) of the Code).  The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts.  Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year.  If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.  Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax.  However, certain currency contracts that would be treated as Section 1256 Contracts nevertheless give rise to ordinary income or loss.  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.  Generally, a Section 1256 Contract does not include any “securities futures contract” or any option on such a contract.

Certain Securities Futures Contracts

Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index, such as an index linked security futures contract.  Generally, any gain or loss from the sale or exchange of a securities futures contract is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates has (or would have) in the hands of the taxpayer.  If the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss.  Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) generally will be short-term capital gain or loss.

Mixed Straddle Election

The Code allows a taxpayer to elect to offset gains and losses from positions, which are part of a “mixed straddle.”  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.  Pursuant to Temporary Regulations, the Trust may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.  The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes.  The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear.  Therefore, there is no assurance that a mixed straddle account election by the Trust will be accepted by the IRS.

Effect of Straddle Rules on Shareholder’s Securities Positions

The IRS may treat certain positions in securities held (directly or indirectly) by a Shareholder and its indirect interest in similar securities held by the Trust as “straddles” for U.S. federal income tax purposes.  Shareholders should consult their tax advisers regarding the application of the “straddle” rules to their investment in the Trust.

Other Investments

In addition to Section 1256 Contracts, it is possible that the Trust will enter into forward contracts, futures contracts, swap transactions or other types of investments the timing and character of which will differ than that of Section 1256 Contracts.

Additional Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, certain noncorporate Shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their Shares.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return.  (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.)  In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request.  These provisions can apply to transactions not conventionally considered to involve abusive tax planning.  Consequently, it is possible that such disclosure could be required by the Trust or the Shareholders (i) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (ii) possibly in other circumstances.  Furthermore, the Trust’s material advisers could be required to maintain a list of persons investing in the Trust pursuant to the Code.  While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid.  In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements.  U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI.  Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.  UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner.  However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains.  The income of the Trust will be passive investment income generally excluded from UBTI and the Trust will not incur “acquisition indebtedness.”  Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “non-U.S. Holder” means a beneficial owner of Shares that is a non-resident alien individual, a foreign corporation or a foreign estate or trust.

The Trust will conduct its activities in such a manner that a non-U.S. Holder of the Trust’s Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares.  Non-U.S. Holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business.  Non-U.S. Holders that are corporations may also be subject to a 30% branch profits tax.  The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. Holder resides or is organized.  There can be no assurance that the IRS will not assert successfully that some portion of the Trust’s income is properly treated as effectively connected income with respect to the Trust’s Shareholders.

Subject to the discussion under “Foreign Account Tax Compliance Act,” in addition, if you are a non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to U.S. federal income or withholding tax provided that you meet certain requirements and you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements.

Subject to the discussion under “Foreign Account Tax Compliance Act” and the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains.  However, in the case of an individual non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.  Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”), enacted on March 18, 2010, will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution, unless such institution enters into an agreement with U.S. Treasury to collect and provide to U.S. Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

In addition, under FATCA, “passthru payments” made by a foreign financial institution to “recalcitrant holders” or non-compliant foreign financial institutions are subject to a 30% U.S. withholding tax. A “recalcitrant holder” generally is a holder of an account with a foreign financial institution that fails to comply with reasonable requests for information that will help enable the relevant foreign financial institution to comply with its reporting requirements. A “passthru payment” is any Withholdable Payment or other payment (including non-U.S. source payments) to the extent attributable to any Withholdable Payment. The IRS has issued a notice indicating that a payment will be attributable to a Withholdable Payment to the extent of a percentage determined by dividing the sum of the foreign financial institution’s U.S. assets by the sum of the institution’s total assets, each as determined on certain testing dates. However, if the proposed U.S. Treasury regulations are finalized in their current form, a passthru payment will be any Withholdable Payment and any “foreign passthru payment,” which has yet to be defined.

Pursuant to proposed U.S. Treasury regulations, if finalized in their current form, the withholding tax will not be imposed on payments made under obligations outstanding on January 1, 2013. In addition, the IRS has issued a notice indicating that withholding under the Foreign Account Tax Compliance Act will begin no earlier than January 1, 2014.

Although the application of FATCA to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your Shares will be subject to FATCA under the rules described above if such proceeds are treated as an indirect disposal of your interest in assets that can produce U.S. source interest or dividends.

In certain circumstances, the Trust may liquidate a non-compliant Shareholder’s Shares or form and operate an investment vehicle organized in the United States that is treated as a “domestic partnership” under the Code and transfer such Shareholder’s Shares to such investment vehicle.

You should consult your own tax adviser regarding the requirements under FATCA with respect to your own situation.

Backup Withholding

The Trust will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain State, Local and Foreign Income Tax Matters

In addition to the U.S. federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Trust.  State and local laws often differ from U.S. federal income tax laws with respect to the classification of the Trust and the treatment of specific items of income, gain, loss, deduction and credit.  A Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.  One or more states may impose reporting requirements on the Trust and/or the Shareholders.  Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

Each Shareholder may be required to file returns and pay state and local tax on its share of Trust income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by the Trust.  The Trust may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the Shareholders.  Any amount withheld generally will be treated as a distribution to each particular Shareholder.  However, an individual Shareholder may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the Shareholder is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on the Trust, the amount of which is levied in whole or in part based on the status or identity of a Shareholder, such tax will be allocated as an expense attributable to that Shareholder and the amount will be withheld from any distribution to such Shareholder.

The following discussion of the application of the New York State and New York City tax laws to the Trust and its Shareholders assumes full compliance with the terms of the Trust Agreement and applicable law (and other relevant documents). The New York City Unincorporated Business Tax (“UBT”) is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” The Trust anticipates that it should not be subject to the UBT by reason of such “own account” exemption. However, qualification of the Trust for the “own account” exemption depends on the assets and sources of income of the Trust for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Trust will conform to prior experience. By reason of a similar “own account” exemption, it is also anticipated that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Trust. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Trust. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Trust may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Trust, unless certain exemptions apply. There is presently some uncertainty as to whether any such exemption, including the exemption for a “portfolio investment partnership” as defined in the applicable rules, would apply. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

State and local taxes may be significant.  Prospective Shareholders are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the Trust’s Shares.

Foreign Taxes

It is possible that certain interest received by the Trust from sources within foreign countries will be subject to withholding taxes imposed by such countries.  In addition, the Trust may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.  It is impossible to predict in advance the rate of foreign tax the Trust will pay since the amount of the Trust’s assets to be invested in various countries is not known.

Shareholders will be informed by the Trust as to their proportionate share of any foreign taxes paid by the Trust, which they will be required to include in their income.  Shareholders generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.  A Shareholder that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Shareholder’s federal tax (before the credit) attributable to its total foreign source taxable income.  A Shareholder’s share of the Trust’s interest from non-U.S. debt securities generally will qualify as foreign source income.  Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller.  In the case of a partnership, the determining factor is the residence of the partner.  Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a Shareholder that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries).  Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest.  In addition, for foreign tax credit limitation purposes, the amount of a Shareholder’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income.  One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Shareholder who owns (directly or indirectly) foreign assets.  For these purposes, foreign assets owned by the Trust will be treated as owned by the investors in the Trust and indebtedness incurred by the Trust will be treated as incurred by investors in the Trust.

Because of these limitations, Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Trust.  The foregoing is only a general description of the foreign tax credit under current law.  Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Shareholder, investors are advised to consult their own tax advisers.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations.  No assurance can be given as to whether, or in what form, any proposals affecting the Trust or the Trust’s Shares will be enacted.  The IRS pays close attention to the proper application of tax laws to partnerships.  The present U.S. federal income tax treatment of an investment in the Trust’s Shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.  For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for the Trust to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes.  The Trust and its Shareholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts (IRAs) and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plan or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan.  Government plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but may be subject to substantially similar rules under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, which are collectively referred to as Similar Laws.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to:  (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (c) the Plan’s funding objectives; and (d) whether under the general fiduciary standards of investment prudence and diversification the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2).  Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying assets held in the Trust, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plans.  A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Shares were acquired by a Plan with respect to which the Trust or any of its affiliates are a party in interest or a disqualified person.  For example, if the Trust is a party in interest or disqualified person with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), the sale of property between a plan and a party in interest prohibited by ERISA Section 406(a)(1)(A) and Code Section 4975(c)(1)(A) between the investing Plan and the Trust may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

Prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Shares.  Those class and statutory exemptions include:

•      PTCE 96-23—for certain transactions determined by in-house asset managers;

•      PTCE 95-60—for certain transactions involving insurance company general accounts;

•      PTCE 91-38—for certain transactions involving bank collective investment funds;

•      PTCE 90-1—for certain transactions involving insurance company separate accounts;

•      PTCE 84-14—for certain transactions determined by independent qualified professional asset managers; and

•      ERISA § 408(b)(17); Code § 4975(d)(20)—statutory exemption for certain transactions with service providers.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Shares by a Plan, Shares may not be purchased by any Plan (including any governmental plan (as defined in Section 3(32) of ERISA), church plan (as defined in Section 3(33) of ERISA) or foreign plan (as described in Section 4(b)(4) of ERISA), or any person investing the assets of any such plan, unless its purchase, holding and disposition of the Shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.  Any purchaser or holder of Shares or any interest in the Shares will be deemed to have represented by its purchase and holding of the Shares that either:

•      it is not a Plan, or a governmental, church, or foreign plan subject to Similar Laws, and is not purchasing the Shares or interest in the Shares on behalf of or with the assets of any such plan; or

•      its purchase, holding and disposition of the Shares or interest in the Shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

In addition, any purchaser that is a Plan, or a governmental, church, or foreign or that is acquiring the Shares on behalf of a such a plan, including any fiduciary purchasing on behalf of such a plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Shares that (a) neither the Sponsor, the Trustee, the Delaware Trustee, the Adviser, nor any of their affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any Similar Laws) with respect to the acquisition, holding or disposition of the Shares, or as a result of any exercise by the Seller of any rights in connection with the Shares, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the Shares and the transactions contemplated with respect to the Shares, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the Shares is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such Shares and not a fiduciary to such purchaser.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of Shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of Shares, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the Shares by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of Shares to a Plan is in no respect, a representation by the Trust, the Sponsor, the Adviser or the underwriters that any investment in the Shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

The Trust intends, on a continuous basis, to issue Baskets to Authorized Participants in exchange for consideration in cash per Share equal to the net asset value per Share announced by the Trust on the first Business Day immediately following the day when the purchase order is received by the Trust.  Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust a “distribution,” as such term is used in the Securities Act, will be occurring.  Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.  For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  With respect to the Initial Shares, the Initial Authorized Participants are acting as underwriters.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all of the activities that would lead to designation as an underwriter and subject a particular merchant participant to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust.  An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it creates.

Authorized Participants that offer Shares from the Baskets they create to the public do so at a per-Share offering price that varies depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Unless otherwise agreed, the Trust does not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets.  Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account.  Investors should review the terms of their brokerage accounts for details on applicable charges.

The Shares are expected to be listed for trading on NYSE Arca under the symbol “REMM.”

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA.  Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Any Authorized Participant may make a market in the Shares.  However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Shares.

[●], [●] and [●] are the Initial Authorized Participants. On [●], 2012, the Initial Authorized Participants agreed to purchase from the Trust at a per Share price of $[●], [●] Baskets comprising [●] Shares (the “Initial Shares”). The Initial Authorized Participants intend to make a public offering of the Initial Shares at a price per Share that will vary depending, among other factors, on the net asset value per Share and the trading price of Shares on the NYSE Arca at the time of the offer. Shares offered by the Initial Authorized Participants at different times may have different offering prices. The Initial Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Initial Shares.

The Sponsor has agreed to indemnify the Initial Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Initial Authorized Participants may be required to make in respect thereof.

Selling Restrictions

Each of the Authorized Participants, severally and not jointly, represents and agrees that it has not and will not offer, sell, or deliver any Share, directly or indirectly, or distribute this prospectus, or any other offering material relating to any of the Shares, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations.

LEGAL MATTERS

The validity of the Shares will be been passed upon for the Sponsor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Morrison & Foerster LLP, New York, New York as special United States tax counsel to the Sponsor, will provide an opinion regarding certain federal income tax matters relating to the Trust and the Shares.

EXPERTS

The financial statements of the Trust as of [●], 2012 that will be included in this prospectus will be so included in reliance on the report of [●], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act.  This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, is available online at www.resonancefunds.com as well as at the SEC website referred to above.

The Trust will be subject to the informational requirements of the Exchange Act, and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC.  These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov.  You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates.  You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Sponsor will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust.  The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.resonancefunds.com.  You also will be provided with appropriate information to permit you, on a timely basis, to file your U.S. federal and state income tax returns with respect to your Shares.  Additional reports may be posted online at www.resonancefunds.com in the discretion of the Sponsor or as required by regulatory authorities.

The information on the website, www.resonancefunds.com, is not considered a part of, or incorporated by reference in, this prospectus or any other document filed with or furnished to the SEC by the Trust or on behalf of the Trust.

Resonance Emerging Markets Macro Trust

Statement of Financial Condition as of [●], 2012

Index

Page
Report of Independent Registered Public Accounting Firm	F-2
Resonance Emerging Markets Macro Trust Statements of Financial Condition as of [●], 2012 (Commencement of Operations)	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Resonance Emerging Markets Macro Trust

Statement of Financial Condition

[●], 2012 (Commencement of Operations)

PART 2

STATEMENT OF ADDITIONAL INFORMATION

RESONANCE EMERGING MARKETS MACRO TRUST

THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE DOCUMENT AND A
STATEMENT OF ADDITIONAL INFORMATION.  THESE PARTS ARE BOUND
TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

[●], 2012

TABLE OF CONTENTS

THE FUTURES MARKETS	2-1

GLOSSARY	2-4

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place.  The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery.  A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

Futures Exchanges

Futures contracts are traded on organized exchanges known as “contract markets” in the United States.  At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position.  This operates to terminate the position and fix the trader’s profit or loss.  Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant” (“FCM”), which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction.  Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease.  As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.”  For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures.  This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his or her FCM in order to initiate futures trading or to maintain an open position in futures contracts.  The market participant normally makes to, and receives from, the FCM subsequent daily payments as the price of the futures contract fluctuates.  These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”  By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.

A margin deposit is similar to a cash performance bond.  It helps assure the futures trader’s performance of his or her obligations under contracts he or she purchases or sells.  Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the underlying commodity being traded.  Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation.  The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

2-1

FCMs carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by the FCM.  When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM.  If the margin call is not met within a reasonable time, the FCM may close out the trader’s position.  With respect to the Trust’s trading, only the Trust and not its Shareholders, will be subject to margin calls.

Regulations

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC.  Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.  See “Risk Factors—Risk Factors Relating to Regulatory Requirements—Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.”

Foreign futures exchanges differ in certain respects from their U.S. counterparts.  (Investors should be aware that no governmental U.S. agency regulates the foreign exchange markets.)  In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.  See “Risk Factors—Risks Relating to Futures and Forward Trading—Trading on futures exchanges outside the United States is not subject to U.S. regulation.”

Position Limits

The Dodd-Frank Act required the CFTC to establish federal position limits on futures and options contracts in physical commodities (including energy) and on economically equivalent over-the-counter derivatives.  As mandated by the Dodd-Frank Act, the CFTC has finalized regulations that impose federal position limits with respect to 28 physical delivery commodity futures and options contracts traded across various exchanges as well as to swaps that are economically equivalent to such contracts and directed the U.S. commodities exchanges and boards of trade to adopt corresponding position limits in futures, options and swaps not to exceed the limits adopted by the CFTC.  The new regulations also impose additional compliance and reporting requirements, including position visibility, reporting requirements upon exceeding position limit levels and filing and reporting requirements in connection with claiming aggregation and bona fide hedging exemptions.  The final rule significantly limits the availability of the bona fide hedging exemption to hedging of physical commodity positions or transactions and does not extend to financial hedging or risk management.

In addition to the federal position limits established by the CFTC, many U.S. and foreign futures exchanges impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges.  Under the exchange rules and CFTC regulations, all accounts owned or managed by commodity trading advisors, such as the Adviser, their principals and their affiliates would be combined for position limit purposes.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures contract prices during a single trading day by regulation.  These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.”  The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price.  Once the daily limit has been reached in a particular futures, no trades may be made at a price beyond the limit.  See “Risk Factors—Risks Relating to Regulatory Requirements—Daily exchange position limits may restrict the operation of the Trust.”

2-2

Hedgers and Speculators

The two broad classes of persons who trade futures contracts are “hedgers” and “speculators.”  Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging.  Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  The futures markets enable the hedger to shift the risk of price fluctuations to the speculator.  The speculator, such as the Trust, risks his or her capital with the hope of making profits from price fluctuations in futures contracts.  Speculators, unlike hedgers, rarely take physical delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts or structuring the transaction to be “cash settled.”  The Trust does not anticipate taking or making delivery of any physical commodities or financial instruments underlying the futures contracts.  Since a speculator may take either a long or short position in the futures markets, it is possible for him or her to make profits or incur losses regardless of whether prices go up or down.

2-3

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Adviser”—Resonance Advisors LLC, a Delaware limited liability company, in its capacity as the commodity trading advisor under the Advisory Agreement, or any successor thereto in such capacity.

“Adjusted Net Asset Value”—with respect to the Trust, as of any date, the value of the Trust’s assets as of such date minus all Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that date.

“Advisory Agreement”—the Investment Advisory Agreement between the Trust and the Adviser, as it may be amended from time to time.

“Authorized Participant”—A person who, at the time of submitting to the Trust a purchase or a redemption order (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, and (3) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement”—An agreement among the Authorized Participant, the Trust and the Sponsor that provides the procedures for the creation and redemption of Baskets.

“Basket”—A block of 100,000 Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount”—As of any date, an amount equal to the product of the NAV on such date and the number of Shares constituting a Basket on such date.

“Business Day”––Any day other than: (a) a Saturday or Sunday; (b) a day on which the Exchange is closed for regular trading; (c) a day on which any of the Adviser, the Processing Agent, the Settlement Agent, the Trust Administrator, the Sponsor or the Trustee is authorized or required by law or regulation to remain closed; or (d) a day on which the Federal Reserve wire transfer system is closed for cash wire transfers.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing FCM”— [●], or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Portfolio.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA”—The United States Commodity Exchange Act, as amended.

“Custodian”—One or more custodians, appointed at any time by the Sponsor, to hold assets of the Trust, as described in the Trust Agreement.

“Delaware Trustee”—Wilmington Trust, National Association, a national banking association.

“DTC”—The Depository Trust Company, or its successor.

“DTC Participant”—An entity that has an account with DTC.

“Dodd-Frank Act”—The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Eligible Business Day”—Any Business Day other than a Business Day which immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day.

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Exchange”—NYSE Arca or any other regulated securities market where the Sponsor may from time to time decide to list the Shares for trading.

“Exchange Act”—The United States Securities Exchange Act of 1934, as amended.

“FINRA”—The Financial Industry Regulatory Authority.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

2-4

“Investment Company Act”—The United States Investment Company Act of 1940, as amended.

“IRS”—The  U.S. Internal Revenue Service.

“JOBS Act”―The Jumpstart Our Business Startups Act enacted on April 5, 2012.

“NAV”—The net asset value per Share.

“NFA”—National Futures Association.

“Portfolio”—At any time, the portfolio of futures and forward contracts, cash and other investments owned by the Trust at such time.

“Processing Agent”—The Bank of New York Mellon, a New York banking corporation, when acting in its capacity as processing agent of the Trust or any successor thereto.

“Qualified Bank”—A bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that, unless counsel to the Sponsor determines that the following requirement is not necessary for the exception under Section 408(m) of the Code to apply, is a banking institution as defined in Section 408(n) of the Code.

“Registrar”—The Trustee or any bank or trust company that is appointed to register Shares and transfers of Shares as provided in the Trust Agreement.

“Sarbanes-Oxley Act”―The Sarbanes-Oxley Act of 2002.

“SEC”—The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act”—The United States Securities Act of 1933, as amended.

“Settlement Agent”—The Bank of New York Mellon, a New York banking corporation, or any successor thereto appointed by the Sponsor as the Trust’s agent for settling creations and redemptions of Baskets with Authorized Participants.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interests in the Trust that are issued by the Trust.

“Short-Term Securities”—U.S. Treasury Securities or other short-term securities, in each case that are eligible as margin deposits under the rules of the relevant exchange.

“Sponsor”—Resonance Advisors LLC, a Delaware limited liability company, in its capacity as the sponsor under the Trust Agreement, or any successor thereto in such capacity.

“Sponsor’s Fee”—An allocation to be paid by the Trust to the Sponsor monthly in arrears and will accrue daily at an annualized rate equal to [●]% of the Adjusted Net Asset Value of the Trust.

“Tax Administrator”— [●], when acting in its capacity as tax administrator of the Trust.

“T-Bill”—U.S. Treasury bill.

“Trust”—Resonance Emerging Markets Macro Trust, a Delaware statutory trust governed pursuant to the Trust Agreement.

“Trust Administrator”—An administrator appointed by the Sponsor pursuant to the Trust Agreement.  The Sponsor has initially appointed as Trust Administrator The Bank of New York Mellon, a New York banking corporation.

“Trust Agreement”—The Amended and Restated Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee, as it may be amended from time to time.

“Trustee”—The Bank of New York Mellon, a New York banking corporation, when acting in its capacity as trustee of the Trust.

“U.S. GAAP”—Generally accepted accounting principles.

“U.S. Treasury”—The U.S. Treasury Department.

“U.S. Holder”― A beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares.

2-5

Resonance Emerging Markets Macro Trust

[●] Shares

PROSPECTUS

[●], 2012

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The Trust bears all of the expenses incurred in connection with the issuance and distribution of the securities being registered.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement incurred without their (1) gross negligence, bad faith violation of the implied covenant of good faith and fair dealing, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
1.1	Distribution Agreement*

4.1	Form of Trust Agreement**†

4.2	Form of Authorized Participant Agreement**

5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality**

8.1	Form of Opinion of Morrison & Foerster LLP as to tax matters

10.1	Form of Investment Advisory Agreement*

10.2	Form of Futures Commission Merchant Agreement*

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)**

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)

23.3	Consent of Independent Registered Public Accounting Firm*

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment.
**	Previously filed.
†	The Form of Amended and Restated Trust Agreement will be filed by amendment.

(b)	Financial Statement schedules: Not applicable.

Item 17. Undertakings.

(a)	The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)
Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the  bona fide  offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 9, 2012.

Resonance Emerging Markets Macro Trust

By:	Resonance Advisors LLC as sponsor

By:	/s/ Benjamin Savage
Benjamin Savage

By:	/s/ James Waldinger
James Waldinger

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes Benjamin Savage and James Waldinger and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Benjamin Savage	Co-Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer	October 9, 2012
Benjamin Savage

/s/ James Waldinger	Co-Chief Executive Officer	October 9, 2012
James Waldinger

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of Resonance Advisors LLC, the sponsor of the Registrant.